Exhibit 10.1

SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is made as of August 4, 2022, by and among INTREPID POTASH, INC., a Delaware corporation (the “Company” and the initial “Borrower”), INTREPID POTASH – MOAB, LLC, a Delaware limited liability company (“Intrepid Moab”), INTREPID POTASH–NEW MEXICO, LLC, a New Mexico limited liability company (“Intrepid New Mexico”), INTREPID POTASH – WENDOVER, LLC, a Colorado limited liability company (“Intrepid Wendover”), 203 E. FLORENCE, LLC, a Delaware limited liability company (“203 E. Florence”), MOAB GAS PIPELINE, LLC, a Colorado limited liability company (“Moab Gas” and together with Intrepid Moab, Intrepid New Mexico, Intrepid Wendover, and 203 E. Florence and each other, each individually, a “Guarantor” and collectively herein, as “Guarantors”), the lenders party hereto (collectively, the “Lenders”, and individually, a “Lender”), and BANK OF MONTREAL, as administrative agent (in such capacity, the “Administrative Agent”).

PRELIMINARY STATEMENTS

A.        Company, Guarantors, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of August 1, 2019 (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Existing Credit Agreement”);

B.         The Company has requested that the Existing Credit Agreement be amended as provided herein; and

C.         Administrative Agent and the Lenders signatory hereto, on the terms and conditions stated below, have agreed to the request of the Company in respect of the amendments to the Existing Credit Agreement set forth herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

Section 1.      Definitions. Initially capitalized terms used but not otherwise defined in this Amendment shall have the respective meanings given thereto in the Existing Credit Agreement, as amended by the terms of this Amendment (as so amended, and as may be further amended, supplemented or otherwise modified from time to time, the “Credit Agreement”).

Section 2.      Amendments to the Credit Agreement.

(a)        Pursuant to Section 11.01 of the Existing Credit Agreement, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, effective on and as of the Second Amendment Date, the Existing Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Existing Credit Agreement attached as Exhibit A hereto.

(b)        Schedule 2.01 {Commitments and Applicable Percentages} to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

(c)        Exhibit B {Form of Compliance Certificate} to the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit B attached hereto.

(d)        Schedule 1.01 {Existing Letters of Credit}, Schedule 1.02 {Mortgaged Property}, Schedule 4.05 {Information Regarding Collateral}, Schedule 5.01 {Good Standing and Foreign Qualification Jurisdictions}, Schedule 6.06 {Litigation}, Schedule 6.08(b)(1) {Owned Real Property}, Schedule 6.08(b)(2) {Leased Real Property}, Schedule 6.09 {Environmental Matters}, Schedule 6.10 {Insurance}, Schedule 6.12(d) {Pension Plans}, Schedule 6.13 {Subsidiaries; Other Equity Investments}, Schedule 6.18 {Labor Matters}, Schedule 6.19 {Deposit Accounts, Securities Accounts and Commodity Contracts}, Schedule 6.22 {Material Contracts}, Schedule 8.01 {Existing Indebtedness}, Schedule 8.02 {Existing Liens}, Schedule 8.03 {Existing Investments}, Schedule 8.08 {Transactions with Affiliates}, Schedule 8.17 {Immaterial Subsidiaries}, and Schedule 11.02 {Administrative Agent’s Office; Certain Addresses for Notices}, in each case to the Existing Credit Agreement, are each hereby amended and restated in their respective entirety to read as set forth on Exhibit C attached hereto.

(e)        Schedule 1.03 (Excluded Real Property) is hereby added in its entirety to read as set forth on Exhibit D attached hereto.

Section 3.      Reallocation of Commitments; New Lenders.

(a)        Reallocation of Commitments. On the Second Amendment Date, (i) the Commitments of each of the Lenders shall be reallocated among the Lenders in accordance with their respective Commitments, as applicable, as set forth opposite such Lender’s name on Schedule 2.01 {Commitments and Applicable Percentages} under the applicable respective headings, and in order to effect such reallocations, all requisite assignments shall be deemed to be made in amounts from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by an Assignment and Assumption Agreement (together with the applicable assignment notice, all in accordance with the terms of Section 11.06 of the Credit Agreement) but without the payment of any related assignment processing fee (which processing fee the Administrative Agent hereby agrees to waive in its discretion), and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which such documentary requirements are hereby waived) and (ii) to the extent applicable, each assignee Lender shall make full cash settlement with each corresponding assignor Lender, through the Administrative Agent, as the Administrative Agent may direct (after giving effect to any netting effected by the Administrative Agent) with respect to all such assignments and reallocations.

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(b)        New Lender(s). From and after the Second Amendment Date, each of (i) AgCountry Farm Credit Services, FLCA, (ii) CoBank, ACB, and (iii) Compeer Financial, PCA (each, a “New Lender” and collectively, the “New Lenders”) shall, in accordance with Section 3(a) of this Amendment, be a party to the Credit Agreement and have all of the rights and obligations of a Lender and a Revolving Credit Lender thereunder and under the other Loan Documents. Each New Lender (a) confirms that it has received copies of the Credit Agreement and the other Loan Documents it has requested, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide its portion of the Commitments on the Second Amendment Date in accordance with Section 3(a) of this Amendment; (b) agrees that it will, independently and without reliance upon the Administrative Agent or any other Lender, based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Loan Documents; (c) confirms that it is and can be an Eligible Assignee; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a “Lender” and a “Revolving Credit Lender” under the Credit Agreement; and (f) simultaneously herewith, delivers to the Administrative Agent the forms prescribed by the Internal Revenue Service of the United States certifying as to such New Lender’s status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to such New Lender under the Credit Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

Section 4.      Conditions Precedent. This Amendment shall become effective upon satisfaction of the following conditions precedent (in each case, in form and substance reasonably acceptable to the Administrative Agent) (the date of satisfaction of all such conditions being referred to herein as the “Second Amendment Date”):

(a)        The Company, the other Loan Parties, the New Lenders, the other Lenders and the Administrative Agent shall have executed and delivered this Amendment to the Administrative Agent;

(b)        The Company and/or the other Loan Parties shall have executed and/or caused to be delivered to the Administrative Agent the other documents, instruments and agreements listed on Annex I attached hereto, in each case in form and substance reasonably satisfactory to the Administrative Agent;

(c)        The Company shall have paid all out-of-pocket fees, charges and disbursements of counsel to the Administrative Agent on or prior to the Second Amendment Date;

(d)        Each of the representations and warranties made by the Loan Parties in or pursuant to Section 6 of this Amendment, in the Credit Agreement and in any other Loan Document (except, in each case, to the extent applicable to an earlier date) shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Second Amendment Date as if made on and as of such date; and

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(e)        No Default or Event of Default shall have occurred and be continuing as of the Second Amendment Date, and no Default or Event of Default shall occur as a result of the effectiveness of this Amendment.

Section 5.      Post-Closing Covenant. Each of the Loan Parties hereby agrees that it shall (a) deliver, or cause to be delivered, to the Administrative Agent, on or prior to thirty days following the Second Amendment Date, amendments to each of the Mortgages in respect of the Mortgaged Property as of the Second Amendment Date, in each case, executed and notarized by the applicable Loan Party, together with such related title searches and title date down endorsements as are reasonably requested by the Administrative Agent, (b) deliver, or cause to be delivered, to the Administrative Agent, on or prior to thirty days following the Second Amendment Date, a Control Agreement with respect to that certain Securities Account maintained by the Company at Raymond James & Associates Inc. bearing account no. xxxxx480 executed and delivered by Raymond James & Associates Inc. and the Company, (c) use commercially reasonable efforts to deliver, or cause to be delivered, to the Administrative Agent, on or prior to sixty days following the Second Amendment Date, a landlord agreement and waiver with respect to each of (i) 707 17th Street, Suite 4200, Denver, CO 80202, (ii) 500 4th Street NW, Suite 404, Albuquerque, NM 87102 and (iii) 2324 W. Pierce Street, Carlsbad, NM 88220, in each case, executed and delivered by the landlord of such real property and the applicable Loan Party and (d) use commercially reasonable efforts to deliver, or cause to be delivered, to the Administrative Agent, on or prior to ninety days following the Second Amendment Date, evidence that the Collateral Assignments relating to New Mexico State Grazing Leases (GT 2459, GM 2911 and GT 0226) have been properly filed, in each case of the immediately preceding clauses (a) through (d), (x) or on or prior to such later date as to which the Administrative Agent may otherwise agree in writing (including via e-mail transmission) in its sole discretion and (y) in form and substance reasonably satisfactory to the Administrative Agent. Any failure of the Loan Parties to comply with all or any portion of this Section 5 shall constitute an immediate Event of Default under Section 9.01 of the Credit Agreement.

Section 6.      Representations and Warranties. Each Loan Party hereby represents and warrants as follows:

(a)        The execution and delivery of this Amendment by such Loan Party, and the performance by such Loan Party of its obligations under this Amendment and each of the other Loan Documents delivered in connection with this Amendment, to which it is a party, is within such Loan Party’s requisite powers, have been duly authorized by all requisite action, including member or partnership action to the extent required, and do not (i) contravene the terms of the Organization Documents of any such Loan Party, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien under (x) any material Contractual Obligation to which such Loan Party is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Loan Party or its property is subject, (iii) result in or require the creation or imposition of any Lien upon any assets of any Loan Party other than Permitted Liens or (iv) violate any material Law in any material respect;

(b)        No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required for the due execution and delivery of this Amendment by such Loan Party, and for the performance by such Loan Party of its obligations under this Amendment or any other Loan Document entered into in connection with this Amendment, to which it is a party, except for authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect;

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(c)        This Amendment has been, and each other Loan Document to be delivered by any Loan Party in connection with this Amendment will have been, duly executed and delivered by such Loan Party. This Amendment and each of the other Loan Documents delivered in connection with this Amendment are the legal, valid and binding obligations of such Loan Party, enforceable against such Loan Party in accordance with their respective terms) except as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles; and

(d)        After giving effect to this Amendment, the representations and warranties of such Loan Party set forth in Article VI of the Credit Agreement or in any other Loan Document, are true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect), on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect) as of such earlier date.

Section 7.      Reference to and Effect On the Loan Documents.

(a)        On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement or such other Loan Document, as amended by, and after giving effect to, this Amendment.

(b)        On and after the effectiveness of this Amendment, each reference in each of the Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by, and after giving effect to, this Amendment.

(c)         The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents.

(d)        Each party hereto hereby agrees that this Amendment shall be a “Loan Document.”

Section 8.      Miscellaneous.

(a)        Full Force and Effect; Reaffirmation. Except as supplemented, modified and amended by this Amendment, the terms and conditions of the Credit Agreement and other Loan Documents shall remain unmodified and shall continue in full force and effect. Company and each other Loan Party hereby reaffirm all of their obligations under the Credit Agreement and other Loan Documents, as supplemented, modified and amended hereby.

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(b)        Counterparts. This Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by fax or other electronic transmission (which shall include “PDF” or “TIFF” format) shall be as effective as delivery of a manually executed counterpart of this Amendment.

(c)        Release. The Company and the other Loan Parties hereby voluntarily and knowingly forever release, discharge, waive and relinquish any and all claims, demands, causes of action of every kind and nature whatsoever, whether in law, in equity or before an administrative agency, whether known or unknown, direct or indirect, fixed or contingent, whether heretofore asserted or not, and whether arising based on a tort or breach of contractual or other duty, arising under or in connection with this Amendment, any other Loan Document or the transactions contemplated thereby based on the acts or omissions of the Administrative Agent or any Lender and each of their past and present officers, directors, managers, employees, partners, agents, shareholders, members, trustees, predecessors, successors, and assigns (the “Released Parties”) existing on or before the date hereof, that the Company or the Loan Parties ever had, have or may have against the Released Parties, in each case other than as arising in respect of gross negligent or willful misconduct of the Administrative Agent or any Lender.

(d)        Reservation of Rights; No Waiver. The Administrative Agent and Lenders have not waived, is not by this Amendment waiving, and has no intention of waiving, any defaults which may occur after the date hereof, and the Administrative Agent and Lenders have not agreed to forbear with respect to any of its rights or remedies concerning any Events of Default, which may have occurred or are continuing as of the date hereof or which may occur after the date hereof. Except as expressly set forth in this Amendment, the Administrative Agent and Lenders reserve all of their respective rights and remedies under the Loan Documents, at law or in equity, and at such times as the Administrative Agent or Lenders from time to time may elect.

(e)        Costs and Expenses. The Company hereby agrees to pay all costs and expenses of the Administrative Agent incurred in connection with this Amendment and the matters contemplated herein in accordance with the terms of Section 11.04 of the Credit Agreement, including all reasonable attorney’s fees (to the extent required by Section 11.04 of the Credit Agreement).

(f)         Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

(g)        Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.[THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by its duly authorized officers as of the day and year first above written.

INTREPID POTASH, INC.,
a Delaware corporation, as a Borrower

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Chief Financial Officer

INTREPID POTASH – MOAB, LLC,
a Delaware limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Chief Financial Officer

INTREPID POTASH–NEW MEXICO, LLC,
a New Mexico limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Chief Financial Officer

INTREPID POTASH – WENDOVER, LLC,
a Colorado limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Amended and Restated Credit Agreement – Intrepid]

203 E. FLORENCE, LLC,
a Delaware limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Chief Financial Officer

MOAB GAS PIPELINE, LLC,
a Colorado limited liability company, as a Guarantor

By: INTREPID POTASH, INC., its Manager

By:	/s/ Matt Preston
Name:	Matt Preston
Title:	Chief Financial Officer

[Signature Page to Second Amendment to Amended and Restated Credit Agreement – Intrepid]

BANK OF MONTREAL,
as Administrative Agent, Letter of Credit Issuer, Swing Line Lender and a Lender

By:	/s/ Manuel Diaz
Name:	Manuel Diaz
Title:	Managing Director

[Signature Page to Second Amendment to Amended and Restated Credit Agreement – Intrepid]

AGCOUNTRY FARM CREDIT SERVICES, FLCA,
as a Lender

By:	/s/ Will Franzmeier
Name:	Will Franzmeier
Title:	Sr. Credit Officer

[Signature Page to Second Amendment to Amended and Restated Credit Agreement – Intrepid]

COBANK, ACB,
as a Lender

By:	/s/ Robert Prickett
Name:	Robert Prickett
Title:	Vice President

[Signature Page to Second Amendment to Amended and Restated Credit Agreement – Intrepid]

COMPEER FINANCIAL, PCA,
as a Lender

By:	/s/ Corey J. Waldinger
Name:	Corey J. Waldinger
Title:	Managing Director, Capital Markets

[Signature Page to Second Amendment to Amended and Restated Credit Agreement – Intrepid]

EXHIBIT A

Amendments to Existing Credit Agreement

[See attached.]

Conformed through:

First Amendment to Amended and Restated Credit Agreement dated as of April 17, 2020

Second Amendment to Amended and Restated Credit Agreement dated as of August 4, 2022

Execution Version

AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of August 1, 2019

among

INTREPID POTASH, INC.,

and

its Subsidiaries that are signatories hereto,

as Borrowers or Guarantors,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

and

BANK OF MONTREAL,

as Administrative Agent, Swing Line Lender, Lead Arranger and Book Runner

Page

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms	1
1.02	Other Interpretive Provisions	~~45~~49
1.03	Accounting Terms	~~46~~50
1.04	Uniform Commercial Code	51
1.05	Rounding	~~47~~51
1.06	Times of Day	~~47~~51
1.07	Letter of Credit Amounts	~~47~~51
1.08	~~Intercreditor Agreement~~	~~47~~[Reserved] 51

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Loan Commitments	~~47~~51
2.02	Borrowings, Conversions and Continuations of Loans	53
2.03	Letters of Credit	~~50~~54
2.04	Swing Line Loans	61
2.05	Repayment of Loans	~~59~~63
2.06	Prepayments	~~59~~64
2.07	Termination or Reduction of Commitments	~~62~~66
2.08	Interest	~~63~~67
2.09	Fees	~~63~~67
2.10	Computation of Interest and Fees	~~64~~68
2.11	Evidence of Debt	~~64~~69
2.12	Payments Generally; the Administrative Agent’s Clawback	~~65~~69
2.13	Sharing of Payments by Lenders	~~67~~71
2.14	Settlement Among Lenders	~~67~~72
2.15	Nature and Extent of Each Borrower’s Liability	~~68~~72
2.16	Cash Collateral	~~71~~75
2.17	Defaulting Lenders	~~72~~76
2.18	Increase in Revolving Credit Commitments	~~74~~78

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes	~~75~~80
3.02	Illegality	~~79~~83

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(continued)

Page

3.03	Inability to Determine Rates	~~80~~; Effect of Benchmark Transition Event 84
3.04	Increased Costs; Reserves on ~~LIBOR~~SOFR Loans	~~81~~87
3.05	Compensation for Losses	~~82~~89
3.06	Mitigation Obligations; Replacement of Lenders	~~83~~89
3.07	Survival	~~83~~89

ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL

4.01	Security	~~84~~90
4.02	~~Inventory~~	~~84~~[Reserved] 90
4.03	After Acquired Property; Further Assurances	~~84~~90
4.04	Cash Management	~~85~~91
4.05	Information Regarding Collateral	~~86~~92

ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01	Conditions of Initial Credit Extension	~~86~~92
5.02	Conditions to all Credit Extensions	~~89~~95

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

6.01	Existence, Qualification and Power	~~90~~96
6.02	Authorization; No Contravention	~~90~~96
6.03	Governmental Authorization; Other Consents	~~90~~96
6.04	Binding Effect	~~90~~96
6.05	Financial Statements; No Material Adverse Effect	~~90~~97
6.06	Litigation	~~91~~97
6.07	No Default	~~91~~97
6.08	Ownership of Property; Liens	~~91~~97
6.09	Environmental Compliance	~~92~~98
6.10	Insurance	~~92~~99
6.11	Taxes	~~93~~99
6.12	ERISA Compliance	~~93~~99
6.13	Subsidiaries; Equity Interests	~~94~~100
6.14	Margin Regulations; Investment Company Act	~~94~~100
6.15	Disclosure	~~94~~100

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(continued)

Page

6.16	Compliance with Laws	~~94~~100
6.17	Intellectual Property; Licenses, Etc.	~~94~~101
6.18	Labor Matters	~~95~~101
6.19	Deposit Accounts and Securities Accounts	~~95~~101
6.20	Anti-Terrorism Laws and Foreign Asset Control Regulations	~~95~~102
6.21	Brokers	~~97~~103
6.22	Material Contracts	~~97~~103
6.23	Senior Indebtedness	~~97~~103
6.24	Immaterial Subsidiaries	~~97~~103

ARTICLE VII
AFFIRMATIVE COVENANTS

7.01	Financial Statements	~~97~~103
7.02	Other Information	~~98~~104
7.03	Notices	~~99~~105
7.04	Payment of Obligations	~~100~~106
7.05	Preservation of Existence, Etc.	~~100~~107
7.06	Maintenance of Properties	~~101~~107
7.07	Maintenance of Insurance; Condemnation Proceeds	~~101~~107
7.08	Compliance with Laws	~~102~~108
7.09	Books and Records	~~102~~108
7.10	Inspection Rights and Appraisals; Meetings with the Administrative Agent	~~102~~108
7.11	Use of Proceeds	~~102~~109
7.12	New Subsidiaries	~~102~~109
7.13	Compliance with ERISA	~~104~~110
7.14	Further Assurances	~~104~~110
7.15	Environmental Laws	~~104~~110
7.16	Treasury Management Services	~~104~~110
~~7.17~~	~~Enhancements to Senior Notes Indebtedness~~	~~104~~
~~7.18~~	~~SBA PPP Loan~~	~~105~~

ARTICLE VIII
NEGATIVE COVENANTS

8.01	Indebtedness	~~105~~111
8.02	Liens	~~107~~113

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(continued)

Page

8.03	Investments	~~109~~115
8.04	Fundamental Changes	~~110~~116
8.05	Dispositions	~~110~~116
8.06	Restricted Payments	~~111~~117
8.07	Change in Nature of Business	~~111~~118
8.08	Transactions with Affiliates	~~111~~118
8.09	Burdensome Agreements	~~112~~118
8.10	Use of Proceeds	~~112~~118
8.11	Prepayment of Indebtedness; Amendment to Material Agreements	~~112~~119
8.12	Financial Covenants	~~113~~120
8.13	Creation of New Subsidiaries	~~113~~120
8.14	Reserved	~~114~~120
8.15	Sale and Leaseback	~~114~~120
8.16	Organization Documents; Fiscal Year	~~114~~120
8.17	Immaterial Subsidiaries	~~114~~120
8.18	Anti-Money Laundering and Terrorism Laws and Regulations	~~114~~121
8.19	Economic Sanctions Laws and Regulations	~~115~~121

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01	Events of Default	~~115~~121
9.02	Remedies Upon Event of Default	~~117~~124
9.03	Application of Funds	~~118~~124

ARTICLE X
ADMINISTRATIVE AGENT

10.01	Appointment and Authority	~~119~~126
10.02	Rights as a Lender	~~119~~126
10.03	Exculpatory Provisions	~~120~~126
10.04	Reliance by the Administrative Agent	~~120~~127
10.05	Delegation of Duties	~~121~~127
10.06	Resignation of the Administrative Agent	~~121~~128
10.07	Non-Reliance on the Administrative Agent and Other Lenders	~~122~~128
10.08	No Other Duties, Etc.	~~122~~129
10.09	The Administrative Agent May File Proofs of Claim; Credit Bidding	~~122~~129

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(continued)

Page

10.10	Collateral Matters	~~123~~130
10.11	Other Collateral Matters	~~124~~130
10.12	Credit Product Arrangement Provisions	~~124~~131
10.13	~~Intercreditor Agreement/Subordination Agreements~~	~~125~~[Reserved] 132
10.14	ERISA Related Provisions	~~126~~132

ARTICLE XI
MISCELLANEOUS

11.01	Amendments, Etc.	~~127~~134
11.02	Notices; Effectiveness; Electronic Communication	~~130~~137
11.03	No Waiver; Cumulative Remedies	~~133~~139
11.04	Expenses; Indemnity; Damage Waiver	~~133~~140
11.05	Marshalling; Payments Set Aside	~~135~~142
11.06	Successors and Assigns	~~136~~142
11.07	Treatment of Certain Information; Confidentiality	~~139~~146
11.08	Right of Setoff	~~140~~147
11.09	Interest Rate Limitation	~~141~~148
11.10	Counterparts; Integration; Effectiveness	~~141~~148
11.11	Survival	~~141~~148
11.12	Severability	~~142~~148
11.13	Replacement of Lenders	~~142~~149
11.14	Governing Law; Jurisdiction; Etc.	~~143~~150
11.15	Waiver of Jury Trial	~~144~~150
11.16	Electronic Execution of Assignments and Certain Other Documents	~~144~~151
11.17	USA PATRIOT Act Notice	~~144~~151
11.18	No Advisory or Fiduciary Responsibility	~~144~~151
11.19	Attachments	~~145~~152
11.20	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~145~~152
11.21	Acknowledgement Regarding Any Supported QFCs	~~145~~152
11.22	Amendment and Restatement; No Novation	~~146~~153

ARTICLE XII
CONTINUING GUARANTY

12.01	Guaranty	~~146~~153
12.02	Rights of Lenders	~~147~~154

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(continued)

Page

12.03	Certain Waivers	~~147~~154
12.04	Obligations Independent	~~147~~154
12.05	Subrogation	~~148~~154
12.06	Termination; Reinstatement	~~148~~155
12.07	Subordination	~~148~~155
12.08	Stay of Acceleration	~~148~~155
12.09	Condition of Borrowers	~~148~~155
12.10	Keepwell	~~148~~155
12.11	Limitation of Guaranty	~~149~~155

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SCHEDULES
1.01	Existing Letters of Credit
1.02	Mortgaged Property
1.03	~~IRB~~Excluded Real Property
2.01	Commitments and Applicable Percentages
4.05	Information Regarding Collateral
5.01	Good Standing and Foreign Qualification Jurisdictions
6.06	Litigation
6.08(b)(1)	Owned Real Property
6.08(b)(2)	Leased Real Property
6.09	Environmental Matters
6.10	Insurance
6.12(d)	Pension Plans
6.13	Subsidiaries; Other Equity Investments
6.18	Labor Matters
6.19	Deposit Accounts, Securities Accounts and Commodity Contracts
6.22	Material Contracts
8.01	Existing Indebtedness
8.02	Existing Liens
8.03	Existing Investments
8.08	Transactions with Affiliates
8.17	Immaterial Subsidiaries
11.02	Administrative Agent’s Office; Certain Addresses for Notices

EXHIBITS
Form of
A-1	Revolving Credit Loan Note
B	Compliance Certificate
C	Security Agreement
E	Assignment and Assumption Agreement
F	Credit Product Notice

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AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of August 1, 2019, among INTREPID POTASH, INC., a Delaware corporation (the “Company”), and each other Subsidiary of the Company that may join hereto as a borrower (together with the Company, each may be referred to individually, as a “Borrower” and collectively herein, as “Borrowers”), INTREPID POTASH – MOAB, LLC, a Delaware limited liability company (“Intrepid Moab”), INTREPID POTASH–NEW MEXICO, LLC, a New Mexico limited liability company (“Intrepid New Mexico”), INTREPID POTASH – WENDOVER, LLC, a Colorado limited liability company (“Intrepid Wendover”), 203 E. Florence, LLC, a Delaware limited liability company (“203 E. Florence”), Moab Gas Pipeline, LLC, a Colorado limited liability company (“Moab Gas” and together with Intrepid Moab, Intrepid New Mexico, Intrepid Wendover, 203 E. Florence and each other Person that may join hereto as a guarantor, each individually, a “Guarantor” and collectively herein, as “Guarantors”), EACH LENDER FROM TIME TO TIME PARTY HERETO (collectively, the “Lenders” and individually, a “Lender”), and BANK OF MONTREAL, as Administrative Agent, Swing Line Lender and a Letter of Credit Issuer.

Preliminary Statements

A.            The Borrowers have requested that Lenders, the Swing Line Lender and the Letter of Credit Issuer provide certain credit facilities to the Borrowers to finance their mutual and collective business enterprise.

B.            Lenders are willing to provide the credit facilities on the terms and conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01            Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“203 E. Florence” has the meaning specified in the introductory paragraph hereto.

“Account” means “accounts” as defined in the UCC.

“Account Debtor” means any Person who is or may become obligated under or on account of any Account, Contractual Obligation, Chattel Paper or General Intangible.

“ACH” means automated clearing house transfers.

“Acquisition” means any transaction, or any series of related transactions, by which a Person, directly or indirectly, acquires (a) any business or assets of another Person which constitute all or substantially all of the assets of such Person or of a division, line of business or other business unit of such Person, whether through purchase of assets, merger or otherwise or (b) a majority of the Voting Equity Interests or other controlling ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon the exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest.

“Additional Commitment Lender” has the meaning specified in Section 2.18(c).

“Adjusted EBITDA” means Consolidated EBITDA subject to Pro Forma Adjustment.

“Adjusted Term SOFR” mean with respect to any tenor, the per annum rate equal to the sum of (i) Term SOFR plus (ii) 0.10% (10 basis points) for one-month, 0.10% (10 basis points) for three-months, and 0.10% (10 basis points) for six-months; provided, that if Adjusted Term SOFR determined as provided above shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Bank of Montreal, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 11.02, or such other address or account as the Administrative Agent may from time to time notify to the Borrower Agent and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For the purposes of Section 8.08 only, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the Voting Equity Interests of such Person.

“Agent Indemnitee” has the meaning specified in Section 11.04(c).

“Agent Indemnitee Liabilities” has the meaning specified in Section 11.04(c).

“Aggregate Revolving Credit Commitments” means, as at any date of determination thereof, the sum of all Revolving Credit Commitments of all Lenders at such date.

“Agreement” means this Credit Agreement.

“Allocable Amount” has the meaning specified in Section 2.15(c)(ii).

“ALTA Survey” means a survey satisfactory to the Administrative Agent prepared in accordance with the standards adopted by the American Land Title Association and the American Congress on Surveying and Mapping in 1997, known as the “Minimum Standard Detail Requirements of Land Title Surveys” and sufficient form to satisfy the requirements any applicable title insurance company to provide extended coverage over survey defects and shall also show the location of all easements, utilities, and covenants of record, dimensions of all improvements, encroachments from any adjoining property, and certify as to the location of any flood plain area affecting the subject Real Property.

“Anti-Corruption Laws” has the meaning specified in Section 6.20.

“Anti-Money Laundering Laws” has the meaning specified in Section 8.17.

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“Applicable Margin” means, ~~until the first Pricing Date (as defined below), the rates per annum shown opposite Level I below, and thereafter~~ from one Pricing Date to the next, the Applicable Margin means the rates per annum determined in accordance with the following schedule:

Level	Consolidated Total Leverage Ratio	Base Rate Loans and Letter of Credit Advances	~~LIBOR~~SOFR Loans and Letter of Credit Fees	Unused Revolving Credit Fee
IV	> 2.75 to 1.0	1.25%	2.25%	0.30%
~~IV~~III	< 2.75 to 1.0 but > 2.00 to 1.0	1.00%	2.00%	0.25%
~~III~~II	< 2.00 to 1.0 but > 1.25 to 1.0	~~.75~~0.75%	1.75%	0.20%
~~II~~I	<1.25 to ~~1.0 but > .50 to~~ 1.0	~~.50~~0.50%	1.50%	0.15%
~~I~~	~~<.50 to 1.0~~	~~0.25 %~~	~~1.25 %~~	~~0.10 %~~

For purposes hereof, the term “Pricing Date” means, for any fiscal quarter of the Company ending on or after June 30, 2019, the date on which the Administrative Agent is in receipt of the Company’s most recent financial statements for the fiscal quarter (or in the case of the last fiscal quarter, the fiscal year) then ended together with the Compliance Certificate for such fiscal quarter (or, as applicable, the fiscal year).  The Applicable Margin shall be established based on the Consolidated Total Leverage Ratio for the most recently completed fiscal quarter (or, as applicable, the fiscal year) and the Applicable Margin established on a Pricing Date shall remain in effect until the next Pricing Date. If the Company has not delivered its financial statements and Compliance Certificate by the date such items are required to be delivered pursuant to Sections 7.01(a), 7.01(b) and 7.01(c), as applicable, until such financial statements and related Compliance Certificate are delivered, the Applicable Margin shall be the highest Applicable Margin (i.e., Level IV shall apply).  If the Company subsequently delivers such financial statements and related Compliance Certificate before the next date that financial statements are otherwise required to be delivered pursuant to Section 7.01(a) or 7.01(b), the Applicable Margin established by such late delivered financial statements and/or related Compliance Certificate shall take effect from the date of delivery until the next Pricing Date.  In all other circumstances, the Applicable Margin established by such financial statements and related Compliance Certificate shall be in effect from the Pricing Date that occurs immediately after the end of the fiscal quarter (or, as applicable, the fiscal year) covered by such financial statements and related Compliance Certificate until the next Pricing Date. Notwithstanding the foregoing, in the event that any financial statement or Compliance Certificate delivered pursuant to Section 7.01(a) or (b) or 7.02(a) is shown to be inaccurate (regardless of whether (i) this Agreement is in effect, (ii) any Commitments are in effect, or (iii) any Credit Extension is outstanding when such inaccuracy is discovered or such financial statement or Compliance Certificate was delivered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any period (an “Applicable Period”) than the Applicable Margin applied for such Applicable Period, then (A) the Company shall promptly deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (B) the Applicable Margin for such Applicable Period shall be determined as if the Consolidated Total Leverage Ratio in the corrected Compliance Certificate were applicable for such Applicable Period, and (C) the Borrowers shall be obligated to pay to the Administrative Agent the accrued additional interest and fees owing as a result of such increased Applicable Margin for such Applicable Period within three (3) Business Days of the date the Administrative Agent provides the Borrower Agent with a reasonably detailed calculation of such accrued additional interest and fees, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.12; provided that, notwithstanding the foregoing, such obligation to pay accrued additional interest and fees shall not otherwise result in the occurrence of an Event of Default pursuant to Section 9.01(a) unless the Administrative Agent shall have delivered a reasonably detailed calculation of such accrued additional interest and fees and the Borrowers shall have failed, for three (3) Business Days following such receipt, to pay such amounts.  Nothing in this paragraph shall limit the rights of the Administrative Agent and Lenders with respect to Sections 2.08(b) and 9.02 nor any of their other rights under this Agreement or any other Loan Document.  The Borrowers’ obligations under this paragraph shall survive the termination of the Commitments and the repayment of all other Loan Obligations hereunder.

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“Applicable Percentage” means, with respect to any Revolving Credit Lender at any time, the percentage (carried out to the ninth decimal place) of the Revolving Credit Facility, represented by the amount of the Revolving Credit Commitment of such Revolving Credit Lender at such time; provided that if the Aggregate Revolving Credit Commitments have been terminated at such time, then the Applicable Percentage of each Revolving Credit Lender shall be the Applicable Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments. The ~~initial~~ Applicable Percentage of each Lender with respect to the Facility, as of the Second Amendment Date is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

“Appropriate Lender” means, at any time, (a) with respect to the Facility, a Lender that has a Commitment with respect to the Facility or holds a Loan under the Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) the Letter of Credit Issuer and (ii) if any Letters of Credit have been issued, the Revolving Credit Lenders and (c) with respect to the Swing Line Sublimit, (i) the Swing Line Lender and (ii) if any Swing Line Loans are outstanding, the Revolving Credit Lenders.

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 11.06(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.

“Assumed Indebtedness” means Indebtedness of a Person which is (a) in existence at the time such Person becomes a Subsidiary or (b) assumed in connection with an Investment in or Acquisition of such Person, and which, in each case, (i) has not been incurred or created in connection with, or in anticipation or contemplation of, such Person becoming a Subsidiary, (ii) only such Person (or its Subsidiaries so acquired) are obligors with respect to such Indebtedness, (iii) such Indebtedness is not a revolving loan facility; and (iv) such Indebtedness is not secured by any Liens on working capital assets.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

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“Audited Financial Statements” means the audited Consolidated balance sheet of the Company and its Subsidiaries for the fiscal year ended December 31, ~~2018~~2021, and the related Consolidated statements of income or operations, retained earnings and cash flows for such fiscal year of the Company and its Subsidiaries, including the notes thereto.

“Auditor” has the meaning specified in Section 7.01(a).

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(b)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.

“Availability” means (a) the Aggregate Revolving Credit Commitments minus (b) Total Outstandings.

“Availability Period” means the period from the Business Day immediately following the Closing Date to the Revolving Credit Termination Date.

“Aviation” means Intrepid Aviation LLC, a Colorado limited liability company.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means Title 11 of the United States Code.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the rate of interest announced by BMO from time to time as its prime rate for such day (with any change in such rate announced by BMO taking effect at the opening of business on the day specified in the public announcement of such change); (b) the Federal Funds Rate for such day, plus 0.50%; or (c) ~~the LIBOR Rate for a one month Interest Period plus 1.00%.~~Adjusted Term SOFR. Any change in the Base Rate due to a change in the prime rate, the quoted federal funds rates, or Term SOFR, as applicable, shall be effective from and including the effective date of the change in such rate. If the Base Rate is being used as an alternative rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above, provided that if the Base Rate as determined above shall ever be less than the Floor, then the Base Rate shall be deemed to be the Floor

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.03.

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“Benchmark Replacement” means the sum of (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body and (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (b) the related Benchmark Replacement Adjustment. If the Benchmark Replacement would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower Agent giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body and (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)            in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)            in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be no longer representative or not to comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness or non-compliance will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means, the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)            a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(c)            a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer, or as of a specified future date will no longer be, representative or do not, or as a specified future date will not, comply with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.03 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark in accordance with Section 3.03.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

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“Blocked Person” has the meaning specified in Section 6.20.

“BMO” means Bank of Montreal.

“BMO Harris” means BMO Harris Bank N.A. and or any of its Affiliates.

“Board of Directors” means, with respect to any Person, (a) in the case of any corporation, the board of directors of such Person or any committee thereof duly authorized to act on behalf of such board, (b) in the case of any limited liability company, the board of managers or board of directors or sole member or manager of such Person or any Person or any committee thereof duly authorized to act on behalf of such board, (c) in the case of any partnership, the Board of Directors of a general partner of such Person and (d) in any other case, the functional equivalent of the foregoing.

“Borrower Agent” has the meaning specified in Section 2.15(g).

“Borrowers” has the meaning specified in the introductory paragraph hereto.

“Borrower Materials” has the meaning specified in Section 7.02.

“Borrowing” means any of (a) a Revolving Credit Borrowing or (b) a Swing Line Borrowing, as the context may require.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located ~~and, if such day relates to any interest rate settings as to a LIBOR Loan, any fundings, disbursements, settlements and payments in respect of any such LIBOR Loan, or any other dealings to be carried out pursuant to this Agreement in respect of any such LIBOR Loan, means any such day that is also a London Banking Day.~~.

“Capital Leases” means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

~~“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act and applicable rules and regulations thereunder, as amended from time to time.1~~

~~“Cares Act Deferred Payments” means all payroll taxes, other Taxes or any other amounts, payment of which is, in each case, deferred in accordance with the CARES Act.2~~

~~“CARES Forgivable Uses” means uses of proceeds of an SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.3~~

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, (a) for the benefit of one or more of the Letter of Credit Issuer or the Revolving Credit Lenders, as collateral for Letter of Credit Obligations or obligations of the Revolving Credit Lenders to fund participations in respect of Letter of Credit Obligations, cash or deposit account balances or, if the Administrative Agent and the Letter of Credit Issuer shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent and the Letter of Credit Issuer or (b) for the benefit of the Administrative Agent, as collateral for Protective Advances or Swing Line Loans that have not been refunded by the Revolving Credit Lenders, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent or (c) for the benefit of the Secured Parties during the continuance of an Event of Default or in connection with the Payment in Full, as collateral for any Obligations that are due or may become due, cash or deposit account balances or, if the Administrative Agent shall agree in its sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to the Administrative Agent. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

~~1 First Amendment.~~

~~2 First Amendment.~~

~~3 First Amendment.~~

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“Cash Equivalents” means any of the following types of property, to the extent owned by the Company or any of its Subsidiaries free and clear of all Liens (other than ~~(x)~~ Liens created under the Security Instruments ~~and (y) Liens in favor of the Senior Notes Agent so long as those Liens are at all times subject to the terms of the Intercreditor Agreement~~):

(a)            cash, denominated in Dollars;

(b)            readily marketable direct obligations of the government of the United States or any agency or instrumentality thereof, or obligations the timely payment of principal and interest on which are fully and unconditionally guaranteed by the government of the United States or any state or municipality thereof (including, without limitation, variable rate demand notes), in each case so long as such obligation is Ratings Compliant;

(c)            Ratings Compliant commercial paper;

(d)            insured certificates of deposit or bankers’ acceptances of, or time deposits with any Lender or with any commercial bank;

(e)            Ratings Compliant readily marketable general obligations of any corporation organized under the laws of any state of the United States of America, payable in the United States of America, expressed to mature not later than twenty-four months following the date of issuance thereof;

(f)            Ratings Compliant money market sweep vehicles; and

(g)            readily marketable shares of investment companies or money market funds that, in each case, invest solely in the foregoing Investments described in clauses (a) through (e) above.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act of 1980.

“CERCLIS” means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“CFCHC” means any Subsidiary that owns no material assets other than the capital stock or indebtedness of one or more CFCs and/or one or more CFCHCs.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted, implemented or issued.

“Change of Control” means an event or series of events by which:

(a)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act, but excluding any employee benefit plan of the Company or its Subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) (i) becomes the “beneficial owner” (as defined in Rules 13d-4 and 13d-6 under the Exchange Act, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the Equity Interests of the Company on a fully-diluted basis (and taking into account all such Equity Interests that such person or group has the right to acquire pursuant to any option right) or (ii) obtains the power (whether or not exercised) to elect a majority of the members of the board of directors or other equivalent governing body;

(b)            except to the extent otherwise permitted by the terms of this Agreement, the Company shall fail to own and control, beneficially and of record (directly or indirectly), 100% of the issued and outstanding Equity Interests of each of the other Loan Parties, except where such failure is the result of a transaction permitted under the Loan Documents; or

(c)            any “change of control” or similar event occurs under the Notes Documents.

“Closing Date” means the first date all the conditions precedent in Section 5.01 are satisfied or waived in accordance with Section 11.01 (or, in the case of Section 5.01(e), waived by the Person entitled to receive the applicable payment).

“Code” means the Internal Revenue Code of 1986.

“Collateral” means, collectively, certain personal property of the Loan Parties or any other Person in which the Administrative Agent or any Secured Party is granted a Lien under any Security Instrument as security for all or any portion of the Obligations or any other obligation arising under any Loan Document.

“Commitment” means a Revolving Credit Commitment.

“Commitment Increase” has the meaning specified in Section 2.18(a).

“Committed Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of ~~LIBOR~~SOFR Loans, in each case, described in Section 2.02.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Company” has the meaning specified in the introductory paragraph hereto.

“Compliance Certificate” means a certificate substantially in the form of Exhibit B.

“Concentration Account” has the meaning specified in Section 4.04(b).

“Conforming Changes” means with respect to either the use of administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” the definition of “U.S. Government Securities Business Day”, the timing and frequency of determining rates and making payments of interest, the timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated” means the consolidation, in accordance with GAAP, of the financial condition or operating results of such Person and its Subsidiaries.

“Consolidated Cash Interest Charges” means, with reference to any period, Consolidated Interest Charges in respect of Consolidated Funded Indebtedness, in each case, for such period paid or payable in cash.

“Consolidated EBITDA” means, for any period, Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income and without duplication, (i) Consolidated Interest Charges, (ii) expense for income, franchise or similar Taxes paid in cash or accrued, (iii) depreciation expense, (iv) amortization expense, (v) impairment expense, (vi) all non-cash expenses related to stock based compensation, (vii) non-cash expenses (other than related to stock based compensation), (viii) extraordinary expenses, (ix) depletion expense, (x) accretion expense, (xi) costs qualifying as abnormal production costs under GAAP, (xii) ~~any deferred financing costs related to prepayments of the Senior Notes~~[reserved], (xiii) ~~any payments of Make-Whole Amount or Required Prepayment Premium on the Senior Notes,~~[reserved], (xiv) any deferred financing costs related to a permanent reduction of commitments to lend under this Agreement, (xv) any restructuring costs, fees and expenses, including without limitation, the closing and related fees paid by the Company in connection with and contemplated by ~~the Senior Notes Agreement,~~ this Agreement ~~and the refinancing of the Existing Credit Agreement (A) in an unlimited amount prior to the Closing Date and (B)~~ in an aggregate amount for this clause (xv) after the ~~Closing~~Second Amendment Date not to exceed $2,000,000, and (xvi) upon written approval of the Administrative Agent, other addbacks in an amount not to exceed $2,500,000 in any period of four consecutive fiscal quarters minus, to the extent included in Consolidated Net Income, (1) extraordinary income or extraordinary gains, in each case as defined by GAAP, (2) all non-cash income or gains, (3) non-recurring or unusual cash income or gains, (4) income tax credits and refunds (to the extent not netted from tax expense), and (5) ~~any cancellation of indebtedness income arising in connection with the forgiveness of the SBA PPP Loan, and (6)~~ any cash payments made during such period in respect of non-cash items described in clause (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses, charges or losses were incurred, all calculated for the Company and its Subsidiaries on a Consolidated basis for such period. Any determination of Consolidated EBITDA shall exclude unrealized gains or losses in respect of Rate Management Transactions. For purposes of any determination of Consolidated EBITDA for any period, Consolidated Net Income shall exclude, solely to the extent not otherwise added or subtracted (as the case may be) in determining Consolidated EBITDA for such period, net losses or gains realized in connection with (i) any sale, lease, conveyance or other disposition of any asset (other than in the Ordinary Course of Business) or (ii) repayment, repurchase or redemption of Indebtedness.~~4~~

~~4 First Amendment.~~

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“Consolidated ~~Fixed Charge~~Interest Coverage Ratio” means, as of any date of calculation, the ratio of (i) Adjusted EBITDA for the Company’s then most recently ended consecutive four fiscal quarters for which financial statements have been delivered pursuant to Section 7.01(a) or (b) ~~minus (x) the deemed amount of Capital Expenditures for such period of $15,000,000 minus (y) cash income taxes paid during such period~~ to (ii) Consolidated ~~Fixed~~Cash Interest Charges.

~~“Consolidated Fixed Charges” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the sum of, without duplication, Consolidated Interest Charges for such period (excluding any interest that is paid in kind in respect of the Senior Notes), plus scheduled principal amortization of long term Consolidated Funded Indebtedness paid or payable during such period (other than in respect of Earn Out Obligations, Synthetic Lease Obligations and any prepayments of principal of the Senior Notes made pursuant to Section 8.1(a) of the Senior Notes Agreement as in effect on the Closing Date); provided that Consolidated Fixed Charges shall not include any amounts in respect of Excluded PPP Debt so long as no applicable Governmental Authority has determined that such SBA PPP Loan is not forgivable or will not be forgiven.5~~

“Consolidated Funded Indebtedness” means, at any time, the aggregate amount of Consolidated Indebtedness, ~~but~~ excluding (without duplication) (i) obligations of the Company or a Subsidiary, whether or not assumed, secured by Liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person (other than obligations for borrowed money and obligations which are evidenced by notes, bonds or other similar instruments), (ii) obligations of the Company or a Subsidiary to purchase securities or other property arising out of or in connection with the sale of the same or substantially similar securities or property, but only if such obligation to purchase cannot be enforced prior to the Maturity Date, (iii) obligations of the Company or a Subsidiary as an account party with respect to commercial Letters of Credit, (iv) Contingent Obligations of the Company or a Subsidiary relating to Indebtedness of a type described in clauses (i) through (iii) of this definition~~,~~ and (v) Net Mark-To-Market Exposure of the Company or a Subsidiary under Rate Management Transactions; provided that, unless otherwise agreed in writing between the Administrative Agent and the Company, Earn Out Obligations which are not subordinated to the Obligations in a manner reasonably satisfactory to the Administrative Agent will be included as Consolidated Funded Indebtedness (to the extent treated as Indebtedness under this Agreement) ~~and (vi) any Excluded PPP Debt so long as, and to the extent that, no applicable Governmental Authority has determined that such SBA PPP Loan is not forgivable or will not be forgiven.6~~.

“Consolidated Indebtedness” means at any time the Indebtedness of the Company and its Subsidiaries calculated on a Consolidated basis as of such time.

~~5 First Amendment.~~

~~6 First Amendment.~~

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“Consolidated Interest Charges” means, with reference to any period, the interest expense of the Company and its Subsidiaries calculated in accordance with GAAP on a Consolidated basis for such period, plus (without duplication), to the extent treated as interest in accordance with GAAP, premium payments, debt discount, fees (excluding ~~(x)~~ accelerated amortization of fees paid in respect of permanent reductions of commitments to lend under this Agreement~~, (y) accelerated amortization of fees paid in respect of prepayments of the Senior Notes, and (z) payments of Make-Whole Amount or Required Prepayment Premium (as defined in the Senior Notes Agreement as in effect on the date hereof) on the Senior Notes, in each case~~  in accordance with GAAP), charges and related expenses of the Company and its Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case calculated in accordance with GAAP on a Consolidated basis for such period.

“Consolidated Net Income” means, for any period, the net income (or loss) for the Company and its Subsidiaries on a Consolidated basis calculated in accordance with GAAP for such period.

“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Company and its Subsidiaries calculated in accordance with GAAP on a Consolidated basis as of such date.

“Consolidated Total Leverage Ratio” means, for any period, for the Company and its Subsidiaries on a Consolidated basis, the ratio of (i) Consolidated Funded Indebtedness on such date minus the aggregate amount of unrestricted cash held by the Loan Parties in deposit accounts as of such date subject to a deposit account control agreement in favor of Administrative Agent, to (ii) Adjusted EBITDA of Company and its Subsidiaries for the period of four fiscal quarters then ended.

“Consolidated Total Leverage Ratio Increase” has the meaning specified in Section 8.12(a).

“Contingent Obligation” of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss relating to the obligation or liability of any other Person, including, without limitation, any comfort letter tantamount to a guaranty, any operating agreement tantamount to a guaranty, any take-or-pay contract, or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership (other than such obligations of such partnership (or portion thereof) that are made non-recourse to such general partner); provided, that “Contingent Obligation” shall not include warranties or indemnities for goods or services sold in the ordinary course of business or endorsements of instruments for deposit or collection in the ordinary course of business, and unless otherwise expressly limited by the terms of a guarantee, the amount of any guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

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“Control Agreement” means, with respect to any Deposit Account, Securities Account or Commodity Account, an agreement, in form and substance satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Loan Party maintaining such account, effective to grant “control” (as defined under the applicable UCC) over such account to the Administrative Agent.

“Controlled Account Bank” means each bank with whom Deposit Accounts are maintained in which any funds of any of the Loan Parties are concentrated and with whom a Control Agreement has been, or is required to be, executed in accordance with the terms hereof.

“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Loan Party with a financial institution approved by the Administrative Agent.

“Core Business” means any material line of business conducted by the Company and its Subsidiaries as of the ~~Closing~~Second Amendment Date and any business incidental, reasonably related or complementary thereto (it being understood that the Borrower’s Core Business consists of not only production and sale of potash & langbeinite, salt, and magnesium chloride, but also sales of water and other activities coincident with the servicing of the oilfield industry now and in the future (e.g., mixing services, caliche sales, right of way activities, produced water gathering and disposal)).

“Credit Exposure” means, as to any Lender at any time, the aggregate amount of such Lender’s Revolving Credit Exposure at such time.

“Credit Extension” means each of the following: (a) a Borrowing and (b) a Letter of Credit Extension.

“Credit Product Arrangements” means, collectively, (a) Swap Contracts between a Loan Party or an Affiliate of a Loan Party and the Administrative Agent, an Affiliate of the Administrative Agent, any Lender or Affiliate of a Lender and (b) Treasury Management and Other Services.

“Credit Product Notice” means the written notice from a Credit Product Provider and the Borrower Agent to the Administrative Agent relating to Credit Product Arrangements in the form of Exhibit F hereto, or such other form as may be acceptable to the Administrative Agent.

“Credit Product Obligations” means Indebtedness and other obligations of any Loan Party or an Affiliate of any Loan Party (a) arising under Credit Product Arrangements owing to BMO or its Affiliates or (b) arising under Credit Product Arrangements owing to any Credit Product Provider and with respect to which the Borrower Agent has expressly requested in the applicable Credit Product Notice that such obligations be treated as Credit Product Obligations for purposes hereof; provided that Credit Product Obligations shall not include Excluded Swap Obligations.

“Credit Product Provider” means (a) BMO or any of its Affiliates and (b) any other Lender or an Affiliate of a Lender that is a provider under a Credit Product Arrangement, so long as such provider and the Borrower Agent deliver a Credit Product Notice to the Administrative Agent by the later of the ~~Closing~~Second Amendment Date or, if not outstanding on the ~~Closing~~Second Amendment Date, 10 days following the entering into of the applicable Credit Product Arrangement, (i) describing the Credit Product Arrangement and setting forth the maximum amount of Credit Product Obligations thereunder to be secured by the Collateral (and, if all or any portion of such Credit Product Obligations arise under Swap Contracts, the Swap Termination Value of such Credit Product Obligations) and the methodology to be used in calculating such amount and (ii) agreeing to be bound by Section 10.12.

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“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would unless cured or waived be an Event of Default.

“Default Rate” means an interest rate equal to (a) the Base Rate plus (b) the Applicable Margin with respect to Base Rate Loans and Letter of Credit Advances plus (c) 2% per annum; provided, however, that (i) with respect to a ~~LIBOR~~SOFR Loan, until the end of the Interest Period during which the Default Rate is first applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such ~~LIBOR~~SOFR Loan plus 2% per annum, and thereafter as set forth in the portion of this sentence preceding this proviso, and (ii) with respect to Letter of Credit Fees, the Default Rate shall equal the Letter of Credit Fee then in effect plus 2% per annum, in each case to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrower Agent in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, the Letter of Credit Issuer, the Swing Line Lender or any other Lender any other amount required to be paid by it hereunder (including, in the case of any Revolving Credit Lender, in respect of its participations in Letters of Credit or Swing Line Loans) within two Business Days of the date when due, (b) has notified any Borrower, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or the Borrower Agent, to confirm in writing to the Administrative Agent and the Borrower Agent that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower Agent), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination by the Administrative Agent to the Borrower Agent, the Letter of Credit Issuer, the Swing Line Lender and each other Lender.

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“Direct Foreign Subsidiary” means a Foreign Subsidiary or CFCHC directly owned by a Loan Party.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition (including any sale and leaseback transaction, any casualty or condemnation or otherwise) of any property (including any Equity Interest), or part thereof, by any Person, and including by Division, and including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

“Disqualified Equity Interest” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (a) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 180 days after the Maturity Date, (b) is convertible into or exchangeable for debt securities (unless only occurring at the sole option of the issuer thereof), or (c) (i) contains any repurchase obligation that may come into effect prior to, (ii) requires cash dividend payments (other than Taxes) prior to, or (iii) provides the holders thereof with any rights to receive any cash upon the occurrence of a change of control or sale of assets prior to, in each case, the date that is 180 days after the Maturity Date; provided, however, that (A) with respect to any Equity Interests issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Equity Interest shall not constitute Disqualified Equity Interests solely because it may be required to be repurchased by the Company or one of its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, resignation, death or disability, (B) any class of Equity Interest of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of an Equity Interest that is not a Disqualified Equity Interest shall not be deemed to be Disqualified Equity Interests and (C) only the portion of such Equity Interests which so matures or is so mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Equity Interests.

“Division” means the creation of one or more new limited liability companies by means of any statutory division of a limited liability company pursuant to any applicable limited liability company act or similar statue of any jurisdiction. “Divide” shall have the corresponding meaning.

“Dollar” and “$” mean lawful money of the United States.

“Domestic Subsidiary” means any Subsidiary that is organized under the laws of the United States, any State thereof or the District of Columbia (but excluding, for the avoidance of doubt, any territory or possession thereof).

16

“Earn Out Obligations” means all payment obligations under any earn-out or similar agreements to which the Company or any of its Subsidiaries are party.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Egan-Jones” means Egan-Jones Ratings Company and any successor thereto.

“Eligible Assignee” means (a) a Lender or any of its Affiliates; (b) an Approved Fund; and (c) any other Person (other than a natural person) approved by (i) the Administrative Agent, the Letter of Credit Issuer (if the applicable assignment increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding)) and the Swing Line Lender (if the applicable assignment increases the obligation of the assignee to participate in exposure under one or more Swing Line Loans (whether or not then outstanding)) (each such approval not to be unreasonably withheld or delayed), and (ii) unless a Specified Event of Default has occurred and is continuing, the Borrower Agent (such approval not to be unreasonably withheld or delayed); provided that, notwithstanding the foregoing, “Eligible Assignee” shall not include a Loan Party or any of the Loan Parties’ Affiliates.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, or other applicable governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Loan Party or any of its Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means, with respect to any Person, all of the shares of capital stock of or partnership or membership interest in (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of or partnership or membership interest in (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of or partnership or membership interest in (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares, interests or units (or such other interests), and all of the other ownership or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, units, warrants, options, rights or other interests are outstanding on any date of determination.

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“ERISA” means the Employee Retirement Income Security Act of 1974.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(3) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; or (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereto), as in effect from time to time.~~7~~1

“Eurocurrency liabilities” has the meaning specified in Section 3.04(e).

“Event of Default” has the meaning specified in Section 9.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the regulations promulgated thereunder.

“Excluded Deposit Account” means (a) Trust Accounts, (b) zero balance disbursement accounts, (c) Excluded Escrow/Cash Collateral Accounts~~,~~ and (d) ~~the SBA PPP Account and (e)~~ other Deposit Accounts maintained in the Ordinary Course of Business containing cash amounts that do not exceed at any time $200,000 for any such account.~~8~~

“Excluded Domestic Subsidiary” means (a) each Domestic Subsidiary that is not a wholly-owned Subsidiary (for so long as such Subsidiary remains a non-wholly-owned Subsidiary), (b) each Domestic Subsidiary that is an Immaterial Subsidiary, and (c) any Domestic Subsidiary that is (i) a CFCHC or (ii) a direct or indirect Subsidiary of any CFC or CFCHC; provided, however that, notwithstanding the foregoing, no Borrower shall be an Excluded Domestic Subsidiary.

“Excluded Equity Interests” shall mean (a) any Voting Equity Interests of any Direct Foreign Subsidiary in excess of 65% of the outstanding Voting Equity Interests of such Direct Foreign Subsidiary, (b) any Equity Interests of any Subsidiary of a Direct Foreign Subsidiary, (c) the Equity Interests of a Subsidiary that is not a wholly-owned Subsidiary the pledge of which would violate a contractual obligation to the owners of the other Equity Interests of such Subsidiary (other than any such owners that are the Company or Affiliates of the Company) that is binding on or relating to such Equity Interests, or the applicable organizational documents, joint venture agreement or shareholders’ agreement of such Subsidiary, and (d) Equity Interests of any Immaterial Subsidiary.

~~7~~1 The EU Bail-In Legislation Schedule may be found at http://www.lma.eu.com/uploads/files/EU%20BAIL- IN%20LEGISLATION%20SCHEDULE%2022-Dec-2015%2010-46%20.pdf

~~8 First Amendment.~~

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“Excluded Escrow/Cash Collateral Account” means any Deposit Account containing only escrowed amounts or cash collateral, in each case in favor of or securing obligations owed to Governmental Authorities, provided that any Lien on such Deposit Account is permitted in accordance with Section 8.02.

~~“Excluded PPP Debt” means, as of any date of determination, any SBA PPP Loan (other than interest thereon, to the extent not eligible for forgiveness), including the use of proceeds thereof, that satisfies (or is reasonably anticipated to satisfy) all SBA PPP Debt Forgiveness Conditions applicable thereto as of such date.9~~

“Excluded Real Property” means (a) any ~~fee-owned~~ Real Property of a Loan Party with a purchase price or fair market value (as reasonably determined by the Company) of less than $~~2,500,000~~20,000,000 individually ~~and that is not subject to the Lien of the Senior Notes Agent~~, (b) any Real Property that is subject to a Lien permitted by Sections 8.02(c) or (j), (c) any Real Property with respect to which, in the reasonable judgment of the Administrative Agent the cost (including as a result of adverse tax consequences) of providing a Mortgage shall be excessive in view of the benefits to be obtained by the Lenders, (d) any Real Property to the extent providing a mortgage on such Real Property would (i) be prohibited or limited by any applicable law, rule or regulation (but only so long as such prohibition or limitation is in effect), (ii) violate a contractual obligation to the owners of such Real Property (other than any such owners that are Loan Parties or their Affiliates) that is binding on or relating to such Real Property but only to the extent such contractual obligation was not incurred in anticipation of this provision or (iii) give any other party to any contract, agreement, instrument or indenture governing such Real Property the right to terminate its obligations thereunder and (e) any Real Property set forth in Schedule 1.03.

“Excluded Securities Account” means (a) any Securities Account and any Commodity Account holding customary initial deposits and margin deposits securing Swap Contracts entered into in the ordinary course of business and not for speculation purposes and (b) other Securities Accounts and Commodity Accounts maintained in the Ordinary Course of Business containing assets, including securities entitlements, financial assets or other amounts, with a fair market value that do not exceed at any time $200,000 for any such account.

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a Lien to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such Lien becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or Lien is or becomes illegal.

~~9 First Amendment.~~

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“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated and including U.S. federal backup withholding Taxes), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower Agent under Section 11.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e) and (d) any U.S. federal withholding Taxes imposed pursuant to FATCA.

“Existing Credit Agreement” means that certain Credit Agreement, dated as of October 31, 2016, among the Company, the other Loan Parties, Bank of Montreal, as administrative agent, and the lenders party thereto, as amended through but excluding the Closing Date.

“Existing Letters of Credit” means the letters of credit issued by a Lender and outstanding under the Existing Credit Agreement which are identified on Schedule 1.01 hereto.

“Extraordinary Expenses” means all costs, expenses, liabilities or advances that Administrative Agent may incur or make during a Default or Event of Default, or during the pendency of a proceeding of any Loan Party under any Debtor Relief Laws, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Administrative Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Administrative Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other claims; (c) the exercise, protection or enforcement of any rights or remedies of Administrative Agent in, or the monitoring of, any proceeding applicable to any Loan Party under any Debtor Relief Laws; (d) settlement or satisfaction of any Taxes, charges or Liens with respect to any Collateral; (e) any enforcement action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances. Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ fees and commissions, auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

“Facility” means the Revolving Credit Facility.

“Facility Termination Date” means the date as of which Payment in Full has occurred.

“Fair Market Value” means, with respect to any asset or any group of assets, as of any date of determination, the value of the consideration obtainable in a sale of such assets at such date of determination assuming a sale by a willing seller to a willing purchaser dealing at arm’s length and arranged in an orderly manner over a reasonable period of time giving regard to the nature and characteristics of such asset.

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“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code and any applicable intergovernmental agreements entered into with respect to the foregoing and any applicable Law implementing such intergovernmental agreement.

“FCPA” means the U.S. Foreign Corrupt Practices Act.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to BMO on such day on such transactions as determined by the Administrative Agent.

“Fee Letter” means that certain amended and restated fee letter agreement dated the date hereof, between the Company and BMO.

“FIRREA” means The Financial Institutions Reform, Recovery, and Enforcement Act of 1989.

~~“First Amendment Effective Date” means April 17, 2020.10~~

“Fitch” means Fitch Ratings Inc. and any successor thereto.

“FLSA” means the Fair Labor Standards Act of 1938.

“Floor” means 0.00%.

“Foreign Lender” means a Lender that is not a U.S. Person.

“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender that is a Revolving Credit Lender, (a) with respect to the Letter of Credit Issuer, such Defaulting Lender’s Applicable Percentage of the outstanding Letter of Credit Obligations other than Letter of Credit Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swing Line Lender, such Defaulting Lender’s Applicable Percentage of Swing Line Loans other than Swing Line Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders and (c) with respect to the Administrative Agent, such Defaulting Lender’s Applicable Percentage of Protective Advances other than Protective Advances as to which such Defaulting Lender’s participation obligation has been reallocated to other Revolving Credit Lenders.

~~10 First Amendment.~~

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“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Governmental Official” means any officer or employee of a Governmental Authority, or of a public national or international organization, or any person acting in an official capacity for or on behalf of any such Governmental Authority, or for or on behalf of any such public national or international organization.

“Guarantee” means, as to any Person, any (a) obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantor” means each Person who executes or becomes a party to this Agreement as a guarantor pursuant to Article XII or otherwise executes and delivers a guaranty agreement acceptable to the Administrative Agent guaranteeing any of the Obligations.

“Guarantor Payment” has the meaning specified in Section 2.15(c).

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

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“Honor Date” has the meaning specified in Section 2.03(c)(i).

“Immaterial Subsidiary” means any Subsidiary the gross revenue or total assets of which accounts for not more than (i) 2.5% of the consolidated gross revenues (after intercompany eliminations) of the Company and its Subsidiaries and (ii) 2.5% of Consolidated Total Assets (after intercompany eliminations), in each case, as of the last day of the most recently completed fiscal quarter as reflected on the financial statements for such quarter. If the Subsidiaries that constitute Immaterial Subsidiaries pursuant to the previous sentence account for, in the aggregate, more than (i) 5.0% of such consolidated gross revenues (after intercompany eliminations) or (ii) 5.0% of Consolidated Total Assets (after intercompany eliminations), each as described in the previous sentence, then the term “Immaterial Subsidiary” shall exclude each such Subsidiary (starting with the Subsidiary that accounts for the most consolidated gross revenues or Consolidated Total Assets and then in descending order) necessary to limit the Immaterial Subsidiaries as a group to the lesser of 5.0% of the consolidated gross revenues and 5.0% of Consolidated Total Assets, each as described in the previous sentence.

“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP:

(a)           all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments or upon which interest is customarily paid;

(b)           all direct or Contingent Obligations of such Person arising under or in respect of letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and other financial products and services (including treasury management and commercial credit card, merchant card and purchase or procurement card services);

(c)            net obligations of such Person under any Swap Contract;

(d)           all obligations of such Person to pay the deferred purchase price of property or services (including all Earn Out Obligations solely to the extent treated as a liability on the balance sheet of such Person in accordance with GAAP unless otherwise agreed in writing between the Administrative Agent and the Company) (other than trade accounts payable in the Ordinary Course of Business);

(e)            indebtedness secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

(f)            obligations under Capital Leases of such Person;

(g)           all obligations of such Person with respect to the redemption, repayment or other repurchase or payment in respect of any Disqualified Equity Interest; and

(h)           all Guarantees of such Person in respect of any of the foregoing~~; and~~.

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~~(i) all CARES Act Deferred Payments of such Person which are due and payable.11~~

For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, to the extent such Indebtedness is recourse to such Person. The amount of any net obligation under any Swap Contract on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease or Synthetic Lease Obligation as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitees” has the meaning specified in Section 11.04(b).

“Information” has the meaning specified in Section 11.07.

“Insolvency Event” means, with respect to any Person:

(a)           the commencement of: (i) a voluntary case by such Person under the Bankruptcy Code or (ii) the seeking of relief by such Person under other Debtor Relief Laws;

(b)           the commencement of an involuntary case or proceeding against such Person under the Bankruptcy Code or other Debtor Relief Laws and the petition or other filing is not controverted or dismissed within sixty (60) days after commencement of the case or proceeding;

(c)           a custodian (as defined in the Bankruptcy Code or equal term under any other Debtor Relief Law, including a receiver, interim receiver, receiver manager, trustee or monitor) is appointed for, or takes charge of, all or substantially all of the property of such Person;

(d)           such Person commences (including by way of applying for or consenting to the appointment of, or the taking charge by, a rehabilitator, receiver, interim receiver, custodian, trustee, monitor, conservator or liquidator (or any equal term under any other Debtor Relief Laws) (collectively, a “conservator”) of such Person or all or any substantial portion of its property) any other proceeding under any reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency, liquidation, rehabilitation, conservatorship or similar law of any jurisdiction whether now or hereafter in effect relating to such Person;

(e)           such Person is adjudicated by a court of competent jurisdiction to be insolvent or bankrupt;

(f)            any order of relief or other order approving any such case or proceeding referred to in clauses (a)  or (b)  above is entered;

(g)           such Person suffers any appointment of any conservator or the like for it or any substantial part of its property that continues undischarged or unstayed for a period of sixty (60) days; or

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(h)           such Person makes an assignment for the benefit of creditors or generally does not pay its debts as such debts become due.

“Intellectual Property” means all past, present and future: trade secrets, know-how and other proprietary information; trademarks, uniform resource locations (URLs), internet domain names, service marks, sound marks, trade dress, trade names, business names, designs, logos, slogans (and all translations, adaptations, derivations and combinations of the foregoing) indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights, unpatented inventions (whether or not patentable); patent applications and patents; industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, computer software, source codes, object codes, executable code, data, databases and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; all other intellectual property; and all common law and other rights throughout the world in and to all of the foregoing.

~~“Intercreditor Agreement” means that certain amended and restated intercreditor agreement among the Administrative Agent, the Senior Notes Agent and the Loan Parties, dated as of the date hereof and in form and substance acceptable to the Administrative Agent, as amended, supplemented, restated or otherwise modified from time to time.~~

“Interest Payment Date” means, (a) as to any ~~LIBOR~~SOFR Loan, (i) the last day of each Interest Period applicable to such ~~LIBOR~~SOFR Loan; provided that if any Interest Period for a ~~LIBOR~~SOFR Loan is greater than three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates (ii) any date that such Loan is prepaid or converted, in whole or in part, and (iii) the Maturity Date; and (b) as to any Base Rate Loan (including a Swing Line Loan), (i) the first day of each calendar quarter with respect to interest accrued through the last day of the immediately preceding calendar quarter, (ii) any date that such Loan is prepaid or converted, in whole or in part, and (iii) the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of the Administrative Agent.

“Interest Period” means, as to each ~~LIBOR~~SOFR Loan, the period commencing on the date such ~~LIBOR~~SOFR Loan is disbursed or converted to or continued as a ~~LIBOR~~SOFR Loan and ending, in each case, on the date one, ~~two,~~ three or six months thereafter, as selected by the Borrower Agent in its Committed Loan Notice; provided that:

(a)           any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b)           any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; ~~and~~

(c)            no Interest Period shall extend beyond the Maturity Date~~.~~; and

(d)            no tenor that has been removed from this definition pursuant to Section 3.03 below shall be available for specification in a Committed Loan Notice.

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“Intrepid Moab” has the meaning specified in the introductory paragraph hereto.

“Intrepid New Mexico” has the meaning specified in the introductory paragraph hereto.

“Intrepid Wendover” has the meaning specified in the introductory paragraph hereto.

“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests of another Person (including through the purchase of an option, warrant or convertible or similar type of security), (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor Guarantees Indebtedness of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of compliance with Section 8.03, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property at the time of such transfer or exchange.

“IP Rights” rights of any Person to use any Intellectual Property.

~~“IRB” means any self-funded industrial revenue bond transaction set forth in Schedule 1.03, or any such transaction entered into by the Company or any of its Subsidiaries after the date hereof pursuant to the provisions of Sections 4-59-1 to 4-59-16 of the New Mexico Statutes Annotated, 1978 Compilation, as amended, or any comparable statute, regulation or program in any other state, so long as, in each case, such transaction is debt-neutral (with the relevant municipality or county issuing such bonds, the Company purchasing such bonds, and the relevant Subsidiary receiving the proceeds from the sales of such bonds) and is generally of the kind and nature entered into by the Company and its Subsidiaries prior to the date hereof.~~

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the Letter of Credit Issuer and any Borrower (or any Subsidiary) or in favor the Letter of Credit Issuer and relating to any such Letter of Credit.

“Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

“Lender” has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the Letter of Credit Issuer and the Swing Line Lender.

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“Lending Office” means, as to any Lender, the office or offices of such Lender described as such in such Lender’s Administrative Questionnaire, or such other office or offices as a Lender may from time to time notify the Borrower Agent and the Administrative Agent.

“Letter of Credit” means (a) any standby or documentary letter of credit issued by a Letter of Credit Issuer or (b) any indemnity, guarantee, exposure transmittal memorandum or similar form of credit support, in any case, issued by the Administrative Agent or an Letter of Credit Issuer pursuant to this Agreement for the benefit of a Borrower (or any other Loan Party or Domestic Subsidiary thereof as to which all “know your customer” or other similar requirements have been satisfied), and shall include the Existing Letters of Credit.

“Letter of Credit Advance” means each Revolving Credit Lender’s funding of its participation in any Letter of Credit Borrowing in accordance with its Applicable Percentage. All Letter of Credit Advances shall be denominated in Dollars.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the Letter of Credit Issuer.

“Letter of Credit Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Revolving Credit Borrowing.

“Letter of Credit Expiration Date” means the day that is ten days prior to the Maturity Date (or, if such day is not a Business Day, the preceding Business Day).

“Letter of Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“Letter of Credit Fees” means, collectively or individually as the context may indicate, the fees with respect to Letters of Credit described in Section 2.09(b).

“Letter of Credit Issuer” means BMO, in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder. At any time there is more than one Letter of Credit Issuer, all singular references to the Letter of Credit Issuer shall mean any Letter of Credit Issuer, either Letter of Credit Issuer, each Letter of Credit Issuer, the Letter of Credit Issuer that has issued the applicable Letter of Credit, or both Letter of Credit Issuers, as the context may require.

“Letter of Credit Obligations” means, as at any date of determination, (a) the aggregate undrawn amount of all outstanding Letters of Credit, plus (b) the aggregate of all Unreimbursed Amounts, including all Letter of Credit Borrowings, plus (c) the aggregate amount of all accrued and unpaid Letter of Credit Fees. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

“Letter of Credit Sublimit” means an amount equal to the lesser of (a) $7,500,000 and (b) the Aggregate Revolving Credit Commitments. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

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~~“LIBOR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR Rate.”~~

~~“LIBOR Rate” means:~~

~~(a) for any Interest Period with respect to a LIBOR Loan, the rate per annum equal to (but in no event less than zero) (i) the LIBOR Screen Rate market at approximately 11:00 a.m., London time, two London Banking Days prior to the commencement of such Interest Period, for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period or, (ii at their request at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the commencement of such Interest Period; and~~

~~(b) for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to (but which shall never be less than zero) the LIBOR Screen Rate at approximately 11:00 a.m., London time determined two London Banking Days prior to such date for Dollar deposits being delivered in the London interbank market for a term of one month commencing that day.~~

~~“LIBOR Screen Rate” mean the ICE Benchmark Administration (or the successor thereto if the ICE Benchmark Administration is no longer making the LIBOR Rate available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (or such other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time), or if ICE LIBOR is not available at such time for any reason, the rate per annum determined by the Administrative Agent to be the rate at which deposits in Dollars for delivery on the first day of such Interest Period in same day funds in the approximate amount of the LIBOR Loan being made, continued or converted and with a term equivalent to such Interest Period would be offered by such other authoritative source (as is selected by the Administrative Agent in its sole reasonable discretion) to major banks in the London interbank Eurodollar at the date and time of determination.~~

~~“LIBOR Successor Rate” has the meaning specified in Section 3.03(b).~~

~~“LIBOR Successor Rate Conforming Changes” has the meaning specified in Section 3.03(e).~~

“License” means any license or agreement under which a Loan Party is granted IP Rights in connection with any manufacture, marketing, distribution or disposition of Collateral, any use of assets or property or any other conduct of its business.

“Licensor” means any Person from whom a Loan Party obtains IP Rights.

“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, or any preference, priority or other security agreement or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Property, and any financing lease having substantially the same economic effect as any of the foregoing).

“Loan” means an extension of credit under Article II in the form of a Revolving Credit Loan, a Protective Advance or a Swing Line Loan.

“Loan Account” has the meaning assigned to such term in Section 2.11(a).

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“Loan Documents” means this Agreement, each Note, each Security Instrument, each Committed Loan Notice, Swing Line Loan Notice, each Issuer Document, each Compliance Certificate~~, the Intercreditor Agreement~~, the Fee Letter, any agreement creating or perfecting rights in Cash Collateral securing any Obligation hereunder and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement, but excluding, for the avoidance of doubt, Credit Product Arrangements.

“Loan Obligations” means all Obligations other than amounts (including fees) owing by any Loan Party pursuant to any Credit Product Arrangements.

“Loan Parties” means the Borrowers and each Guarantor.

“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.

~~“Make-Whole Amount” has the meaning ascribed to such term in Section 8.7 of the Senior Notes Agreement as in effect on the Closing Date.~~

“Material Adverse Effect” means (a) a material adverse effect on, the operations, business, assets, properties, or financial condition of the Company and its Subsidiaries, taken as a whole; (b) a material adverse effect on the ability of any Loan Party to perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the validity or enforceability against any Loan Party of any Loan Document to which it is a party or on the ability of the Administrative Agent to collect any Obligation or realize upon any material portion of the Collateral.

“Material Contract” means any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities laws applicable to such Loan Party, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt or ~~the Senior Notes, or~~ to Indebtedness ~~in~~having an aggregate ~~amount of $2,500,000 or more~~principal amount equal to or greater than the Threshold Amount.

“Maturity Date” means August ~~1~~4, ~~2024~~2027.

“Measurement Period” means, at any date of determination, the most recently completed four (4) consecutive fiscal quarters of the Company and its Subsidiaries for which financial statements have or should have been delivered in accordance with Section 7.01(a) or 7.01(b).

“Minimum Collateral Amount” means, at any time, (a) with respect to Cash Collateral consisting of cash or Deposit Account balances provided to reduce or eliminate Fronting Exposure during the existence of a Defaulting Lender, an amount equal to 103% of the Fronting Exposure of the Letter of Credit Issuer with respect to Letters of Credit issued and outstanding at such time plus 103% of the Fronting Exposure of the Administrative Agent with respect to Protective Advances outstanding at such time, (b) with respect to Cash Collateral consisting of cash or Deposit Account balances provided in accordance with the provisions of Section 2.16(a)(i) or 2.16(a)(ii), an amount equal to 103% of the Outstanding Amount of all Letter of Credit Obligations, and (c) otherwise, an amount determined by the Administrative Agent and the Letter of Credit Issuer in their sole discretion.

“Moab Gas” has the meaning specified in the introductory paragraph hereto.

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“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.

“Mortgage Related Documents” means, with respect to any Real Property subject to a Mortgage, the following, in form and substance satisfactory to the Administrative Agent and received by the Administrative Agent for review at least 15 days prior to the effective date of the Mortgage: (a) an ALTA mortgagee title policy (or binder therefor) covering the Administrative Agent’s interest under the Mortgage, in a form and amount and by an insurer acceptable to the Administrative Agent, which must be fully paid on such effective date; (b) such assignments of leases, estoppel letters, attornment agreements, consents, waivers and releases as the Administrative Agent may require with respect to other Persons having an interest in the Real Property; (c) an ALTA Survey by a licensed surveyor acceptable to the Administrative Agent; (d) a life-of-loan flood hazard determination and, if the Real Property is located in a flood plain, an acknowledged notice to borrower and flood insurance in an amount, on terms including endorsements, and by an insurer, in each case, acceptable to the Administrative Agent; (e) a current appraisal of the Real Property, prepared by an appraiser acceptable to the Administrative Agent, and in form and substance satisfactory to Required Lenders; (f) an environmental assessment, prepared by environmental engineers acceptable to the Administrative Agent, and accompanied by such reports, certificates, studies or data as the Administrative Agent may reasonably require, which shall all be in form and substance satisfactory to Required Lenders; and (g) an environmental indemnity agreement and such other documents, instruments or agreements as the Administrative Agent may reasonably require with respect to any environmental risks regarding the Real Property.

“Mortgaged Property” means (a) the Real Property and leasehold interests in Real Property of the Loan Parties listed on Schedule 1.02 hereto other than Excluded Real Property and (b) Real Property, other than Excluded Real Property, required from time to time to be subject to a Mortgage pursuant to the terms of the Loan Documents.

“Mortgages” means the mortgages, leasehold mortgages, deeds of trust, leasehold deeds of trust or deeds to secure debt executed by a Loan Party on or about the Closing Date, or from time to time thereafter as may be required under the Loan Documents, in favor of the Administrative Agent, for the benefit of the Secured Parties, by which such Loan Party has granted to the Administrative Agent, as security for the Obligations, a Lien upon the Mortgaged Property described therein, together with all mortgages, deeds of trust and comparable documents now or at any time hereafter securing the whole or any part of the Obligations.

“Multiemployer Plan” means any employee benefit plan of the type described in Section 4001(a)(4) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding five plan years, has made or been obligated to make contributions.

“Multiple Employer Plan” means a Plan which has two or more contributing sponsors (including any Loan Party or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

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“Net Cash Proceeds” means

(a)           with respect to the Disposition of any asset of any Loan Party or any Subsidiary, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such Disposition (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the principal amount of any Indebtedness that is secured by such asset and that is required to be repaid in connection with the Disposition thereof (other than Indebtedness under the Loan Documents and Indebtedness owing to the Company or any Subsidiary), (B) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such Disposition, including any brokerage commissions, underwriting fees and discount, legal fees, finder’s fees and other similar fees and commissions, (C) Taxes paid or reasonably estimated to be payable by the Loan Party or any Subsidiary in connection with the relevant Disposition, (D) the amount of any reasonable reserve required to be established in accordance with GAAP against liabilities (other than Taxes deducted pursuant to clause (C) above) to the extent such reserves are (x) associated with the assets that are the object of such Disposition and (y) retained by such Loan Party or applicable Subsidiary, and (E) the amount of any reasonable reserve for purchase price adjustments and retained fixed liabilities reasonably expected to be payable by such Loan Party or applicable Subsidiary in connection therewith to the extent such reserves are (1) associated with the assets that are the object of such Disposition and (2) retained by such Loan Party or applicable Subsidiary; provided that the amount of any subsequent reduction of any reserve provided for in clause (D) or (E) above (other than in connection with a payment in respect of such liability) shall (X) be deemed to be Net Cash Proceeds of such Disposition occurring on the date of such reduction, and (Y) immediately be applied to the prepayment of Loans in accordance with Section 2.06(c); and

(b)           with respect to any issuance of Indebtedness or Equity Interests by any Loan Party or any Subsidiary, the excess, if any, of (i) the sum of the cash and cash equivalents received in connection with such issuance over (ii) the sum of (A) the reasonable out-of-pocket expenses incurred by such Loan Party or any Subsidiary in connection with such issuance, including any brokerage commissions, underwriting fees and discount, legal fees, and other similar fees and commissions and (B) Taxes paid or payable to the applicable Governmental Authorities by the Loan Party or any Subsidiary in connection with and at the time of such issuance.

“Net Mark-To-Market Exposure” ~~has the meaning ascribed to such term in the Senior Notes Agreement as in effect on the Closing Date.~~of a Person means, as of any date of determination, the excess (if any) of all unrealized losses over all unrealized profits of such Person arising from Rate Management Transactions.  “Unrealized losses” means the fair market value of the cost to such Person of replacing such Rate Management Transaction as of the date of determination (assuming the Rate Management Transaction were to be terminated as of that date), and “unrealized profits” means the fair market value of the gain to such Person of replacing such Rate Management Transaction as of the date of determination (assuming such Rate Management Transaction were to be terminated as of that date)

“Non-Consenting Lender” has the meaning assigned to such term in Section 11.01.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Extension Notice Date” has the meaning specified in Section 2.03(b)(iii).

“Non-Loan Party Prepayment Funds” has the meaning specified in Section 2.06(b)(iii).

“Notes” means the Revolving Credit Loan Notes.

“NYFRB” means the Federal Reserve Bank of New York.

“NPL” means the National Priorities List pursuant to CERCLA, as updated from time to time.

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“Obligations” means (a) all amounts owing by any Loan Party to the Administrative Agent, any Lender or any other Secured Party pursuant to or in connection with this Agreement or any other Loan Document or otherwise with respect to any Loan or Letter of Credit, including all Letter of Credit Obligations, and including all principal, interest (including any interest accruing after the filing of any petition in bankruptcy or the commencement of any proceeding under any Debtor Relief Law relating to any Loan Party, or would accrue but for such filing or commencement, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), reimbursement obligations, indemnification and reimbursement payments, fees, costs and expenses (including all fees, costs and expenses of counsel to the Administrative Agent) incurred in connection with this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, liquidated or unliquidated, now existing or hereafter arising hereunder or thereunder, together with all renewals, extensions, modifications or refinancings thereof and (b) Credit Product Obligations; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations.

“OFAC” has the meaning specified in Section 8.10.

“OFAC Listed Person” has the meaning specified in Section 6.20.

“Ordinary Course of Business” means the ordinary course of business of the Company and its Subsidiaries, consistent with past practices and undertaken in good faith.

“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 11.13).

“Outstanding Amount” means (a) with respect to Revolving Credit Loans, Protective Advances and Swing Line Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and any prepayments or repayments of Revolving Credit Loans, Protective Advances or Swing Line Loans occurring on such date; and (b) with respect to any Letter of Credit Obligations on any date, (i) the aggregate outstanding amount of such Letter of Credit Obligations on such date after giving effect to any Letter of Credit Extension occurring on such date plus and any other changes in the aggregate amount of the Letter of Credit Obligations as of such date, including as a result of any reimbursements by the Borrowers of Unreimbursed Amounts and all Letter of Credit Borrowings on such date.

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“Overnight Rate” means, for any day and from time to time as in effect, the greater of (a) the Federal Funds Rate and (b) an overnight rate determined by the Administrative Agent, the Letter of Credit Issuer, or the Swing Line Lender, as the case may be, in accordance with banking industry rules on interbank compensation.

“Participant” has the meaning assigned to such term in clause (d) of Section 11.06.

“Participant Register” has the meaning assigned to such term in clause (d) of Section 11.06.

“Patent Security Agreement” means any patent security agreement pursuant to which a Loan Party assigns to Administrative Agent, for the benefit of the Secured Parties, such Person’s interests in its patents, as security for the Obligations.

“PATRIOT Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

~~“Paycheck Protection Program” means the Paycheck Protection Program established under the CARES Act.12~~

“Payment Conditions” means, with respect to any Specified Transaction, the satisfaction of the following conditions:

(a)           as of the date of any such Specified Transaction and immediately after giving effect thereto, no ~~Default or~~ Event of Default has occurred and is continuing;

(b)           Availability (after giving Pro Forma Effect to such Specified Transaction both as of such date and on an average daily basis during the thirty (30) consecutive day period immediately preceding the making of such Specified Transaction) shall be not less than ~~(i) $11,250,000 if relating to any Specified Debt Payment regarding the Senior Notes or (ii)~~ $15,000,000 ~~if relating to any other Specified Transaction~~;

(c)           the Consolidated Total Leverage Ratio as of the end of the most recently ended Measurement Period prior to the consummation of such Specified Transaction, calculated on a Pro Forma Basis, shall be equal to or less than ~~(i) 3.25 to 1.0 if relating to any Specified Debt Payment regarding the Senior Notes or (ii)~~ 3.0 to 1.00 ~~if relating to any other Specified Transaction~~; and

(d)           the Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Agent certifying as to compliance with the preceding clauses and demonstrating (in reasonable detail) the calculations required thereby.

~~12 First Amendment.~~

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“Payment in Full” means (a) the indefeasible payment in full in cash of all Obligations, together with all accrued and unpaid interest and fees thereon, other than Letter of Credit Obligations that have been fully Cash Collateralized in an amount equal to 103% of the amount thereof or as to which other arrangements with respect thereto satisfactory to the Administrative Agent and the Letter of Credit Issuer shall have been made and other than those Obligations expressly stated to survive termination and contingent obligations as to which no claim has been asserted or threatened, (b) the Commitments shall have terminated or expired, (c) the obligations and liabilities of each Loan Party and its Affiliates under all Credit Product Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Credit Product Arrangements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto, and (d) all claims of the Loan Parties against any Secured Party arising on or before the payment date in connection with the Loan Documents or any Credit Product Arrangements, as applicable, shall have been released on terms acceptable to the Administrative Agent; provided, that notwithstanding full payment or Cash Collateralization of the Obligations as provided herein, the Administrative Agent shall not be required to terminate its Liens in any Collateral unless, with respect to any damages the Administrative Agent may incur as a result of the dishonor or return of Payment Items applied to Obligations, Administrative Agent receives (a) a written agreement, executed by Borrowers and any Person whose advances are used in whole or in part to satisfy the Obligations, indemnifying the Administrative Agent and Lenders from any such damages; or (b) such Cash Collateral as the Administrative Agent, in its discretion, deems necessary to protect against any such damages.

“Payment Item” means each check, draft or other item of payment payable to a Borrower, including those constituting proceeds of any Collateral.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and Multiemployer Plans and set forth in Sections 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Pension Plan” means any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

“Permitted Acquisition” means any Acquisition by a Loan Party so long as:

(a)           the Person to be (or whose assets are to be) acquired does not oppose such Acquisition; the line or lines of business of the Person to be acquired constitute a Core Business and the Person to be acquired has its primary operations (or the assets to be acquired are) in the United States of America;

(b)            no ~~Default or~~ Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such Acquisition;

(c)           the total cash consideration for the Acquisition shall not exceed $50,000,000;

(d)           with respect to any Acquisition the total cash consideration for which is greater than or equal to $20,000,000 and if the Consolidated Total Leverage Ratio, on a Pro Forma Basis after giving effect to any proposed acquisition, is greater than 2.5 to 1.0:

(i)            not less than ten (10) days prior to the closing of any such Acquisition (or such shorter time as the Administrative Agent shall agree), the Company shall have notified the Administrative Agent and Lenders of such Acquisition and furnished to the Administrative Agent and Lenders reasonable details as to such Acquisition (including sources and uses of funds therefor), to the extent available, three (3)-year historical financial information and, to the extent available, three (3)-year pro forma financial forecasts of the acquired business on a stand-alone basis as well as of the Company and its Subsidiaries on a consolidated basis after giving effect to the Acquisition (including, to the extent available, balance sheets, cash flows and income statements by month for the acquired Person, individually, and on a Consolidated basis with all Loan Parties) and covenant compliance calculations reasonably satisfactory to the Administrative Agent demonstrating satisfaction of the conditions described below; and

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(ii)            the Company shall have furnished to the Administrative Agent the acquisition agreement, any other material acquisition documents and, to the extent available, any financial statements and related financial information regarding the acquisition target reasonably requested by the Administrative Agent;

(e)            if a new Domestic Subsidiary (other than an Excluded Domestic Subsidiary) and/or Direct Foreign Subsidiary is formed or acquired as a result of or in connection with the Acquisition, the Company shall have delivered joinders and/or supplements to the applicable Loan Documents to the extent otherwise required, and at the time required, by Section 7.12;

(f)            after giving effect to the Acquisition and any Credit Extension in connection therewith, ~~(i)~~ the Company shall be in compliance with the financial covenants in Section 8.12 on a Pro Forma Basis (looking back in each case for a period of four completed fiscal quarters as if the Acquisition occurred on the first day of such period and after giving effect to the payment of the purchase price for the acquired business~~, and (ii) if the~~), giving effect to (in the case of any Acquisition the total cash consideration for which is greater than $20,000,000) any Consolidated Total Leverage Ratio ~~is greater than 2.5 to 1.0, (a) the Consolidated Total Leverage Ratio on a Pro Forma Basis shall not exceed the Consolidated Total Leverage Ratio compliance level for the next succeeding test period less 0.25x and (b) after giving effect to the Acquisition and any Credit Extension in connection therewith, the Loan Parties shall have not less than $15,000,000 of total liquidity (consisting of cash or Cash Equivalents subject to Control Agreements in favor of Administrative Agent and/or Availability under the Revolving Credit Facility);~~Increase then in effect pursuant to Section 8.12(a);

(g)            such Acquisition shall be structured as (1) an asset Acquisition by the Company or a Guarantor of all or substantially all of the assets of the Person whose assets are being acquired (or all or substantially all of a line or lines of business of such Person), (2) a merger of the Person to be acquired and into the Company or a Guarantor, with the Company or such Guarantor as the surviving corporation in such merger, or (3) a purchase of no less than 100% of the Equity Interests of the Person to be acquired by the Company or such Guarantor;

(h)            the acquired business must have Adjusted EBITDA on a Pro Forma Basis of at least negative Five Million Dollars (-$5,000,000) after giving effect to the Acquisition (looking back four (4) completed fiscal quarters as if the Acquisition occurred on the first day of such period); and

(i)            the Borrower Agent shall have furnished to the Administrative Agent a certificate of a Responsible Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth above will be satisfied on or prior to the consummation of such Acquisition and demonstrating (in reasonable detail) the calculations required thereby.

“Permitted JV Investment” means any Investment in a Person which is not a wholly-owned Subsidiary of a Loan Party so long as:

(a)            the line or lines of business of the Person to be acquired constitute a Core Business and the Person has its primary operations in the United States of America;

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(b)            no ~~Default or~~ Event of Default shall have occurred and be continuing either immediately prior to or immediately after giving effect to such proposed Permitted JV Investment;

(c)            the total cash consideration for all such Permitted JV Investments shall not exceed $~~25,000,000~~50,000,000 in the aggregate at any one time;

(d)            the Company shall have furnished to the Administrative Agent the JV investment agreement and/or any other material investment or formation documents and, to the extent available, any financial statements and related financial information regarding the proposed Permitted JV Investment reasonably requested by the Administrative Agent, including, if available, three (3)-year historical financial information and three (3)-year financial forecasts;

(e)            after giving effect to the proposed Permitted JV Investment and any Credit Extension in connection therewith, ~~(i)~~ the Company shall be in compliance with the financial covenants set forth in Section 8.12 on a Pro Forma Basis (looking back in each case for a period of four completed fiscal quarters as if the Permitted JV Investment occurred on the first day of such period and after giving effect to the payment of the purchase price for the proposed Permitted JV Investment~~, and (ii) if the Consolidated Total Leverage Ratio is greater than 2.5 to 1.0, (a)~~); provided, that the pro-forma Consolidated Total Leverage Ratio shall not exceed ~~the Consolidated Total Leverage Ratio compliance level for the next succeeding test period less 0.25x and (b) after giving effect to the proposed Permitted JV Investment and any Credit Extension in connection therewith, the Loan Parties shall have not less than $15,000,000 of total liquidity (consisting of cash or Cash Equivalents subject to Control Agreements in favor of Administrative Agent and/or Availability under the Revolving Credit Facility);~~3.00 to 1.00;

(f)            the Person subject to the proposed Permitted JV Investment must have positive pro forma Adjusted EBITDA after giving effect to the proposed Permitted JV Investment (looking back four (4) completed fiscal quarters as if the investment occurred on the first day of such period);

(g)            within 30 days after the closing of any Permitted JV Investment, the Administrative Agent shall receive a valid, perfected, first priority security interest in the Equity Interests of the Person subject to the proposed Permitted JV Investment held by the Company or its Subsidiaries (except where the Organization Documents of such Person prohibit such a security interest); and

(h)            the Borrower Agent shall have furnished to the Administrative Agent a certificate of a Responsible Officer of the Borrower Agent, in form and substance reasonably satisfactory to the Administrative Agent, certifying that all of the requirements set forth above will be satisfied on or prior to the consummation of such proposed Permitted JV Investment and demonstrating (in reasonable detail) the calculations required thereby.

“Permitted Liens” has the meaning specified in Section 8.02.

~~“Permitted SBA PPP Loan” means any SBA PPP Loan incurred by the Company so long as: (a) such SBA PPP Loan is unsecured, (b) such PPP Debt is guaranteed by the SBA in the manner set forth in Sections 1102 and 1106 of the CARES Act, (c) the Company has delivered to the Administrative Agent a completed copy of the borrower application form submitted to the financial institution from which such SBA PPP Loan is obtained, (d) at the time of incurrence thereof and after giving effect thereto, including the use of proceeds thereof, the aggregate outstanding principal amount of all such Indebtedness does not exceed $10,000,000 and (e) the terms of the loan documents governing such SBA PPP Loan do not result in an Event of Default under the Agreement.13~~

~~13 First Amendment.~~

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“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan), maintained for employees of any Loan Party or any ERISA Affiliate or any such Plan to which any Loan Party or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“Platform” has the meaning specified in Section 7.02.

“Post-Closing Agreement” means that certain Post-Closing Agreement by and between the Borrower Agent and the Administrative Agent dated as of the Closing Date with respect to the satisfaction after the Closing Date of certain collateral matters.

“Pricing Date” has the meaning specified in the definition of “Applicable Margin”.

“Pro Forma Adjustment” means, for the purposes of calculating Consolidated EBITDA for any Measurement Period, if at any time during such Measurement Period, the Company or any of its Subsidiaries shall have made a Permitted Acquisition or Disposition permitted hereunder, Consolidated EBITDA for such Measurement Period shall be calculated after giving pro forma effect thereto as if any such Permitted Acquisition or Disposition permitted hereunder occurred on the first day of such Measurement Period, including (a) with respect to an any Permitted Acquisition, inclusion of (i) the actual historical results of operation of such acquired Person or line of business during such Measurement Period and (ii) pro forma adjustments arising out of events which are directly attributable to such Permitted Acquisition, are factually supportable, and are expected to have a continuing impact, in each case determined on a basis consistent with Article 11 of Regulation S-X promulgated under the Securities Act and as interpreted by the staff of the SEC and reasonably acceptable to the Administrative Agent and (b) with respect to any Disposition permitted hereunder, exclusion of the actual historical results of operations of the disposed of Person or line of business or assets during such Measurement Period.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to compliance with any applicable test, financial ratio or covenant hereunder required by the terms of this Agreement to be made on a pro forma basis, that (without duplication):

(a)            the Pro Forma Adjustment shall have been made, to the extent applicable;

(a)            ~~(b)~~ all Specified Pro Forma Transactions that have been made during the applicable period of measurement or subsequent to such period and prior to or simultaneously with the event for which the calculation is made (the period beginning on the first day of such period of measurement and continuing until the date of the consummation of such event, the “Reference Period”) shall be deemed to have occurred as of the first day of the applicable Reference Period; provided that (i) income statement items (whether positive or negative) attributable to the property or Person subject to such Specified Pro Forma Transaction, (A) shall be excluded in the case of a Disposition of all or substantially all Equity Interests in or assets of any Loan Party or its Subsidiaries or any division, product line, or facility used for operations of the Loan Parties or their Subsidiaries, and (B) shall be included in the case of a Permitted Acquisition or Investment described in the definition of Specified Pro Forma Transaction, and (ii) all Indebtedness issued, incurred or assumed as a result of, or to finance, any Specified Pro Forma Transaction or permanently repaid in connection with any Specified Pro Forma Transaction during the Reference Period shall be deemed to have been issued, incurred, assumed or permanently repaid at the beginning of such Reference Period (with interest expense of such Person attributable to any Indebtedness for which pro forma effect is being given as provided in the preceding clause (ii) that has a floating or formula rate, shall have an implied rate of interest for the applicable Reference Period determined by utilizing the rate that is or would be in effect with respect to such Indebtedness as at the relevant date of determination); provided, that, the foregoing pro forma adjustments may be applied to any such test, financial ratio or covenant solely to the extent that such adjustments are consistent with the definition of Consolidated EBITDA and the definition of Pro Forma Adjustment; and

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(b)            ~~(c)~~ for purposes of calculating Availability on a Pro Forma Basis (or in Pro Forma Compliance) for any period or as of any specified time pursuant to any provision of this Agreement for purposes of determining compliance with any test or covenant or calculation hereunder, the determination or calculation of Availability shall be made giving pro forma effect to all Loans and Letters of Credit to be made in connection with the consummation of all transactions (including Specified Transactions) occurring on or prior to such date as if such Loans and Letters of Credit were incurred as of the date of such transactions (including Specified Transactions) or, as applicable, on each date of the period being so tested.

Whenever any provision of this Agreement requires the Borrowers to be in compliance on a Pro Forma Basis (or in Pro Forma Compliance) with a specified level of Availability in connection with any action to be taken by any Loan Party or any Subsidiary, the Borrower Agent shall deliver to the Administrative Agent a certificate of a Senior Officer setting forth in reasonable detail the calculations demonstrating such compliance.

“Properly Contested” means with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or such Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; and (c) appropriate reserves have been established in accordance with GAAP.

“Protective Advance” has the meaning specified in Section 2.01(c)(i).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Lender” has the meaning specified in Section 7.02.

“Qualified ECP” means, in respect of any Swap Obligation, any Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Ratable Share” has the meaning specified in Section 2.01(c)(iii).

“Rate Management Transactions” means any transaction (including an agreement with respect thereto) now existing or hereafter entered by the Company or any Subsidiary which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

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“Ratings Compliant” means, with respect to any type of property rated by nationally recognized ratings agencies, that such property is rated at or above either (a) one of the ratings set forth below or (b) an equivalent rating by a nationally recognized rating agency not listed below.

Agency	Long-Term Rating	Short-Term Rating
Moody’s	Baa3	P2
S&P	BBB-	A2
Fitch	BBB-	F2
Egan-Jones	BBB-	A2

“Reaffirmation Agreement” means that certain Omnibus Amendment and Reaffirmation of Existing Ancillary Documents dated as of the Closing Date, by and among the Loan Parties and the Administrative Agent.

“Real Property” means all land, together with the buildings, structures, parking areas, and other improvements thereon, now or hereafter owned by any Person, including all easements, rights-of-way, and similar rights appurtenant thereto and all leases, tenancies, and occupancies thereof.

“Recipient” means the Administrative Agent, any Lender or any Letter of Credit Issuer.

“Refinancing Conditions” means the following conditions for Refinancing Indebtedness: (a) it is in an aggregate principal amount that does not exceed the principal amount of the Indebtedness being extended, renewed or refinanced plus accrued interest and reasonable fees and expenses incurred in connection with such refinancing, refunding, renewal or extension; (b) the interest rate applicable to any such refinancing, refunding, renewing or extending Indebtedness does not exceed the greater of the (i) interest rate for the Indebtedness being refinanced, refunded, renewed, or extended and (ii) the otherwise market rate of interest for such Indebtedness; (c) it has a final maturity no sooner than and, if applicable, a weighted average life no less than the Indebtedness being extended, renewed or refinanced; (d) it is subordinated to the Obligations at least to the same extent as the Indebtedness being extended, renewed or refinanced; (e) such Refinancing Indebtedness continues to be subject to substantially the same subordination agreements or subordination terms applicable to the Indebtedness being extended, renewed or refinanced (or other subordination terms reasonably acceptable to the Administrative Agent); (f) if secured, such Refinancing Indebtedness shall be secured by substantially the same assets that secured the Indebtedness being extended, renewed or refinanced; (g) no additional Person is obligated, primarily or contingently, on such Refinancing Indebtedness; and (h) such Refinancing Indebtedness shall be on terms no less favorable to the Administrative Agent and the Lenders, and no more restrictive to the Loan Parties, than the Indebtedness being extended, renewed or refinanced, in each case, except for terms applicable only to periods after the Maturity Date at the time of incurrence of such Indebtedness.

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“Refinancing Indebtedness” means the Indebtedness that is the result of an extension, renewal or refinancing of Indebtedness permitted under Section 8.01(b), (f), (g), (h), (o), (p), (q) and (s) as to which the Refinancing Conditions are satisfied; provided that the incurrence of any such Refinancing Indebtedness will be deemed to utilize permitted amounts of Indebtedness, if any, under each clause thereof.

“Register” has the meaning specified in Section 11.06(c).

“Registered Public Accounting Firm” has the meaning specified in the Securities Laws and shall be independent of the Company as prescribed in the Securities Laws.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Relevant Governmental Body” means the FRB and/or the NYFRB, or a committee officially endorsed or convened by the FRB and/or the NYFRB, or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice, (b) with respect to a Letter of Credit Extension, a Letter of Credit Application, and (c) with respect to a Swing Line Loan, a Swing Line Loan Notice.

“Required Lenders” means, as of any date of determination, Lenders holding more than 50% of the Total Credit Exposure of all Lenders; provided, that if at any time there are 2 or more Lenders (who are not Affiliates of one another), “Required Lenders” must include at least 2 Lenders (who are not Affiliates of one another). The Total Credit Exposure of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.

~~“Required Prepayment Premium” has the meaning ascribed to such term in the Senior Notes Agreement as in effect on the Closing Date.~~

“Responsible Officer” means, with respect to each Loan Party, the chief executive officer, executive chairman, president, principal financial officer, chief financial officer, chief accounting officer, treasurer, controller or assistant treasurer or any vice president of such Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Payment” means (i) any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other Equity Interest of the Company or any Subsidiary, (ii) any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other Equity Interest, or on account of any return of capital to the Company’s or any Subsidiary’s stockholders, partners or members (or the equivalent Person thereof) or (iii) any distribution, advance or repayment of Indebtedness to or for the account of a holder of Equity Interests of the Company.

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“Revolving Credit Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of ~~LIBOR~~SOFR Loans, having the same Interest Period, made by each of the Revolving Credit Lenders pursuant to Section 2.01(a).

“Revolving Credit Commitment” means, as to each Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(a), (b) purchase participations in Letter of Credit Obligations, and (c) purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Revolving Credit Lender’s name on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of its outstanding Revolving Credit Loans and such Lender’s participation in Letter of Credit Obligations, Swing Line Loans and Protective Advances at such time.

“Revolving Credit Facility” means the facility described in Sections 2.01(a), 2.03 and 2.04 providing for Revolving Credit Loans, Letters of Credit and Swing Line Loans to or for the benefit of the Borrowers by the Revolving Credit Lenders, Letter of Credit Issuer and Swing Line Lender, as the case may be, in the maximum aggregate principal amount at any time outstanding of $~~75,000,000~~150,000,000, as adjusted from time to time pursuant to the terms of this Agreement (including, without limitation, pursuant to Section 2.18).

“Revolving Credit Lender” means each Lender that has a Revolving Credit Commitment or, following termination of the Revolving Credit Commitments, has any Revolving Credit Exposure.

“Revolving Credit Loan” has the meaning specified in Section 2.01(a).

“Revolving Credit Loan Note” means a promissory note made by the Borrowers in favor of a Revolving Credit Lender evidencing Revolving Credit Loans made by such Revolving Credit Lender, substantially in the form of Exhibit A-1.

“Revolving Credit Settlement Date” has the meaning provided in Section 2.14(a).

“Revolving Credit Termination Date” means the earliest of (a) the Maturity Date, (b) the date of termination of the Aggregate Revolving Credit Commitments pursuant to Section 2.07, and (c) the date of termination of the commitment of each Lender to make Loans and of the obligation of the Letter of Credit Issuer to make Letter of Credit Extensions pursuant to Section 9.02.

“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

“Same Day Funds” means immediately available funds.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sarbanes-Oxley” means the Sarbanes-Oxley Act of 2002.

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~~“SBA” means the U.S. Small Business Administration.14~~

~~“SBA PPP Account” means account #2951754 maintained with the Administrative Agent.15~~

~~“SBA PPP Debt Forgiveness Conditions” means, with respect to any SBA PPP Loan, the conditions under the CARES Act, including Section 1106 thereof, to forgiveness of such SBA PPP Loan.16~~

~~“SBA PPP Loan” means a loan incurred by the Company under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).17~~

“Scheduled Unavailability Date” has the meaning specified in Section 3.03(b)(ii).

“SDN List” has the meaning provided in Section 8.10.

“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

“Second Amendment Date” means August 4, 2022.

“Secured Party” means (a) each Lender, (b) each Credit Product Provider, (c) the Administrative Agent, (d) the Letter of Credit Issuer and (e) the successors and permitted assigns of each of the foregoing.

“Securities Laws” means the Securities Act of 1933, the Exchange Act, Sarbanes-Oxley and the applicable accounting and auditing principles, rules, standards and practices promulgated, approved or incorporated by the SEC or the Public Company Accounting Oversight Board, as each of the foregoing may be amended and in effect on any applicable date hereunder.

“Security Agreement” means the Pledge and Security Agreement dated as of the date hereof by the Loan Parties and the Administrative Agent for the benefit of the Secured Parties, substantially in the form of Exhibit C.

“Security Instruments” means, collectively or individually as the context may indicate, the Security Agreement, the Control Agreements, the Mortgages, the Mortgage Related Documents, the Patent Security Agreement, the Trademark Security Agreement and all other agreements (including securities account control agreements), instruments and other documents, whether now existing or hereafter in effect, pursuant to which any Loan Party or other Person shall grant or convey to the Administrative Agent or the Lenders a Lien in property as security for all or any portion of the Obligations.

“SOFR” means a rate equal to the secured overnight financing rate as administered by the Federal Reserve Bank of New York) or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan bearing interest based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate.”

~~14 First Amendment.~~

~~15 First Amendment.~~

~~16 First Amendment.~~

~~17 First Amendment.~~

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“SOFR Revolving Credit Loan” means a Revolving Credit Loan that bears interest based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

~~“Senior Notes” means, collectively, (a) the 3.23% Senior Notes, Series A, due April 16, 2020 in an original principal amount of $60,000,000, (b) the 4.13% Senior Notes, Series B, due April 14, 2023 in an original principal amount of $45,000,000 and (c) the 4.28% Senior Notes, Series C, due April 16, 2025 in an original principal amount of $45,000,000, in each case issued in April 2013 by the Company pursuant to the Senior Notes Agreement, as amended on or prior to the Closing Date and, thereafter, as amended, supplemented, restated or otherwise modified in accordance with Section 8.11(b), and any registered exchange notes issued in exchange therefor, and/or any Refinancing Indebtedness incurred in respect thereof in accordance with Section 8.01.~~

~~“Senior Notes Agent” means U.S. Bank National Association, in its capacity as collateral agent for the holders of Senior Notes, or any successor collateral agent appointed in accordance with the Senior Notes Collateral Agency Agreement.~~

~~“Senior Notes Agreement” means the Amended and Restated Note Purchase Agreement dated as of October 31, 2016, among the Company and the holders of the Senior Notes party thereto from time to time, as amended on or prior to the Closing Date and, thereafter, as amended, supplemented, restated or otherwise modified in accordance with Section 8.11(b) and as replaced in connection with any Refinancing Indebtedness incurred in respect thereof in accordance with Section 8.01.~~

~~“Senior Notes Closing Date Documents” means, collectively, the Senior Notes Agreement, the Senior Notes Security Agreement, the Subsidiary Guaranty (as defined in the Senior Notes Agreement), the Mortgages (as defined in the Senior Notes Agreement), and the Senior Notes Collateral Agency Agreement.~~

~~“Senior Notes Collateral Agency Agreement” means the Collateral Agency Agreement dated as of October 31, 2016, by and among the Senior Notes Agent and the Existing Noteholders (as defined in the Senior Notes Agreement), and acknowledged by the Loan Parties.~~

~~“Senior Notes Documents” means, collectively, the Senior Notes, the Senior Notes Agreement and the Senior Notes Closing Date Documents, as each may be amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of the Intercreditor Agreement, including any agreements and documents governing indebtedness incurred to refinance, replace, extend, renew, refund, repay, prepay, redeem, purchase, defease or retire, or issued in exchange or replacement for, all or any of the Senior Notes.~~

~~“Senior Notes Security Agreement” means the Security and Pledge Agreement dated as of October 31, 2016, among the Company, the other parties identified as “Grantors” thereunder from time to time, and Senior Notes Agent.~~

~~“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).18~~

~~18 First Amendment.~~

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“Solvent” means, as to any Person, such Person (a) owns property or assets whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns property or assets whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates. “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase. For purposes hereof, the amount of all contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, can reasonably be expected to become an actual or matured liability.

“Specified Debt Payment” means any payment or prepayment of Indebtedness made pursuant to Sections 8.11(a)(v)~~(x)(2)~~  and/or 8.11(~~a~~c)(~~v)(y~~ii).

“Specified Event of Default” means an Event of Default under Section 9.01(a), Section 9.01(b) (as a result of any Loan Party failing to perform or observe any term, covenant or agreement contained in Section 8.12), or Section 9.01(f).

“Specified Loan Party” means a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 2.15(c)).

“Specified Investment” means any Investment made pursuant to Section 8.03(i).

“Specified Pro Forma Transaction” means, with respect to any period, any Investment, Disposition, incurrence or repayment of Indebtedness, Restricted Payment, subsidiary designation or other event, including any Specified Transaction, that by the terms of the Loan Documents requires “Pro Forma Compliance” with a test or covenant hereunder or requires such test or covenant to be calculated on a “Pro Forma Basis.”

~~“Specified Property” means the following:~~

~~(a) Excess Water Rights held by Intrepid New Mexico located in New Mexico and represented by the Office of the New Mexico State Engineer File Numbers L-1880 thru L-1884, and associated real property surface rights owned by Intrepid New Mexico with the following legal description:~~

~~T. 17 S., R. 33 E., N.M.P.M.~~

~~Sec. 1: SW4~~

~~Sec. 12: W/2~~

~~Sec. 13: W/2, SE/4~~

~~Sec. 24: N/2~~

~~Lea County, New Mexico;~~

~~(b) Excess Water Rights held by Intrepid Moab in respect of the Colorado River located in Utah and represented by (i) the State of Utah Division of Water Right Users’ Claim No. 01-34, Certificate No. 11406, (ii) the State of Utah Division of Water Right Users’ Claim No. 01-37, Certificate No. 9161, (iii) the State of Utah Division of Water Right Users’ Claim No. 01-43, Certificate No. 9162, (iv) the State of Utah Division of Water Right Users’ Claim No. 01-44, Certificate No. 9160, and (v) the State of Utah Division of Water Right Users’ Claim No. 01-47, Certificate No. 11405;~~

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~~(c) Excess Water Rights held by Intrepid New Mexico in respect of the Pecos River located in New Mexico and represented by the Office of New Mexico State Engineer File Numbers 302, 1856, 1955, 1942, 2045, C-791 and C-1217 through C-1217-S, and associated real property surface rights owned by Intrepid New Mexico with the following legal description:~~

~~T. 23 S., R. 28 E., N.M.P.M.~~

~~Sec. 11: NWSE~~

~~Sec. 12: S/2SE~~

~~Sec. 13: W/2NE~~

~~Eddy County, New Mexico;~~

~~(d) that certain parcel of land owned by Intrepid Moab located in Moab, Utah, with the following legal description:~~

~~T. 25 S., R. 20 E., S.L.B & M.~~

~~Sec. 2; S/2SW, NWSW, SWSE;~~

~~Sec. 3: Lots 1, 8, 9, 10, 14, 15, 16, S/2;~~

~~Sec. 10: NE, N/2NW;~~

~~Sec. 11: NW;~~

~~Grand County, Utah; and~~

~~(e) any property (other than cash) received by any Borrower or a Subsidiary as consideration for the Disposition of any property described in clauses (a) through (e) above.~~

~~As used herein, “Excess Water Rights” means Water Rights held by the Company or a Subsidiary which are not necessary or desirable for the conduct of the businesses of the Company and its Subsidiaries as presently conducted or planned to be conducted.~~

“Specified Restricted Payment” means any Restricted Payment pursuant to Section 8.06(e).

“Specified Transaction” means each Specified Debt Payment, Specified Restricted Payment or Specified Investment.

“Subordinated Debt” means Indebtedness which is expressly subordinated in right of payment to the prior Payment in Full and which is in form and on terms satisfactory to, and approved in writing by, the Administrative Agent. ~~For the avoidance of doubt, the Senior Notes do not constitute Subordinated Debt.~~

“Subordination Provisions” means any provision relating to debt or lien subordination applicable to or contained in any documents evidencing any Subordinated Debt ~~or the Senior Notes~~, including as set forth in ~~the Intercreditor Agreement or other~~any applicable subordination and/or intercreditor agreements.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity (but not a representative office of such Person) of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Company.

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“Subsidiary Guarantor” means any Subsidiary of the Company that is a Guarantor.

“Supplemental Facility” has the meaning provided in Section 11.01(c).

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, together with any related schedules.

“Swap Obligation” means, with respect to any Loan Party, any obligation to perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender); provided, however that it is understood and agreed that such amounts provided by the applicable Credit Product Provider with respect to Credit Product Obligations under Swap Contracts may include a commercially reasonable level of “cushion” to account for normal short-term market fluctuations.

“Swing Line” means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.04.

“Swing Line Borrowing” means a borrowing of a Swing Line Loan pursuant to Section 2.04.

“Swing Line Lender” means BMO in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

“Swing Line Loan” has the meaning specified in Section 2.04(a).

“Swing Line Loan Notice” means a notice of a Swing Line Borrowing pursuant to Section 2.04(b).

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“Swing Line Sublimit” means an amount equal to the lesser of (a) $7,500,000 and (b) the Aggregate Revolving Credit Commitments. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Revolving Credit Commitments.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for the applicable tenor, the Term SOFR Reference Rate on the day (such day, the “Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to (a) in the case of SOFR Loans, the first day of such applicable Interest Period, or (b) with respect to Base Rate, such day of determination of the Base Rate, in each case as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $~~10,000,000~~20,000,000.

“Total Credit Exposure” means, as to any Lender at any time, the unused outstanding Commitments of such Lender and the Credit Exposure of such Lender at such time.

“Total Outstandings” means, without duplication, the aggregate Outstanding Amount of all Revolving Credit Loans, Protective Advances, Swing Line Loans and Letter of Credit Obligations.

“Trademark Security Agreement” means any trademark security agreement pursuant to which any Loan Party assigns to the Administrative Agent, for the benefit of the Secured Parties, such Person’s interest in its trademarks as security for the Obligations.

“Transaction” means, individually or collectively as the context may indicate, ~~(a) the entering by the Loan Parties of the Senior Notes Closing Date Documents and (b)~~ the entering by the Loan Parties of the Loan Documents to which they are a party and the funding of the Revolving Credit Facility.

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“Treasury Management and Other Services” means (a) all arrangements for the delivery of treasury and cash management services, (b) all commercial credit card, purchase card, p-card and merchant card services; and (c) all other banking products or services, including trade and supply chain finance services and leases, other than Letters of Credit, in each case, to or for the benefit of any Loan Party or an Affiliate of any Loan Party which are entered into or maintained with a Lender or an Affiliate of a Lender and which are not prohibited by the express terms of the Loan Documents.

“Trust Accounts” means Deposit Accounts or Securities Accounts containing cash, cash equivalents or Securities (a) held exclusively for payroll and payroll taxes, (b) held exclusively for employee benefit payments and expenses related to a Loan Party’s employees, or (c) collected, remitted or withheld exclusively to pay taxes (including, without limitation, federal and state withholding taxes (including the employer’s share thereof)).

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a LIBOR Loan.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of Illinois; provided that if, with respect to any financing statement or by reason of any mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interests granted to the Administrative Agent pursuant to any applicable Loan Document is governed by the Uniform Commercial Code as in effect in a jurisdiction of the United States other than Illinois, the term “UCC” shall also include the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions of this Agreement, each Loan Document and any financing statement relating to such perfection or effect of perfection or non-perfection.

“United States” and “U.S.” mean the United States of America.

“Unreimbursed Amount” has the meaning specified in Section 2.03(c)(i).

“Unused Fee Rate” means a per annum rate equal to the applicable Unused Revolving Credit Fee specified in the definition of “Applicable Margin”.

“Unused Revolving Credit Facility Amount” means for any period of measurement, the average daily amount by which (a) the Aggregate Revolving Credit Commitments exceeds (b) the sum of (i) Outstanding Amount of all Revolving Credit Loans other than Swing Line Loans and (ii) the Outstanding Amount of all Letter of Credit Obligations, subject to adjustment as provided in Section 2.17. For the avoidance of doubt, the Outstanding Amount of Swing Line Loans shall not be considered usage for purposes of determining the Unused Revolving Credit Facility Amount.

“Unused Revolving Credit Fee” has the meaning specified in Section 2.09(a).

“U.S. Government Securities Business Day” means any banking day, except any banking day on which any of the Securities Industry and Financial Markets Association, the New York Stock Exchange or the Federal Reserve Bank of New York is not open for business because such day is a legal holiday under the federal laws of the United States or the laws of the State of New York, as applicable.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

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“Voting Equity Interests” means Equity Interests with respect to which the holders thereof are ordinarily, in the absence of contingencies, entitled to vote for the election of members of the Board of Directors of the issuer thereof, even if the right so to vote has been suspended by the happening of such a contingency.

“Water Rights” means all water and water rights, ditches and ditch rights, reservoirs and storage rights, wells and groundwater rights (whether tributary or nontributary), water shares, water contracts, water allotments, and other rights in and to the use of water of any kind or nature, whether like or unlike the foregoing, decreed or undecreed.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

1.02            Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)            The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vii) all covenants in Article VIII shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant (other than specific cross references permitting actions or conditions under other covenants) shall not avoid the occurrence of an Event of Default or Default if such action is taken or condition exists.

(b)            In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(c)            Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

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(d)            A reference to Loan Parties’ “knowledge” or similar concept means actual knowledge of a Responsible Officer, or knowledge that a Responsible Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

1.03            Accounting Terms.

(a)            Generally. All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect on the Closing Date, except (i) with respect to any reports or financial information required to be delivered pursuant to Section 7.01, which shall be prepared in accordance with GAAP as in effect and applicable to that accounting period in respect of which reference to GAAP is being made and (ii) as otherwise specifically prescribed herein. Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of each Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)            Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower Agent or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower Agent shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower Agent shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding anything to the contrary contained in this Section 1.03 or the definition of “Capital Lease Obligations”, all leases of any Person that are or would be characterized as operating leases in accordance with GAAP on December 31, 2018 (without giving effect to the adoption of ASU No. 2016-02, Leases (Topic 842)), whether or not such operating leases were in effect on such date, shall continue to be treated as operating leases (and not capital leases) for purposes of determining the amount of any Indebtedness and Consolidated Indebtedness under this Agreement, regardless of any change in GAAP or the application of GAAP by the Company after the date of this Agreement that would otherwise require such leases to be recharacterized as capital leases or finance leases.

(c)            Consolidation of Variable Interest Entities. Except as expressly provided otherwise herein, all references herein to Consolidated financial statements of the Company and its Subsidiaries or to the determination of any amount for the Company and its Subsidiaries on a Consolidated basis or any similar reference shall, in each case, be deemed to include each variable interest entity that the Company is required to consolidate pursuant to FASB ASC 810 as if such variable interest entity were a Subsidiary as defined herein.

(d)            Calculations. In computing financial ratios and other financial calculations of the Company and its Subsidiaries required to be submitted pursuant to this Agreement, all Indebtedness of the Company and its Subsidiaries shall be calculated at par value irrespective if the Company has elected the fair value option pursuant to FASB Interpretation No. 159 – The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (February 2007).

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1.04            Uniform Commercial Code. As used herein, the following terms are defined in accordance with the UCC in effect in the State of Illinois from time to time: “As-extracted collateral,” “Chattel Paper,” “Commodity Account,” “Commodity Contracts,” “Deposit Account,” “Documents,” “Equipment”, “General Intangibles,” “Instrument,” “Inventory,” “Investment Property,” “Record,” and “Securities Account.”

1.05            Rounding. Any financial ratios required to be maintained by the Borrowers pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.06            Times of Day. Unless otherwise specified, all references herein to times of day shall be references to Central time (daylight or standard, as applicable).

1.07            Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time; provided, however, that with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

1.08            ~~Intercreditor Agreement~~[Reserved]~~. Notwithstanding anything herein to the contrary, the terms of this Agreement are subject to the provisions of the Intercreditor Agreement. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement with respect to the exercise of rights and remedies, the terms of the Intercreditor Agreement shall govern and control.~~

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01            Loan Commitments.

(a)            Revolving Credit Commitments. Subject to the terms and conditions set forth herein, each Lender having a Revolving Credit Commitment severally agrees to make loans (each such loan, a “Revolving Credit Loan”) to the Borrowers from time to time during the Availability Period, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided however, that after giving effect to any Revolving Credit Borrowing, (A) the Total Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (B) the Revolving Credit Exposure of each Lender shall not exceed such Lender’s Revolving Credit Commitment. Within such limits and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(a), prepay under Section 2.06(a)(i), and reborrow under this Section 2.01(a).

(b)            [Reserved].

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(c)            Protective Advances.

(i)            The Administrative Agent shall be authorized by each Borrower and the Lenders from time to time in the Administrative Agent’s sole discretion (but shall have absolutely no obligation to), to make Base Rate Loans to the Borrowers on behalf of the Lenders (any of such Loans are herein referred to as “Protective Advances”) which the Administrative Agent deems necessary or desirable to (a) preserve or protect Collateral or any portion thereof or (b) to enhance the likelihood of, or maximize the amount of, repayment of the Loans and other Revolving Credit Exposure; provided that no Protective Advance shall cause the aggregate amount of the Total Outstandings at such time to exceed the Aggregate Revolving Credit Commitments then in effect. All Protective Advances made by the Administrative Agent constitute Obligations, secured by the Collateral and shall be treated for all purposes as Base Rate Loans.

(ii)            The aggregate amount of Protective Advances outstanding at any time shall not exceed ten percent (10.0% percent) of the Aggregate Revolving Credit Commitments then in effect. Protective Advances may be made even if the conditions set forth in Section 5.02 have not been satisfied. Each Revolving Credit Lender shall participate in each Protective Advance on a ratable basis. Required Lenders may at any time revoke the Administrative Agent’s authority to make further Protective Advances to any or all Borrowers by written notice to the Administrative Agent. Absent such revocation, the Administrative Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive. At any time that there is sufficient Availability and the conditions precedent set forth in Section 5.02 have been satisfied, the Administrative Agent may request the Revolving Credit Lenders to make a Loan to repay a Protective Advance. At any other time, the Administrative Agent may require the Revolving Credit Lenders to fund their risk participations described in Section 2.01(c)(iii);

(iii)            Upon the making of a Protective Advance by the Administrative Agent (whether before or after the occurrence of a Default or Event of Default), each Revolving Credit Lender shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from the Administrative Agent without recourse or warranty, an undivided interest and participation in such Protective Advance equal to the proportion of the Total Credit Exposure of such Revolving Credit Lender to the Total Credit Exposure of all Revolving Credit Lenders (its “Ratable Share”) of such Protective Advance. Each Revolving Credit Lender shall transfer (a “Transfer”) the amount of such Revolving Credit Lender’s purchased interest and participation promptly when requested to the Administrative Agent, to such account of the Administrative Agent as the Administrative Agent may designate, but in any case not later than 3:00 p.m. on the Business Day notified (if notice is provided by the Administrative Agent prior to 12:00 p.m. and otherwise on the immediately following Business Day (the “Transfer Date”)). Transfers may occur during the existence of a Default or Event of Default and whether or not the applicable conditions precedent set forth in Section 5.02 have then been satisfied. Such amounts transferred to the Administrative Agent shall be applied against the amount of the applicable Protective Advance and shall constitute Loans of such Revolving Credit Lenders, respectively. If any such amount is not transferred to the Administrative Agent by any Revolving Credit Lender on such Transfer Date, the Administrative Agent shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Overnight Rate for three (3) Business Days and thereafter at the Base Rate. From and after the date, if any, on which any Revolving Credit Lender is required to fund, and funds, its interest and participation in any Protective Advance purchased hereunder, the Administrative Agent shall promptly distribute to such Revolving Credit Lender, such Revolving Credit Lender’s Ratable Share of all payments of principal and interest and all proceeds of Collateral received by the Administrative Agent in respect of such Protective Advance.

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2.02            Borrowings, Conversions and Continuations of Loans.

(a)            Each Borrowing, each conversion of Loans from one Type to the other, and each continuation of ~~LIBOR~~SOFR Loans shall be made upon the Borrower Agent’s irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m. (i) three Business Days prior to the requested date of any Borrowing of, conversion to or continuation of ~~LIBOR~~SOFR Loans or of any conversion of ~~LIBOR~~SOFR Loans to Base Rate Loans, and (ii) on the requested date of any Borrowing of Base Rate Loans. Each telephonic notice by the Borrower Agent pursuant to this Section 2.02(a) must be promptly confirmed in writing by a Responsible Officer of the Borrower Agent. Each Borrowing of, conversion to or continuation of ~~LIBOR~~SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof. Except as provided in Sections  2.02(f), 2.03(c) and 2.04(c), each Borrowing of or conversion to Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each such notice (whether telephonic or written) shall specify (i) the principal amount of Loans to be borrowed, converted or continued, (ii) the Type of Loans to be borrowed or to which existing Loans are to be converted, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day) and (iv) if applicable, the duration of the Interest Period with respect thereto. If the Borrowers fail to specify a Type of Loan or if the Borrowers fail to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion to Base Rate Loans shall be effective as of the last day of the Interest Period then in effect with respect to the applicable ~~LIBOR~~SOFR Loans. If the Borrowers request a Borrowing of, conversion to, or continuation of ~~LIBOR~~SOFR Loans in any such Committed Loan Notice, but fail to specify an Interest Period, they will be deemed to have specified an Interest Period of one month.

(b)            Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each Appropriate Lender of the amount of its Applicable Percentage, and if no timely notice of a conversion or continuation is provided by the Borrower Agent, the Administrative Agent shall notify each Appropriate Lender of the details of any automatic conversion to Base Rate Loans described in the preceding subsection. Each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 1:00 p.m. on the Business Day specified in the applicable Committed Loan Notice. Upon satisfaction of the applicable conditions set forth in Section 5.02 (and, if such Borrowing is the initial Credit Extension, Section 5.01), the Administrative Agent shall make all funds so received available to the Borrowers in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrowers on the books of BMO with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date a Committed Loan Notice with respect to a Revolving Credit Borrowing is given by the Borrower, there are Letter of Credit Borrowings outstanding, then the proceeds of such Revolving Credit Borrowing, first, shall be applied to the payment in full of any such Letter of Credit Borrowings, and second, shall be made available to the Borrowers as provided above.

(c)            Except as otherwise provided herein, a ~~LIBOR~~SOFR Loan may be continued or converted only on the last day of an Interest Period for such ~~LIBOR~~SOFR Loan. During the existence of a Default, no Loans may be requested as, converted to or continued as ~~LIBOR~~SOFR Loans without the consent of the Required Lenders.

(d)            The Administrative Agent shall promptly notify the Borrower Agent and the Lenders of the interest rate applicable to any Interest Period for ~~LIBOR~~SOFR Loans upon determination of such interest rate. At any time that Base Rate Loans are outstanding, the Administrative Agent shall notify the Borrower Agent and the Lenders of any change in BMO’s prime rate used in determining the Base Rate promptly following the public announcement of such change.

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(e)            After giving effect to all conversions of Loans from one Type to the other, and all continuations of Loans as the same Type, there shall not be more than eight (8) Interest Periods in effect in respect of the Facility.

(f)            Borrowers and each Lender hereby irrevocably authorize the Administrative Agent, in the Administrative Agent’s sole discretion, to advance to Borrowers, and/or to pay and charge to Borrowers’ Loan Account hereunder, all sums necessary to pay (i) any interest accrued on the Obligations when due and to pay all fees, costs and expenses and other Obligations at any time owed by any Loan Party to the Administrative Agent or any Lender hereunder and (ii) any service charge or expenses due pursuant to Section 11.04 when due. The Administrative Agent shall advise the Borrower Agent of any such advance or charge promptly after the making thereof. Such action on the part of the Administrative Agent shall not constitute a waiver of the Administrative Agent’s rights and the Borrowers’ obligations under this Agreement. Any amount which is added to the principal balance of the Loan Account as provided in this Section 2.02(f) shall constitute Revolving Credit Loans (notwithstanding the failure of the Borrowers to satisfy any of the conditions to Credit Extensions in Section 5.02) and Obligations hereunder and shall bear interest at the interest rate then and thereafter applicable to Base Rate Loans.

2.03            Letters of Credit.

(a)            The Letter of Credit Commitment.

(i)            Subject to the terms and conditions set forth herein, (A) the Letter of Credit Issuer agrees, in reliance upon the agreements of the Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the earlier to occur of the Letter of Credit Expiration Date or the termination of the Availability Period, to issue Letters of Credit at the request of the Borrower Agent for the account of a Borrower (or any Loan Party or Domestic Subsidiary thereof as to which all “know your customer” or other similar requirements have been satisfied) so long as such Borrower is a joint and several co-applicant; references to a “Borrower” in this Section 2.03 shall be deemed to include reference to such other Loan Party and any applicable Domestic Subsidiary), and to amend Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the a Borrower and any drawings thereunder; provided that the Letter of Credit Issuer shall not be obligated to make any Letter of Credit Extension with respect to any Letter of Credit, and no Revolving Credit Lender shall be obligated to participate in any Letter of Credit, if as of the date of such Letter of Credit Extension, (A) the Total Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Revolving Credit Exposure of any Revolving Credit Lender would exceed such Revolving Credit Lender’s Revolving Credit Commitment, or (C) the Outstanding Amount of all Letter of Credit Obligations would exceed the Letter of Credit Sublimit. Each request by the Borrower Agent for the issuance or amendment of a Letter of Credit shall be deemed to be a representation by the Borrower Agent that the Letter of Credit Extension so requested complies with the conditions set forth in the proviso to the preceding sentence. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. All Existing Letters of Credit shall be deemed to have been issued pursuant hereto, and from and after the Closing Date shall be subject to and governed by the terms and conditions hereof and all fees in respect thereof pursuant to Sections 2.03(h) and 2.09(b) shall be payable (in substitution for any fees set forth in the applicable letter of credit reimbursement agreements or applications relating to the Existing Letters of Credit, except to the extent that such fees are also payable pursuant to Section 2.03(h) and 2.09(b)) as if the Existing Letters of Credit had been issued on the Closing Date. Notwithstanding the foregoing, (x) the Borrowers shall not be required to pay any additional issuance fees with respect to the issuance of the Existing Letters of Credit solely as a result of such letters of credit being converted to a Letter of Credit hereunder, it being understood that the fronting, participation and other fees set forth in Section 2.03(h) and 2.09(b) shall otherwise apply to the Existing Letters of Credit and (y) no Existing Letter of Credit may be extended or renewed.

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(ii)            The Letter of Credit Issuer shall not issue any Letter of Credit, if:

(A)            subject to Section 2.03(b)(iii), the expiry date of such requested Letter of Credit would occur (i) as to standby Letters of Credit, more than twelve months after the date of issuance or last renewal, and (ii) as to commercial Letters of Credit, later than the earlier of (1) 270 days after the date of issuance thereof and (2) 30 days before the Maturity Date (or, if such day is not a Business Day, the preceding Business Day), unless in each case the Required Lenders have approved such expiry date; or

(B)            the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless Cash Collateralized or all the Lenders have approved such expiry date;

(iii)            The Letter of Credit Issuer shall not be under any obligation to issue any Letter of Credit if:

(A)            any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Letter of Credit Issuer from issuing such Letter of Credit or any Law applicable to the Letter of Credit Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Letter of Credit Issuer shall prohibit, or request that the Letter of Credit Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Letter of Credit Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Letter of Credit Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Letter of Credit Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Letter of Credit Issuer in good faith deems material to it;

(B)            the issuance of such Letter of Credit would violate one or more policies of the Letter of Credit Issuer;

(C)            such Letter of Credit is in an initial amount less than $10,000;

(D)            any Lender is at that time a Defaulting Lender, unless the Letter of Credit Issuer has entered into arrangements, including the delivery of Cash Collateral, satisfactory to the Letter of Credit Issuer (in its sole discretion) with the Borrowers or such Lender to eliminate the Letter of Credit Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other Letter of Credit Obligations as to which the Letter of Credit Issuer has actual or potential Fronting Exposure, as it may elect in its sole discretion.

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(iv)            The Letter of Credit Issuer shall not amend any Letter of Credit if the Letter of Credit Issuer would not be permitted at such time to issue such Letter of Credit in its amended form under the terms hereof.

(v)            The Letter of Credit Issuer shall be under no obligation to amend any Letter of Credit if (A) the Letter of Credit Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(vi)            The Letter of Credit Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and the Letter of Credit Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article X with respect to any acts taken or omissions suffered by the Letter of Credit Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article X included the Letter of Credit Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to the Letter of Credit Issuer.

(b)            Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.

(i)            Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower Agent delivered to the Letter of Credit Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer of the Borrower Agent and, if applicable, of the applicable Borrower. Such Letter of Credit Application must be received by the Letter of Credit Issuer and the Administrative Agent not later than 11:00 a.m. at least two Business Days (or such later date and time as the Administrative Agent and the Letter of Credit Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing or presentation thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing or presentation thereunder; and (G) such other matters as the Letter of Credit Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the Letter of Credit Issuer (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the Letter of Credit Issuer may require. Additionally, the Borrower Agent shall furnish to the Letter of Credit Issuer and the Administrative Agent such other documents and information pertaining to such requested Letter of Credit issuance or amendment, including any Issuer Documents, as the Letter of Credit Issuer or the Administrative Agent may require.

(ii)            Promptly after receipt of any Letter of Credit Application, the Letter of Credit Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the applicable Borrower and, if not, the Letter of Credit Issuer will provide the Administrative Agent with a copy thereof. Unless the Letter of Credit Issuer has received written notice from any Revolving Credit Lender, the Administrative Agent or any Borrower, at least one Business Day prior to the requested date of issuance or amendment of the applicable Letter of Credit, that one or more applicable conditions contained in Article V shall not then be satisfied, then, subject to the terms and conditions hereof, the Letter of Credit Issuer shall, on the requested date, issue a Letter of Credit for the account of the Company or the Company and the applicable Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the Letter of Credit Issuer’s usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Letter of Credit.

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(iii)            If the Borrower Agent so requests in any applicable Letter of Credit Application, the Letter of Credit Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit other than a commercial Letter of Credit that has automatic extension provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit the Letter of Credit Issuer to prevent any such extension at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the “Non-Extension Notice Date”) in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the Letter of Credit Issuer, the Borrower Agent shall not be required to make a specific request to the Letter of Credit Issuer for any such extension. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the Letter of Credit Issuer to permit the extension of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the Letter of Credit Issuer shall not permit any such extension if (A) the Letter of Credit Issuer has determined that it would not be permitted, or would have no obligation, at such time to issue such Letter of Credit in its revised form (as extended) under the terms hereof (by reason of the provisions clause (ii) or (iii) of Section 2.03(a) or otherwise), or (B) it has received notice (which may be by telephone or in writing) on or before the day that is five Business Days before the Non-Extension Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such extension or (2) from the Administrative Agent, any Revolving Credit Lender or the Borrower Agent that one or more of the applicable conditions specified in Section 5.02 is not then satisfied, and in each such case directing the Letter of Credit Issuer not to permit such extension.

(iv)            Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the Letter of Credit Issuer will also deliver to the Borrower Agent and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)            Drawings and Reimbursements; Funding of Participations.

(i)            Upon receipt from the beneficiary of any Letter of Credit of any notice of a drawing or presentation of documents under such Letter of Credit, the Letter of Credit Issuer shall notify the Borrower Agent and the Administrative Agent thereof. Not later than 1:00 p.m. on the date of any payment by the Letter of Credit Issuer under a Letter of Credit (each such date, an “Honor Date”), the Borrowers shall reimburse the Letter of Credit Issuer through the Administrative Agent in Dollars and in an amount equal to the amount of such drawing. If the Borrowers fail to reimburse the Letter of Credit Issuer by such time, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing or payment (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Applicable Percentage thereof. In such event, the Borrower Agent shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.03 for the principal amount of Base Rate Loans, but subject to the amount of the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02 (other than the delivery of a Committed Loan Notice). Any notice given by the Letter of Credit Issuer or the Administrative Agent pursuant to this Section 2.03(c)(i) may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

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(ii)            Each Revolving Credit Lender shall upon any notice pursuant to Section 2.03(c)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) to the Administrative Agent for the account of the Letter of Credit Issuer, in Dollars, at the Administrative Agent’s Office for Dollar denominated payments an amount equal to its Applicable Percentage of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(c)(iii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrower Agent in such amount. The Administrative Agent shall remit the funds so received to the Letter of Credit Issuer in Dollars.

(iii)            With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 5.02 cannot be satisfied or for any other reason, the Borrowers shall be deemed to have incurred from the Letter of Credit Issuer a Letter of Credit Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Letter of Credit Issuer pursuant to Section 2.03(c)(ii) shall be deemed payment in respect of its participation in such Letter of Credit Borrowing and shall constitute an Letter of Credit Advance from such Revolving Credit Lender in satisfaction of its participation obligation under this Section 2.03.

(iv)            Until each Revolving Credit Lender funds its Revolving Credit Loan or Letter of Credit Advance pursuant to this Section 2.03(c) to reimburse the Letter of Credit Issuer for any amount drawn under any Letter of Credit, interest in respect of such Revolving Credit Lender’s Applicable Percentage of such amount shall be solely for the account of the Letter of Credit Issuer.

(v)            Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or Letter of Credit Advances to reimburse the Letter of Credit Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Letter of Credit Issuer, any Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing. No such making of a Letter of Credit Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the Letter of Credit Issuer for the amount of any payment made by the Letter of Credit Issuer under any Letter of Credit, together with interest as provided herein.

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(vi)            If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Letter of Credit Issuer any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.03(c) by the time specified in Section 2.03(c)(ii), then, without limiting the other provisions of this Agreement, the Letter of Credit Issuer shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Letter of Credit Issuer at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at the Base Rate, plus any administrative, processing or similar fees customarily charged by the Letter of Credit Issuer in connection with the foregoing. A certificate of the Letter of Credit Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)            Repayment of Participations. At any time after the Letter of Credit Issuer has made a payment under any Letter of Credit and has received from any Revolving Credit Lender such Revolving Credit Lender’s Letter of Credit Advance in respect of such payment in accordance with Section 2.03(c), if the Administrative Agent receives for the account of the Letter of Credit Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Revolving Credit Lender its Applicable Percentage thereof in Dollars (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s Letter of Credit Advance was outstanding) and in the same funds as those received by the Administrative Agent.

(e)            Obligations Absolute. The obligation of the Borrowers to reimburse the Letter of Credit Issuer for each drawing under each Letter of Credit, and to repay each Letter of Credit Borrowing shall be joint and several and absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i)            any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii)            the existence of any claim, counterclaim, set-off, defense or other right that any Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Letter of Credit Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii)            any draft, demand, certificate or other document or endorsement presented under or in connection with such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv)            any payment by the Letter of Credit Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit, or any payment made by the Letter of Credit Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

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(v)            any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Borrower or any Subsidiary.

(f)            Role of Letter of Credit Issuer. Each Revolving Credit Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the Letter of Credit Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the Letter of Credit Issuer, the Administrative Agent, any of their respective Related Parties nor any correspondent, participant or assignee of the Letter of Credit Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Issuer Document. Each Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit. The Letter of Credit Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Letter of Credit Issuer shall not be responsible for the validity or sufficiency of any instrument endorsing, transferring or assigning or purporting to endorse, transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)            Applicability of ISP and UCP. Unless otherwise expressly agreed by the Letter of Credit Issuer and the Borrower Agent, when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the ISP shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce at the time of issuance shall apply to each commercial Letter of Credit.

(h)            Fronting Fee and Documentary and Processing Charges Payable to Letter of Credit Issuer. The Borrowers shall pay directly to the Letter of Credit Issuer for its own account a fronting fee with respect to each Letter of Credit, at a rate equal to 0.125%, computed on the amount of such Letter of Credit (a “Fronting Fee”), and payable upon the issuance or renewal (automatic or otherwise) thereof or upon any amendment increasing the amount thereof. In addition, the Borrowers shall pay directly to the Letter of Credit Issuer for its own account, in Dollars, the customary issuance, presentation, amendment, cancellation, negotiation, drawing under, transfer and other processing fees, and other standard documentary, processing and other costs and charges, of the Letter of Credit Issuer relating to letters of credit issued by it as from time to time in effect. Such customary fees and standard costs and charges are due and payable on demand and are nonrefundable.

(i)            Conflict with Issuer Documents. In the event of any conflict between the terms hereof and the terms of any Issuer Document, the terms hereof shall control.

(j)            Letters of Credit Issued for Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of, a Subsidiary or any other Borrower, each Borrower shall be obligated to reimburse the Letter of Credit Issuer hereunder for any and all drawings under such Letter of Credit. Each Borrower hereby acknowledges that the issuance of Letters of Credit for the account of Subsidiaries or any other Borrower inures to the benefit of such Borrower, and that such Borrower’s business derives substantial benefits from the businesses of such Subsidiaries or other Borrower.

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2.04            Swing Line Loans.

(a)            The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender may, but shall not be obligated to, make loans in reliance upon the agreements of the other Lenders set forth in this Section 2.04 in Dollars (each such loan, a “Swing Line Loan”) to the Borrowers from time to time on any Business Day during the Availability Period in an aggregate amount not to exceed at any time outstanding the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Applicable Percentage of the Outstanding Amount of Revolving Credit Loans and Letter of Credit Obligations of the Revolving Credit Lender acting as Swing Line Lender, may exceed the amount of such Revolving Credit Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Total Outstandings shall not exceed the Aggregate Revolving Credit Commitments, and (ii) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, and provided, further, that the Borrowers shall not use the proceeds of any Swing Line Loan to refinance any outstanding Swing Line Loan. Within the foregoing limits and subject to the discretion of the Swing Line Lender to make Swing Line Loans, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.04, prepay under Section 2.06(a)(ii), and reborrow under this Section 2.04. Each Swing Line Loan shall be a Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Revolving Credit Lender’s Applicable Percentage times the amount of such Swing Line Loan.

(b)            Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower Agent’s irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of $500,000 and integral multiples of $100,000 in excess thereof, and (ii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Agent. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will (i) deliver notice to the Borrower Agent and the Administrative Agent as to whether it will or will not make such Swing Line Loan available to the Borrowers and, if agreeing to make such Swing Line Loan, (ii) confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Revolving Credit Lender) prior to 1:00 p.m. on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.04(a), or (B) that one or more of the applicable conditions specified in Article V is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender may, not later than 3:00 p.m. on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower Agent at its office by crediting the account of the Borrower Agent on the books of the Swing Line Lender in Same Day Funds.

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(c)            Refinancing of Swing Line Loans.

(i)            The Swing Line Lender at any time in its sole and absolute discretion, but no less frequently than weekly, may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that each Revolving Credit Lender make a Base Rate Loan in an amount equal to such Revolving Credit Lender’s Applicable Percentage of the amount of Swing Line Loans then outstanding. Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance with the requirements of Section 2.02 without regard to the minimum and multiples specified therein for the principal amount of Base Rate Loans, but subject to the unutilized portion of the Aggregate Revolving Credit Commitments and the conditions set forth in Section 5.02. The Swing Line Lender shall furnish the Borrower Agent with a copy of the applicable Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Applicable Percentage of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of the Swing Line Lender at the Administrative Agent’s Office not later than 2:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Loan to the Borrowers in such amount. The Administrative Agent shall remit the funds so received to the Swing Line Lender.

(ii)            If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Base Rate Loans submitted by the Swing Line Lender as set forth herein shall be deemed to be a request by the Swing Line Lender that each of the Revolving Credit Lenders fund its risk participation in the relevant Swing Line Loan and each Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation.

(iii)            If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lender shall be entitled to recover from such Revolving Credit Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at the Base Rate, plus any administrative processing or similar fees customarily charged by the Swing Line Lender in connection with the foregoing. A certificate of the Swing Line Lender submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv)            Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund risk participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Revolving Credit Lender may have against the Swing Line Lender, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 5.02. No such funding of risk participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.

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(v)            All refinancings and fundings under this Section 2.04(c) shall be in addition to and without duplication of the settlement procedures and obligations under Section 2.14.

(d)            Repayment of Participations. At any time after any Revolving Credit Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute to such Revolving Credit Lender its Applicable Percentage of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s risk participation was funded) in the same funds as those received by the Swing Line Lender.

(e)            Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans. Until each Revolving Credit Lender funds its Base Rate Loan or risk participation pursuant to this Section 2.04 to refinance such Revolving Credit Lender’s Applicable Percentage of any Swing Line Loan, interest in respect of such Applicable Percentage shall be solely for the account of the Swing Line Lender.

(f)            Payments Directly to Swing Line Lender. The Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.

2.05            Repayment of Loans.

(a)            Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the account of each of the Revolving Credit Lenders on the Maturity Date the aggregate principal amount of and all accrued and unpaid interest on all Revolving Credit Loans (and if any, Protective Advances) outstanding on such date.

(b)            Swing Line Loans. The Borrowers shall repay each Swing Line Loan on the earlier to occur of (i) each refinancing date arising under Section 2.04(c) and (ii) the Maturity Date.

(c)            Protective Advances. The Borrowers shall repay all Protective Advances on the earlier to occur of (i) demand by the Administrative Agent and (ii) the Maturity Date.

(d)            Other Obligations. Obligations other than principal and interest on the Loans, including Letter of Credit Obligations and, subject to Section 11.04, Extraordinary Expenses, shall be paid by Borrowers as specifically provided herein and in any other applicable Loan Documents or, if no payment date is specified, on demand.

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2.06            Prepayments.

(a)            Optional.

(i)            The Borrowers may, upon notice to the Administrative Agent from the Borrower Agent, at any time or from time to time voluntarily prepay Revolving Credit Loans in whole or in part without premium or penalty; provided that except with respect to prepayments in accordance with Section 4.04(c), (A) such notice must be received by the Administrative Agent not later than 11:00 a.m. (1) three Business Days prior to any date of prepayment of ~~LIBOR~~SOFR Loans and (2) on the date of prepayment of Base Rate Loans; (B) any prepayment of ~~LIBOR~~SOFR Loans shall be in a principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof; and (C) any prepayment of Base Rate Loans shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment and the Type(s) of Loans to be prepaid and, if ~~LIBOR~~SOFR Loans are to be prepaid, the Interest Period(s) of such Loans. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s Applicable Percentage). If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a ~~LIBOR~~SOFR Loan shall be accompanied by all accrued interest on the amount prepaid, together with any additional amounts required pursuant to Section 3.05. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii)            The Borrowers may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent) from the Borrower Agent, at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 1:00 p.m. on the date of the prepayment, and (B) any such prepayment shall be in a minimum principal amount of $100,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower Agent, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(b)            Mandatory.

(i)            [Reserved].

(ii)            Asset Dispositions. Subject to Section 2.06(d), if a Disposition occurs with respect to any property of any Loan Party or any of its Subsidiaries (other than (a) up to $~~10,000,000~~25,000,000 of Net Cash Proceeds from the Disposition of property in any calendar year permitted by Section 8.05(~~n~~k) and (b) any Disposition of property permitted by Section 8.05(a), (b), (c), (e), (f), (g), (h), (i)~~,~~ or (j)~~, (l) or (m)~~) which results in the realization by such Person of Net Cash Proceeds in excess of $1,000,000 in any consecutive 365-day period ending on the date of such Disposition, the Borrowers shall~~, subject to the terms of the Intercreditor Agreement,~~  prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of such Net Cash Proceeds promptly upon (but in any event within five Business Days (or such later time as the Administrative Agent shall agree in its sole discretion) of) receipt thereof by such Person.

(iii)            [Reserved].

(iv)            Debt Incurrence. Upon the incurrence or issuance by any Loan Party or any of its Subsidiaries of any Indebtedness (other than Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.01), the Borrowers shall~~, subject to the terms of the Intercreditor Agreement,~~  prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Loan Party or such Subsidiary.

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~~(v) Extraordinary Receipts. Upon receipt of any cash by (or paid to or for the account of) any Loan Party or its Subsidiaries not in the ordinary course of business (other than any proceeds from issuances of Equity Interests, Indebtedness expressly permitted to be incurred or issued pursuant to Section 8.01 and consideration in respect of Dispositions permitted under Section 8.05), including Tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), indemnity payments, purchase price adjustments, judgments, settlements or other payments in connection with any cause of action, and not otherwise included in clause (ii), (iii) or (iv) of this Section 2.06(b), the Borrowers shall, subject to the terms of the Intercreditor Agreement, prepay an aggregate principal amount of Loans (and Cash Collateralize Letter of Credit Obligations, if applicable) equal to 100% of the cash amount thereof (net of all reasonable out-of-pocket expenses or other amounts required to be paid in connection therewith) promptly upon (but in any event within five Business Days (or such later time as the Administrative Agent shall agree in its sole discretion) of) receipt thereof by such Person.~~

(c)            Application of Mandatory Prepayments. Subject to Section 9.03:

(i)            Each prepayment of Loans pursuant to the provisions of Section 2.06(b) shall be applied to the Revolving Credit Facility in the manner set forth in clause (ii) below. Subject to Section 2.17, such prepayments shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii)            Except as otherwise provided in Section 2.17, prepayments of the Revolving Credit Facility made pursuant to Section 2.06(b), first, shall be applied ratably to the Letter of Credit Borrowings and the Swing Line Loans, second, shall be applied ratably to the outstanding Revolving Credit Loans, third, shall be used to Cash Collateralize the remaining Letter of Credit Obligations in the Minimum Collateral Amount and, fourth, the amount remaining, if any, after the prepayment in full of all outstanding Obligations (other than Credit Product Obligations) and the Cash Collateralization of the remaining Letter of Credit Obligations in the Minimum Collateral Amount may be retained by the Borrowers for use in the ordinary course of Borrowers’ business. Upon the drawing of any Letter of Credit that has been Cash Collateralized, the funds held as Cash Collateral shall be applied (without any further action by or notice to or from the Borrowers or any other Loan Party or any Defaulting Lender that has provided Cash Collateral) to reimburse the Letter of Credit Issuer or the Revolving Credit Lenders, as applicable.

(d)            Reinvestment. Notwithstanding the foregoing, with respect to any Net Cash Proceeds realized in connection with a Disposition described in Section 2.06(b)(ii) ~~or any receipt of net proceeds as described in Section 2.06(b)(v)~~, at the election of the ~~Borrowers~~Company (as notified by the Borrower Agent to the Administrative Agent on or prior to the date that payment would be required pursuant to Section 2.06(b)(ii) ~~or 2.06(b)(v)~~ with respect to such Net Cash Proceeds) and so long as no Event of Default shall have occurred and be continuing at the time of such election, such Loan Party or such Subsidiary may reinvest all or any portion of such Net Cash Proceeds or proceeds (as the case may be) in operating assets within 365 days after the receipt of such Net Cash Proceeds or proceeds (as the case may be) (the consummation of such reinvestment to be certified by the Borrower Agent in writing to the Administrative Agent within such period); provided, however, that any such Net Cash Proceeds or proceeds (as the case may be) in excess of $~~1,000,000~~10,000,000 in any 365-day period not so reinvested shall be immediately applied to the prepayment of the Loans as set forth in Section 2.06(c).

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(e)            Non-Loan Party Prepayment Amounts; Restrictions on Repatriation. Notwithstanding any other provisions of Section 2.06(b) to the contrary, with respect to any Net Cash Proceeds required to be used for a prepayment under Sections 2.06(b)(ii) through (v) above that are held by and derive from a non-Loan Party (“Non-Loan Party Prepayment Funds”):

(A)            to the extent that the Borrowers have determined in good faith that the repatriation to the United States of such Non-Loan Party Prepayment Funds is prohibited, delayed or restricted by any local law, rule or regulation applicable to such non-Loan Party, such Non-Loan Party Prepayment Funds shall be exempt from the prepayment requirements of Section 2.06(b) and may be retained by the applicable non-Loan Party for so long, but only so long, as (x) the applicable local law, rule or regulation prohibits, delays or restricts repatriation of such Non-Loan Party Prepayment Funds to the United States and (y) the Borrowers shall have caused (and continue to cause) the applicable non-Loan Party to take all commercially reasonable actions required by the applicable local law, rule or regulation to comply with, overcome or remove any such prohibition, delay or restriction; provided that, if at any time such prohibition, delay or restriction is overcome or removed or no longer applicable to any Non-Loan Party Prepayment Funds, the Borrowers shall promptly (and in any event within two Business Days) prepay the Revolving Credit Loans (or such other Indebtedness as is required by Section 2.06(b)) in the amount of such Non-Loan Party Prepayment Funds (net of additional Taxes payable or reserve required as a result of repatriation of such funds) in accordance with the other provisions of Section 2.06(b); and

(B)            to the extent that the Borrowers have determined in good faith that the repatriation of such Non-Loan Party Prepayment Funds would result in a material increase in Taxes payable by the Borrowers, if elected by the Borrowers, such Non-Loan Party Prepayment Funds shall be exempt from the prepayment requirements of Section 2.06(b) and may be retained by the applicable non-Loan Party for so long, but only for so long, as such material increase in Taxes would occur; provided that, if at any time such material increase in Taxes shall no longer be applicable to any Non-Loan Party Prepayment Funds, the Borrowers shall promptly (and in any event within two Business Days) prepay the Revolving Credit Loans (or such other Indebtedness as is required by Section 2.06(b)) in the amount of such Non-Loan Party Prepayment Funds (net of any additional Taxes payable or reserve required as a result of repatriation of such funds) in accordance with the other provisions of Section 2.06(b).

2.07            Termination or Reduction of Commitments. The Borrowers may, upon notice to the Administrative Agent from the Borrower Agent, terminate the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit, or from time to time permanently reduce the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m. three Business Days (or such shorter time as agreed by Administrative Agent) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $5,000,000 or any whole multiple of $1,000,000 in excess thereof, (iii) the Borrowers shall not terminate or reduce (A) the Aggregate Revolving Credit Commitments if, after giving effect thereto and to any concurrent prepayments hereunder, the Total Outstandings would exceed the Aggregate Revolving Credit Commitments, (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of Letter of Credit Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit, or (C) the Swing Line Sublimit if, after giving effect thereto and to any concurrent prepayments hereunder, the Outstanding Amount of Swing Line Loans would exceed the Swing Line Sublimit and (iv) if, after giving effect to any reduction or termination of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit exceeds the amount of the Aggregate Revolving Credit Commitments, such Sublimit shall be automatically reduced by the amount of such excess. The Administrative Agent will promptly notify the Lenders of any such notice of termination or reduction of the Aggregate Revolving Credit Commitments, the Letter of Credit Sublimit or the Swing Line Sublimit. Any reduction of the Aggregate Revolving Credit Commitments shall be applied to the Revolving Credit Commitment of each Revolving Credit Lender according to its Applicable Percentage. All fees accrued until the effective date of any termination of the Aggregate Revolving Credit Commitments shall be paid on the effective date of such termination.

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2.08            Interest.

(a)            Subject to the provisions of subsection (b) below, (i) each ~~LIBOR~~SOFR Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the ~~LIBOR Rate~~Adjusted Term SOFR for such Interest Period plus the Applicable Margin; (ii) each Base Rate Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin; (iii) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate plus the Applicable Margin and (iv) each other Obligation (including, to the extent not prohibited by applicable Law, interest not paid when due) shall bear interest on the unpaid amount thereof at a rate per annum equal to the Base Rate plus the Applicable Margin.

(b)      (i)      If any amount payable by the Borrowers under any Loan Document is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, then such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws.

(ii)            If any other Event of Default exists, then the Administrative Agent may, and upon the request of the Required Lenders shall, following delivery of notice thereof to the Borrower Agent, require that all outstanding Loan Obligations shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate; provided, that upon such delivery of notice to the Borrower Agent, the effective date of such imposition of the Default Rate shall be the date upon which the first such Event of Default occurred.

(iii)            Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)            Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

2.09            Fees.

(a)            Unused Revolving Credit Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, a fee (the “Unused Revolving Credit Fee”) equal to the Unused Fee Rate times the Unused Revolving Credit Facility Amount for each calendar quarterly period (or portion thereof) from and after the Closing Date. The Unused Revolving Credit Fee shall accrue at all times during the Availability Period for the Revolving Credit Facility (commencing, for the avoidance of doubt, on the Closing Date), including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period for the Revolving Credit Facility. All Unused Revolving Credit Fees owing under the Existing Credit Agreement shall be due and payable no later than the Closing Date.

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(b)            Letter of Credit Fees. Subject to the provisions of the last sentence of this clause (b), the Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Applicable Percentage, in Dollars, a Letter of Credit fee (“Letter of Credit Fee”) for each Letter of Credit equal to the Applicable Margin for ~~LIBOR~~SOFR Loans times the daily maximum amount available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit); provided, however, any Letter of Credit Fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the Letter of Credit Issuer shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective Applicable Percentages allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the Letter of Credit Issuer for its own account. For purposes of computing the daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.07. The Letter of Credit Fee shall accrue at all times during the Availability Period, including at any time during which one or more of the conditions in Article V is not met, and shall be due and payable quarterly in arrears on the first Business Day after each calendar quarter, commencing with the first such date to occur after the Closing Date, and on the last day of the Availability Period. If there is any change in the Applicable Margin for ~~LIBOR~~SOFR Loans during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin for ~~LIBOR~~SOFR Loans separately for each period during such quarter that such Applicable Margin was in effect. At all times that the Default Rate shall be applicable to any Loans pursuant to Section 2.08(b), the Letter of Credit Fees payable under this clause (b) shall accrue and be payable at the Default Rate. All Letter of Credit Fees owing under the Existing Credit Agreement shall be due and payable no later than the Closing Date.

(c)            Fee Letter. The Borrowers agree to pay to the Administrative Agent, for its own account, the fees payable in the amounts and at the times set forth in the Fee Letter.

(d)            Generally. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to (i) the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Revolving Credit Lenders, and otherwise, to the Lenders entitled thereto or (ii) the Letter of Credit Issuer, in the case of fees payable to it. Fees paid shall not be refundable under any circumstances.

2.10            Computation of Interest and Fees. All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the ~~LIBOR Rate~~Adjusted Term SOFR) and the Unused Revolving Credit Fee shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan or other Loan Obligation not paid when due for the day on which the Loan is made or such Loan Obligation is due and unpaid, and shall not accrue on a Loan, or any portion thereof, or such Loan Obligation for the day on which the Loan, or such portion thereof, or Loan Obligation is paid, provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.

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2.11            Evidence of Debt.

(a)            Loan Account. The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by the Administrative Agent (the “Loan Account”) in the ordinary course of business. In addition, each Lender may record in such Lender’s internal records, an appropriate notation evidencing the date and amount of each Loan from such Lender, each payment and prepayment of principal of any such Loan, and each payment of interest, fees and other amounts due in connection with the Loan Obligations due to such Lender. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrowers hereunder to pay any amount owing with respect to the Loan Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, the Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b)            Account Records. In addition to the accounts and records referred to in (a) above, each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

2.12            Payments Generally; the Administrative Agent’s Clawback.

(a)            General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. Subject to Sections 2.14 and 9.03, the Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected on computing interest or fees, as the case may be.

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(b)            Presumptions by Administrative Agent.

(i)            Funding by Lenders. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of ~~LIBOR~~SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 noon on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.02 (or, in the case of a Borrowing of Base Rate Loans, that such Lender has made such share available in accordance with and at the time required by Section 2.02) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

(ii)            Payments by Borrower. Unless the Administrative Agent shall have received notice from the Borrower Agent prior to the time at which any payment is due to the Administrative Agent for the account of the Lenders or the Letter of Credit Issuer hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the Letter of Credit Issuer, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Appropriate Lenders or the Letter of Credit Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Letter of Credit Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

A notice of the Administrative Agent to any Lender or any Borrower with respect to any amount owing under this subsection (b) shall be conclusive, absent manifest error.

(c)            Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article V are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(d)            Obligations of Lenders Several. The obligations of the Lenders hereunder to make Revolving Credit Loans, to fund participations in Letters of Credit and Swing Line Loans and to make payments pursuant to Section 11.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 11.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 11.04(c).

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(e)            Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f)            Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, Letter of Credit Borrowings, interest and fees then due hereunder, such funds shall be applied as provided in Section 2.06(c).

2.13            Sharing of Payments by Lenders. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise (other than in connection with a Supplemental Facility), obtain payment in respect of (a) the Loan Obligations due and payable to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations due and payable to such Lender at such time to (ii) the aggregate amount of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations due and payable to all Lenders hereunder and under the other Loan Documents at such time obtained by all the Lenders at such time or (b) the Loan Obligations owing (but not due and payable) to such Lender hereunder and under the other Loan Documents at such time in excess of its ratable share (according to the proportion of (i) the amount of such Loan Obligations owing (but not due and payable) to such Lender at such time to (ii) the aggregate amount of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time) of payments on account of the Loan Obligations owing (but not due and payable) to all Lenders hereunder and under the other Loan Documents at such time obtained by all of the Lenders at such time, then, in each case under clauses (a) and (b) above, the Lender receiving such greater proportion shall (A) notify the Administrative Agent of such fact, and (B) purchase (for cash at face value) participations in the Loans and subparticipations in Letter of Credit Obligations and Swing Line Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of Loan Obligations then due and payable to the Lenders or owing (but not due and payable) to the Lenders, as the case may be, provided that:

(i)            if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii)            the provisions of this Section shall not be construed to apply to (A) any payment made by or on behalf of any Loan Party pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender), (B) the application of Cash Collateral provided for in Section 2.16, or (C) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or subparticipations in Letter of Credit Obligations or Swing Line Loans to any assignee or participant, other than an assignment to any Loan Party or any Affiliate thereof (as to which the provisions of this Section shall apply).

Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

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2.14            Settlement Among Lenders.

(a)            The amount of each Revolving Credit Lender’s Applicable Percentage of outstanding Revolving Credit Loans shall be computed weekly (or more frequently in the Administrative Agent’s discretion) and such amount shall be adjusted upward or downward based on all Revolving Credit Loans and repayments of Revolving Credit Loans received by the Administrative Agent as of 3:00 p.m. on the first Business Day (such date, the “Revolving Credit Settlement Date”) following the end of the period specified by the Administrative Agent.

(b)            The Administrative Agent shall deliver to each of the Revolving Credit Lenders promptly after a Revolving Credit Settlement Date a summary statement of the amount of outstanding Revolving Credit Loans for the period and the amount of repayments received for the period. As reflected on the summary statement, (i) the Administrative Agent shall transfer to each Revolving Credit Lender its Applicable Percentage of repayments, and (ii) each Revolving Credit Lender shall transfer to the Administrative Agent (as provided below) or the Administrative Agent shall transfer to each Revolving Credit Lender, such amounts as are necessary to ensure that, after giving effect to all such transfers, the Revolving Credit Exposure of each Revolving Credit Lender shall be equal to such Revolving Credit Lender’s Applicable Percentage of the Total Outstandings as of such Revolving Credit Settlement Date. If the summary statement requires transfers to be made to the Administrative Agent by the Revolving Credit Lenders and is received prior to 1:00 p.m. on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. that day; and, if received after 1:00 p.m., then no later than 3:00 p.m. on the next Business Day. The obligation of each Revolving Credit Lender to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. If and to the extent any Revolving Credit Lender shall not have so made its transfer to the Administrative Agent, such Lender agrees to pay to the Administrative Agent, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent, equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation plus any reasonable administrative, processing, or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

2.15            Nature and Extent of Each Borrower’s Liability.

(a)            Joint and Several Liability. Each Borrower agrees that it is jointly and severally liable for all Obligations, except Excluded Swap Obligations, under the Loan Documents. Each Borrower agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until the Facility Termination Date, and that such obligations are absolute and unconditional, irrespective of (i) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Borrower is or may become a party or be bound; (ii) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by the Administrative Agent or any Lender with respect thereto; (iii) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for the Obligations or any action, or the absence of any action, by the Administrative Agent or any Lender in respect thereof (including the release of any security or guaranty); (iv) the insolvency of any other Borrower; (v) any election by the Administrative Agent or any Lender in proceeding under Debtor Relief Laws for the application of Section 1111(b)(2) of the Bankruptcy Code; (vi) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (vii) the disallowance of any claims of the Administrative Agent or any Lender against any other Borrower for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (viii) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except full payment in cash or Cash Collateralization of all Obligations (other than those Obligations expressly stated to survive termination, contingent obligations as to which no claim has been asserted or threatened and Credit Product Obligations as to which arrangements satisfactory to the applicable Credit Product Provider have been made) on the Facility Termination Date.

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(b)            Waivers.

(i)            Each Borrower expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel the Administrative Agent or Lenders to marshal assets or to proceed against any Borrower, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Borrower. Each Borrower waives all defenses available to a surety, guarantor or accommodation co-obligor other than full payment of all Obligations (other than those Obligations expressly stated to survive termination, contingent obligations as to which no claim has been asserted or threatened and Credit Product Obligations as to which arrangements satisfactory to the applicable Credit Product Provider have been made). It is agreed among each Borrower, the Administrative Agent and Lenders that the provisions of this Section 2.15 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, the Administrative Agent and Lenders would decline to make Loans and issue Letters of Credit. Each Borrower acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(ii)            The Administrative Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral by judicial foreclosure or non-judicial sale or enforcement, without affecting any rights and remedies under this Section 2.15. If, in taking any action in connection with the exercise of any rights or remedies, the Administrative Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Borrower or other Person, whether because of any applicable Laws pertaining to “election of remedies” or otherwise, each Borrower consents to such action and waives any claim of forfeiture of such rights or remedies based upon it, even if the action may result in loss of any rights of subrogation that such Borrower might otherwise have had. Any election of remedies that results in denial or impairment of the right of the Administrative Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. Each Borrower waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for the Obligations, even though that election of remedies destroys such Borrower’s rights of subrogation against any other Person. The Administrative Agent may bid all or a portion of the Obligations at any foreclosure or trustee’s sale or at any private sale, and the amount of such bid need not be paid by the Administrative Agent but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether the Administrative Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 2.15, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which the Administrative Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

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(c)            Extent of Liability; Contribution.

(i)            Notwithstanding anything herein to the contrary, each Borrower’s liability under this Section 2.15 shall be limited to the greater of (i) all amounts for which such Borrower is primarily liable, as described below, and (ii) such Borrower’s Allocable Amount.

(ii)            If any Borrower makes a payment under this Section 2.15 of any Obligations (other than amounts for which such Borrower is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Borrower’s Allocable Amount bore to the total Allocable Amounts of all Borrowers, then such Borrower shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment. The “Allocable Amount” for any Borrower shall be the maximum amount that could then be recovered from such Borrower under this Section 2.15 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(iii)            Each Loan Party that is a Qualified ECP shall comply with the terms of Section 12.10.

(d)            Direct Liability. Nothing contained in this Section 2.15 shall limit the liability of any Borrower to pay Loans made directly or indirectly to that Borrower (including Loans advanced to any other Borrower and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower), Letter of Credit Obligations relating to Letters of Credit issued to support such Borrower’s business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Borrower shall be primarily liable for all purposes hereunder.

(e)            Joint Enterprise. Each Borrower has requested that the Administrative Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically. The Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group. The Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the Facility, all to their mutual advantage. The Borrowers acknowledge that the Administrative Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.

(f)            Subordination. Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the full payment in cash or Cash Collateralization of all Obligations (other than those Obligations expressly stated to survive termination, contingent obligations as to which no claim has been asserted or threatened and Credit Product Obligations as to which arrangements satisfactory to the applicable Credit Product Provider have been made) on the Facility Termination Date.

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(g)            Borrower Agent.

(i)            Each Loan Party hereby irrevocably appoints and designates (or, if not a party hereto, by execution and delivery of a guaranty agreement acceptable to Administrative Agent or otherwise becoming a Guarantor hereunder shall be deemed to have irrevocably appointed and designated) the Company (“Borrower Agent”) as its representative and agent and attorney-in-fact for all purposes under the Loan Documents, including, as applicable, requests for Credit Extensions, designation of interest rates, delivery or receipt of communications, preparation and delivery of financial reports, receipt and payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Administrative Agent, the Swing Line Lender, the Letter of Credit Issuers or any Lender.

(ii)            Any notice, election, representation, warranty, agreement or undertaking by or on behalf of any Loan Party by the Borrower Agent shall be deemed for all purposes to have been made by such Loan Party and shall be binding upon and enforceable against such Loan Party to the same extent as if made directly by such Loan Party.

(iii)            The Borrower Agent hereby accepts the appointment by each Loan Party hereunder to act as its agent and attorney-in-fact.

(iv)            The Administrative Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Agent on behalf of any Borrower or other Loan Party. The Administrative Agent and Lenders may give any notice to or communication with a Loan Party hereunder to the Borrower Agent on behalf of such Loan Party. Each of the Administrative Agent, the Letter of Credit Issuers and the Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for any or all purposes under the Loan Documents. Each Loan Party agrees (or, if not a party hereto, by execution and delivery of a guaranty agreement acceptable to Administrative Agent or otherwise becoming a Guarantor hereunder shall be deemed to have agreed) that any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Agent shall be binding upon and enforceable against it.

2.16            Cash Collateral.

(a)            Certain Credit Support Events. If (i) the Letter of Credit Issuer has honored any full or partial drawing request under any Letter of Credit upon presentation and such drawing has resulted in an Letter of Credit Borrowing, (ii) as of the Letter of Credit Expiration Date, any Letter of Credit Obligation for any reason remains outstanding, (iii) any Protective Advance shall not have been funded by the Lenders upon demand by the Administrative Agent, (iv) the Borrowers shall be required to provide Cash Collateral pursuant to Section 9.02 or (v) there shall exist a Defaulting Lender, the Borrowers shall immediately (in the case of clause (iv) above) or within one Business Day (in all other cases) following any request by the Administrative Agent or the Letter of Credit Issuer, provide Cash Collateral in an amount not less than the Minimum Collateral Amount (determined in the case of Cash Collateral provided pursuant to clause (v) above, after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by the Defaulting Lender).

(b)            Grant of Security Interest. The Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to (and subjects to the control of) the Administrative Agent, for the benefit of the Administrative Agent, the Letter of Credit Issuer and the Lenders, and agree to maintain, a first priority security interest ~~(subject to the Intercreditor Agreement)~~ in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is less than the Minimum Collateral Amount or otherwise deficient for any reason, the Borrowers will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency. All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in one or more blocked, non-interest bearing deposit accounts at BMO.

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(c)            Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided in respect of Letters of Credit, Swing Line Loans or Protective Advances shall be held and applied to the specific Letter of Credit Obligations, Swing Line Loans or Protective Advances (including any the Defaulting Lender’s obligation to fund participations in respect thereof) for which the Cash Collateral was so provided (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided, prior to any other application of such property as may be provided for herein.

(d)            Release. Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or to secure other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender (or, as appropriate, its assignee following compliance with Section 11.06(b)(vi)) or (ii) the determination by the Administrative Agent and the Letter of Credit Issuer that there exists excess Cash Collateral.

2.17            Defaulting Lenders.

(a)            Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i)            Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of “Required Lenders” and Section 11.01.

(ii)            Reallocation of Payments. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article IX or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.08 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, if such Defaulting Lender is a Revolving Credit Lender, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the Letter of Credit Issuer or Swing Line Lender hereunder; third, if such Defaulting Lender is a Revolving Credit Lender, to Cash Collateralize the Letter of Credit Issuer’s and the Administrative Agent’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.16; fourth, as the Borrower Agent may request (so long as no Default or Event of Default exists) to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Agent, to be held in a deposit account and released in order to (x) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (y) Cash Collateralize the Letter of Credit Issuer’s and the Administrative Agent’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit and Protective Advances; sixth, in the case of a Defaulting Lender under the Facility, to the payment of any obligations owing to the other Lenders under the Facility (including the Letter of Credit Issuer or Swing Line Lender) as a result of any judgment of a court of competent jurisdiction obtained by any Lender under the Facility (including the Letter of Credit Issuer or Swing Line Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or Letter of Credit Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 5.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and Letter of Credit Obligations owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or Letter of Credit Obligations owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in Letter of Credit Obligations, Swing Line Loans and Protective Advances are held by the Lenders pro rata in accordance with the Commitments hereunder without giving effect to Section 2.17(a)(iv). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto

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(iii)            Certain Fees. No Defaulting Lender shall be entitled to receive any Unused Revolving Credit Fee payable pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender). Each Defaulting Lender which is a Revolving Credit Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the extent allocable to its Applicable Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.16. With respect to any Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to this clause (iii), the Borrowers shall (A) pay to each Non-Defaulting Lender which is a Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Obligations that has been reallocated to such Non-Defaulting Lender pursuant to clause (iv) below, (B) pay to the Letter of Credit Issuer the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Letter of Credit Issuer’s Fronting Exposure to such Defaulting Lender, and (C) not be required to pay the remaining amount of any such fee.

(iv)            Reallocation of Applicable Percentages to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in Letter of Credit Obligations, Swing Line Loans and Protective Advances shall be reallocated among the Non-Defaulting Lenders which are Revolving Credit Lenders in accordance with their respective Applicable Percentages (calculated without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that (x) the conditions set forth in Section 5.02 are satisfied at the time of such reallocation (and, unless the Borrower Agent shall have otherwise notified the Administrative Agent at such time, the Borrowers shall be deemed to have represented and warranted that such conditions are satisfied at such time), and (y) such reallocation does not cause the aggregate Revolving Credit Exposure of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. Subject to Section 11.20, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

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(b)            Defaulting Lender Cure. If the Borrower Agent, the Administrative Agent and, in the case that a Defaulting Lender is a Revolving Credit Lender, the Swing Line Lender and the Letter of Credit Issuer, agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Revolving Credit Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Credit Loans and funded and unfunded participations in Letters of Credit, Swing Line Loans and Protective Advances to be held on a pro rata basis by the Lenders in accordance with their Applicable Percentages (without giving effect to Section 2.17(a)(iv)), whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.18            Increase in Revolving Credit Commitments.

(a)            Request for Increase. Provided there exists no Default, upon notice to and with the written consent of the Administrative Agent (which shall promptly notify the applicable Revolving Credit Lenders), the Borrower Agent may from time to time, following the Second Amendment Date, request an increase in the Aggregate Revolving Credit Commitments by an amount (for all such requests, for the avoidance of doubt, following the Second Amendment Date) not exceeding $~~75,000,000~~30,000,000 (each such increase, a “Commitment Increase”); provided that any such request for an increase shall be in a minimum amount of $5,000,000 in the aggregate or, if less, the entire unutilized amount of the maximum amount of all such requests set forth above. At the time of sending such notice, the Borrower Agent (in consultation with the Administrative Agent) shall specify the time period within which each applicable Revolving Credit Lender is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to the applicable Revolving Credit Lenders).

(b)            Revolving Credit Lender Elections to Increase. Each Revolving Credit Lender shall notify the Administrative Agent within such time period whether or not it agrees to commit to a portion of the requested increase of the Revolving Credit Facility and, if so, whether by an amount equal to, greater than, or less than its Applicable Percentage. Any Revolving Credit Lender not responding within such time period shall be deemed to have declined to commit to any portion of the requested increase.

(c)            Notification by Administrative Agent; Additional Revolving Credit Lenders. The Administrative Agent shall notify the Borrower Agent of the Revolving Credit Lenders’ responses to each request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent (which approval shall not be unreasonably withheld), the Borrower Agent may also invite additional Eligible Assignees to become Revolving Credit Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel (each such Eligible Assignee issuing a commitment, executing and delivering such joinder agreement and becoming a Revolving Credit Lender, an “Additional Commitment Lender”), provided, however, that without the consent of the Administrative Agent, at no time shall the Commitment of any Additional Commitment Lender be less than $5,000,000.

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(d)            Effective Date and Allocations. If the Aggregate Revolving Credit Commitments are increased in accordance with this Section 2.18, the Administrative Agent and the Borrower Agent shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly notify the Borrower Agent and the Revolving Credit Lenders of the final allocation of such increase and the Increase Effective Date.

(e)            Conditions to Effectiveness of Increase. As a condition precedent to such increase, (i) the Borrower Agent shall deliver to the Administrative Agent a certificate of each Loan Party dated as of the Increase Effective Date (in sufficient copies for each Lender) signed by a Responsible Officer of such Loan Party (A) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (B) certifying that, before and after giving effect to such increase, the representations and warranties contained in Article VI and in the other Loan Documents, or which are contained in any document furnished at any time under or in connection herewith or therewith, are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date, and except that for purposes of this Section 2.18, the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01; (ii) the Borrowers, the Administrative Agent, and any Additional Commitment Lender shall have executed and delivered a joinder to the Loan Documents in form and substance satisfactory to the Administrative Agent; (iii) the Borrowers shall have paid such fees and other compensation to the Revolving Credit Lenders increasing their Revolving Credit Commitments and to the Additional Commitment Lenders as the Borrowers and such Lenders and Additional Commitment Lenders shall agree; (iv) the Borrowers shall have paid such arrangement fees, if any, to the Administrative Agent as the Borrowers and the Administrative Agent may agree; (v) other than the fees and compensation referred to in clauses (iii) and (iv) above, the Commitment Increase shall be on the same terms and pursuant to the same documentation applicable to the existing Revolving Credit Commitments, (vi) the Borrowers shall deliver to the Administrative Agent (A) an opinion or opinions, in form and substance reasonably satisfactory to the Administrative Agent, from counsel to the Loan Parties reasonably satisfactory to the Administrative Agent and dated such date and (B) a certification from the Borrower Agent, or other evidence reasonably satisfactory to the Administrative Agent, that such increase is permitted under the documents governing ~~the Senior Notes and any other~~any material Indebtedness; (vii) the Borrowers, the Lenders increasing their Commitments and each Additional Commitment Lender shall have delivered such other instruments, documents and agreements as the Administrative Agent may reasonably have requested; (viii) no Default or Event of Default exists or shall result therefrom; and (ix) the Borrowers shall be in Pro Forma Compliance with Section 8.12 after giving effect to such increase. The Revolving Credit Loans outstanding on the Increase Effective Date shall be reallocated and adjusted between and among the applicable Lenders, and the Borrowers shall pay any additional amounts required pursuant to Section 3.05 resulting therefrom, to the extent necessary to keep the outstanding applicable Revolving Credit Loans ratable among the applicable Lenders with any revised Applicable Percentages, as applicable, arising from any nonratable increase in the applicable Revolving Credit Loans under this Section 2.18.

(f)            Conflicting Provisions. This Section 2.18 shall supersede any provisions in Section 2.13 or 11.01 to the contrary.

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ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01            Taxes.

(a)            Payments Free of Taxes; Obligation to Withhold; Payments on Account of Taxes.

(i)            Any and all payments by or on account of any obligation of the Loan Parties hereunder or under any other Loan Document shall to the extent permitted by applicable Laws be made free and clear of and without reduction or withholding for any Taxes. If, however, applicable Laws require the Loan Parties or the Administrative Agent to withhold or deduct any Tax, such Tax shall be withheld or deducted in accordance with such Laws as determined by the Borrower Agent or the Administrative Agent, as the case may be, upon the basis of the information and documentation to be delivered pursuant to Section 3.01(e) below.

(ii)            If any Loan Party or the Administrative Agent shall be required by applicable Law to withhold or deduct any Taxes, including both U.S. federal backup withholding and nonresident withholding Taxes, from any payment hereunder to any Recipient, then (A) such Loan Party or the Administrative Agent, as applicable, shall withhold or make such deductions as are determined by the applicable withholding agent to be required based upon the information and documentation it has received pursuant to Section 3.01(e) below, (B) such Loan Party or the Administrative Agent, as applicable, shall timely pay the full amount withheld or deducted to the relevant Governmental Authority in accordance with applicable Law, and (C) to the extent that the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the Loan Parties shall be increased as necessary so that after any required withholding or the making of all required deductions for such Indemnified Taxes (including deductions for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the Administrative Agent, Lender or Letter of Credit Issuer, as the case may be, receives an amount equal to the sum it would have received had no such withholding or deduction for such Indemnified Taxes been made.

(b)            Payment of Other Taxes by the Borrowers. Without duplication of Section 3.01(a), the Loan Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Law.

(c)            Tax Indemnification by the Borrowers.

(i)            Without duplication of Section 3.01(a) or (b) above, each Loan Party shall, and does hereby, indemnify each Recipient, and shall make payment in respect thereof within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) withheld or deducted by the Loan Parties or the Administrative Agent or paid by the Recipient, as the case may be, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of any such payment or liability delivered to the Borrower Agent by a Lender or the Letter of Credit Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Letter of Credit Issuer, shall be conclusive absent manifest error.

(ii)            Without limiting the provisions of subsection (a) or (b) above, each Lender and the Letter of Credit Issuer shall, and does hereby, indemnify the Loan Parties and the Administrative Agent, and shall make payment in respect thereof within 10 days after demand therefor, against any and all Taxes and any and all related losses, claims, liabilities, penalties, interest and expenses (including the fees, charges and disbursements of any counsel for the Borrowers or the Administrative Agent) incurred by or asserted against the Loan Parties or the Administrative Agent by any Governmental Authority as a result of the failure by such Lender or the Letter of Credit Issuer, as the case may be, to deliver, or as a result of the inaccuracy, inadequacy or deficiency of, any documentation required to be delivered by such Lender or the Letter of Credit Issuer, as the case may be, to the Borrower Agent or the Administrative Agent pursuant to Section 3.01(e). Each Lender and the Letter of Credit Issuer hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender or the Letter of Credit Issuer, as the case may be, under this Agreement or any other Loan Document against any amount due to the Administrative Agent under this Section 3.01(c)(ii).

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(d)            Evidence of Payments. Upon request by the Borrower Agent or the Administrative Agent, as the case may be, after any payment of Taxes by the Loan Parties or by the Administrative Agent to a Governmental Authority as provided in this Section 3.01, the Borrower Agent shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower Agent, as the case may be, the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by Laws to report such payment or other evidence of such payment reasonably satisfactory to the Borrower Agent or the Administrative Agent, as the case may be.

(e)            Status of Lenders; Tax Documentation.

(i)            Each Lender shall deliver to the Borrower Agent and to the Administrative Agent, at the time or times prescribed by applicable Laws or when reasonably requested by the Borrower Agent or the Administrative Agent, such properly completed and executed documentation prescribed by applicable Laws or by the relevant Governmental Authorities of any jurisdiction and such other reasonably requested information as will permit the Borrower Agent or the Administrative Agent, as the case may be, to determine (A) whether or not payments made hereunder or under any other Loan Document are subject to Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender’s entitlement to any available exemption from, or reduction of, applicable Taxes in respect of all payments to be made to such Lender by the Loan Parties pursuant to this Agreement or otherwise to establish such Lender’s status for withholding Tax purposes in the applicable jurisdiction.

(ii)            Without limiting the generality of the foregoing:

(A)            any Lender that is a U.S. Person shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent) executed copies of Internal Revenue Service Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax; and

(B)            each Foreign Lender shall deliver to the Borrower Agent and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the request of the Borrower Agent or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:

(I)            executed copies of Internal Revenue Service Form W-8BEN-E (or, if applicable W-8BEN) establishing the status of such Lender as a Foreign Lender and, if applicable, claiming eligibility for benefits of an income tax treaty to which the United States is a party,

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(II)            executed copies of Internal Revenue Service Form W-8ECI,

(III)            executed copies of Internal Revenue Service Form W-8IMY and all required supporting documentation,

(IV)            in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (B) a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of Internal Revenue Service Form W-8BEN-E (or, if applicable W-8BEN), or

(V)            executed copies of any other form prescribed by applicable Laws as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Laws to permit the Borrower Agent or the Administrative Agent to determine the withholding or deduction required to be made; and

(C)            if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower Agent and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by any Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by any Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (C), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of this Section 3.01, “Laws” shall include FATCA.

(iii)            If Administrative Agent is not a U.S. Person, on or before the date of any payment by any Loan Party under this Agreement, Administrative Agent shall deliver to Borrower Agent (A) an executed copy of Internal Revenue Service Form W-8ECI with respect to any amounts payable to Administrative Agent for its own account, (B) an executed copy of Internal Revenue Service Form W-8IMY with respect to any amounts payable to Administrative Agent for the account of others, certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Loan Parties to be treated as a U.S. Person with respect to such payments (and the Loan Parties and Administrative Agent agree to so treat Administrative Agent as a U.S. Person with respect to such payments as contemplated by Treasury Regulation Section 1.1441-1(b)(2)(iv)) and (C) such other forms or certifications as may be required under applicable Law to establish that Administrative Agent is entitled to receive any payment by the Loan Parties under this Agreement (whether for its own account or for the account of others) without deduction or withholding of any U.S. federal withholding Taxes unless in any such case there has been a Change in Law which renders all such forms inapplicable or which would prevent Administrative Agent from duly completing and delivering any such form with respect to it and Administrative Agent so advises Borrower Agent.

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(iv)            Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower Agent and the Administrative Agent in writing of its legal inability to do so. Each Lender shall promptly (A) notify the Borrower Agent and the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (B) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws of any jurisdiction that the Loan Parties or the Administrative Agent make any withholding or deduction for Taxes from amounts payable to such Lender.

(f)            Treatment of Certain Refunds. Unless required by applicable Laws, at no time shall the Administrative Agent have any obligation to file for or otherwise pursue on behalf of a Lender or the Letter of Credit Issuer, or have any obligation to pay to any Lender or the Letter of Credit Issuer, any refund of Taxes withheld or deducted from funds paid for the account of such Lender or the Letter of Credit Issuer, as the case may be. If the Administrative Agent, any Lender or the Letter of Credit Issuer determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Loan Party or with respect to which any Loan Party has paid additional amounts pursuant to this Section 3.01, it shall pay to such Loan Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by any Loan Party under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses incurred by the Administrative Agent, such Lender or the Letter of Credit Issuer, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that each Loan Party, upon the request of the Administrative Agent, such Lender or the Letter of Credit Issuer, agrees to repay the amount paid over to any Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Letter of Credit Issuer in the event the Administrative Agent, such Lender or the Letter of Credit Issuer is required to repay such refund to such Governmental Authority. This subsection shall not be construed to require the Administrative Agent, any Lender or the Letter of Credit Issuer to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party or any other Person.

3.02            Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to the ~~LIBOR Rate~~Term SOFR, or to determine or charge interest rates based upon the ~~LIBOR Rate~~Term SOFR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to the Borrower Agent through the Administrative Agent, (i) any obligation of such Lender to make or continue ~~LIBOR~~SOFR Loans or to convert Base Rate Loans to ~~LIBOR~~SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the ~~LIBOR Rate~~Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBOR Rate~~Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower Agent that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Loan Parties shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all ~~LIBOR~~SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the ~~LIBOR Rate~~Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such ~~LIBOR~~SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such ~~LIBOR~~SOFR Loans and (y) if such notice asserts the illegality of such Lender determining or charging interest rates based upon the ~~LIBOR Rate~~Term SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the ~~LIBOR Rate~~Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon the ~~LIBOR Rate~~Term SOFR. Upon any such prepayment or conversion, the Loan Parties shall also pay accrued interest on the amount so prepaid or converted.

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3.03            Inability to Determine Rates; Effect of Benchmark Transition Event.

(a)            Inability to Determine Rates. Subject to Section 3.03(b), if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)            the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR cannot be determined, or

(ii)            ~~(a) If~~ the Required Lenders determine that for any reason in connection with any request for a ~~LIBOR~~SOFR Loan or a conversion ~~to or~~thereto or a continuation thereof that ~~(a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such LIBOR Loan, (b) adequate and reasonable means do not exist for determining LIBOR~~Term SOFR for any requested Interest Period with respect to a proposed ~~LIBOR Loan or in connection with an existing or proposed Base Rate Loan, or (c) LIBOR for any requested Interest Period with respect to a proposed LIBOR~~SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, and the Required Lenders have provided notice of such determination to the Administrative Agent, then the Administrative Agent will promptly so notify the Borrower Agent and each Lender. ~~Thereafter, (x) the~~Upon notice thereof by the Administrative Agent to the Borrower Agent, any obligation of the Lenders to make or ~~maintain LIBOR~~continue SOFR Loans shall be suspended~~, and (y) in the event of a determination described in the preceding sentence with respect to the LIBOR Rate component of the Base Rate, the utilization of LIBOR component in determining the Base Rate shall be suspended, in each case~~ (to the extent of the affected SOFR Loans and, in the case of a SOFR Loan, the affected Interest Periods) until the Administrative Agent ~~(upon the instruction of the Required Lenders)~~ revokes such notice. Upon receipt of such notice, (i) the ~~Borrower Agent~~Borrowers may revoke any pending request for a ~~Borrowing~~borrowing of, conversion to or continuation of ~~LIBOR~~SOFR Loans (to the extent of the affected SOFR Loans and, in the case of a SOFR Loans, the affected Interest Periods) or, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans in the amount specified therein~~.~~ and (ii) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans immediately or, in the case of SOFR Loans, at the end of the applicable Interest Period. Upon any such conversion, the Borrowers shall also pay any additional amounts required pursuant to this Agreement.

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(b)            Effect of Benchmark Transition Event.

(i)            Benchmark Replacement. If a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(ii)            Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)            Notice; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to this Section 3.03. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.03, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.03.

(iv)            Unavailability of Tenor of Benchmark. At any time (including in connection with the implementation of a Benchmark Replacement) (A) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administration of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) ceases to not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(v)            Benchmark Unavailability Period. Upon the Borrower Agent’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrowers may revoke any pending request for a SOFR Loan, or conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

~~(b) Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, if the Administrative Agent determines (which determination shall be conclusive absent manifest error), or the Borrowers or the Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrowers) that the Borrowers or Required Lenders (as applicable) have determined, that:~~

~~(i) adequate and reasonable means do not exist for ascertaining LIBOR because the LIBOR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or~~

~~(ii) the administrator of the LIBOR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which LIBOR or the LIBOR Screen Rate shall no longer be made available, or used for determining the interest rate of loans (such specific date, the “Scheduled Unavailability Date”), or~~

~~(iii) syndicated loans currently being executed, or that include language similar to that contained in this Section are being executed or amended (as applicable), to incorporate or adopt a new benchmark interest rate to replace LIBOR,~~

~~(c) then, reasonably promptly after such determination by the Administrative Agent or receipt by the Administrative Agent of such notice, as applicable, the Administrative Agent and the Borrowers may amend this Agreement to replace LIBOR with an alternate benchmark rate (including any mathematical or other adjustments to the benchmark (if any) incorporated therein), giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated syndicated credit facilities for such alternative benchmarks (any such proposed rate, a “LIBOR Successor Rate”), together with any proposed LIBOR Successor Rate Conforming Changes (as defined below) and any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrowers unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders do not accept such amendment. Such LIBOR Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such LIBOR Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.~~

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~~(d) If no LIBOR Successor Rate has been determined and the circumstances under clause (b)(i) above exist or the Scheduled Unavailability Date has occurred (as applicable), the Administrative Agent will promptly so notify the Borrowers and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain LIBOR Loans shall be suspended, (to the extent of the affected LIBOR Loans), and (y) the LIBOR Rate component shall no longer be utilized in determining the Base Rate. Upon receipt of such notice, the Borrowers may revoke any pending request for a Borrowing of, conversion to or continuation of LIBOR Loans (to the extent of the affected LIBOR Loans) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans (subject to the foregoing clause (y)) in the amount specified therein.~~

~~(e) Notwithstanding anything else herein, any definition of LIBOR Successor Rate shall provide that in no event shall such LIBOR Successor Rate be less than zero for purposes of this Agreement.~~

~~(f) For purposes hereof, “LIBOR Successor Rate Conforming Changes” means, with respect to any proposed LIBOR Successor Rate, any conforming changes to the definition of LIBOR Rate, Base Rate, timing and frequency of determining rates and making payments of interest and other administrative matters as may be appropriate, in the discretion of the Administrative Agent in consultation with the Borrowers, to reflect the adoption of such LIBOR Successor Rate and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such LIBOR Successor Rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement).~~

3.04            Increased Costs; Reserves on ~~LIBOR~~SOFR Loans.

(a)            Increased Costs Generally. If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement contemplated by Section 3.04(e)) or the Letter of Credit Issuer;

(ii)            subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(iii)            impose on any Lender or the Letter of Credit Issuer or the ~~London interbank~~SOFR market any other condition, cost or expense (other than Taxes) affecting this Agreement or ~~LIBOR~~SOFR Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan the interest on which is determined by reference to the ~~LIBOR Rate~~Adjusted Term SOFR (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender or the Letter of Credit Issuer issuing or maintaining any Letter of Credit (or of maintaining its obligation to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender or the Letter of Credit Issuer hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or the Letter of Credit Issuer, the Loan Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer, as the case may be, for such additional costs incurred or reduction suffered.

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(b)            Capital Requirements. If any Lender or the Letter of Credit Issuer determines that any Change in Law affecting such Lender or the Letter of Credit Issuer or any Lending Office of such Lender or such Lender’s or the Letter of Credit Issuer’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Letter of Credit Issuer’s capital or on the capital of such Lender’s or the Letter of Credit Issuer’s holding company, if any, as a consequence of this Agreement, the Revolving Credit Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Letter of Credit Issuer, to a level below that which such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Letter of Credit Issuer’s policies and the policies of such Lender’s or the Letter of Credit Issuer’s holding company with respect to capital adequacy), then from time to time pursuant to subsection (c) below the Loan Parties will pay to such Lender or the Letter of Credit Issuer, as the case may be, such additional amount or amounts as will compensate such Lender or the Letter of Credit Issuer or such Lender’s or the Letter of Credit Issuer’s holding company for any such reduction suffered.

(c)            Certificates for Reimbursement. A certificate of a Lender or the Letter of Credit Issuer setting forth the amount or amounts necessary to compensate such Lender or the Letter of Credit Issuer or its holding company, as the case may be, as specified in subsection (a) or (b) of this Section and delivered to the Borrower Agent shall be conclusive absent manifest error. The Loan Parties shall pay such Lender or the Letter of Credit Issuer, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

(d)            Delay in Requests. Failure or delay on the part of any Lender or the Letter of Credit Issuer to demand compensation pursuant to the foregoing provisions of this Section shall not constitute a waiver of such Lender’s or the Letter of Credit Issuer’s right to demand such compensation, provided that the Loan Parties shall not be required to compensate a Lender or the Letter of Credit Issuer pursuant to the foregoing provisions of this Section for any increased costs incurred or reductions suffered more than nine months prior to the date that such Lender or the Letter of Credit Issuer, as the case may be, notifies the Loan Parties of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Letter of Credit Issuer’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine-month period referred to above shall be extended to include the period of retroactive effect thereof).

~~(e) Reserves on LIBOR Loans. The Borrowers shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each LIBOR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on such Loan, provided the Borrower Agent shall have received at least 10 days’ prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.~~

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3.05            Compensation for Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a)            any continuation, conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise);

(b)            any failure by Borrowers (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, continue or convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower Agent; or

(c)            any assignment of a ~~LIBOR~~SOFR Loan on a day other than the last day of the Interest Period therefor as a result of a request by the Borrower Agent pursuant to Section 11.13;

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained. The Borrowers shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each ~~LIBOR~~SOFR Loan made by it at the ~~LIBOR Rate~~SOFR for such Loan by a matching deposit or other borrowing in the ~~London interbank eurodollar~~SOFR market for a comparable amount and for a comparable period, whether or not such ~~LIBOR~~SOFR Loan was in fact so funded.

3.06            Mitigation Obligations; Replacement of Lenders.

(a)            Designation of a Different Lending Office. If any Lender requests compensation under Section 3.04, or the Borrowers are required to pay any additional amount to any Lender, the Letter of Credit Issuer or any Governmental Authority for the account of any Lender or the Letter of Credit Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.02, then such Lender or the Letter of Credit Issuer, as applicable, shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender or the Letter of Credit Issuer, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.04, as the case may be, in the future, or eliminate the need for the notice pursuant to Section 3.02, as applicable, and (ii) in each case, would not subject such Lender or the Letter of Credit Issuer, as the case may be, to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender or the Letter of Credit Issuer, as the case may be. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender or the Letter of Credit Issuer in connection with any such designation or assignment.

(b)            Replacement of Lenders. If any Lender requests compensation under Section 3.04, or if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, the Borrowers may replace such Lender in accordance with Section 11.13.

3.07            Survival. All of the parties’ obligations under this Article III shall survive the resignation of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, the assignment of rights by or replacement of any Lender, the termination of the Commitments and the occurrence of the Facility Termination Date.

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ARTICLE IV
SECURITY AND ADMINISTRATION OF COLLATERAL

4.01            Security.

(a)            Generally. As security for the full and timely payment and performance of all Obligations, Borrower Agent shall, and shall cause each other Loan Party to, on or before the Closing Date, do or cause to be done all things necessary in the opinion of the Administrative Agent and its counsel to grant to the Administrative Agent for the benefit of the Secured Parties a duly perfected first priority security interest in all Collateral subject to no prior Lien or other encumbrance or restriction on transfer~~, except as expressly permitted hereunder and subject to the Intercreditor Agreement~~. Without limiting the foregoing, on the Closing Date Borrower Agent shall deliver, and shall cause each other Loan Party to deliver, to the Administrative Agent, in form and substance reasonably acceptable to the Administrative Agent, (a) the Security Agreement, which shall pledge to the Administrative Agent for the benefit of the Secured Parties certain personal property of the Borrowers and the other Loan Parties more particularly described therein, and (b) Uniform Commercial Code financing statements in form, substance and number as requested by the Administrative Agent, reflecting the Lien in favor of the Secured Parties on the Collateral, and shall take such further action and deliver or cause to be delivered such further documents as required by the Security Instruments or otherwise as the Administrative Agent may request to effect the transactions contemplated by this Article IV.

4.02            ~~Inventory~~[Reserved]~~. The Borrowers shall use, store and maintain all product Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all applicable Laws. The Borrowers shall take all steps to assure that all Inventory is produced in accordance with applicable Law, including the FLSA.~~

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4.03            After Acquired Property; Further Assurances.

(a)            New Deposit Accounts and Securities Accounts. Concurrently with or prior to the opening of any Deposit Account, Securities Account or Commodity Account by any Loan Party, other than any Excluded Deposit Account and any Excluded Securities Account, such Loan Party shall deliver to the Administrative Agent a Control Agreement covering such Deposit Account, Securities Account or Commodity Account, duly executed by such Loan Party, the Administrative Agent and the applicable Controlled Account Bank, securities intermediary or financial institution at which such account is maintained.

(b)            Acquired Real Property. If any Loan Party acquires, owns or holds an interest in any fee-owned Real Property not constituting Excluded Real Property, the Company will promptly (and in any event within ~~ten~~thirty (~~10~~30) days of the acquisition thereof (or such longer period as the Administrative Agent may agree)) notify the Administrative Agent in writing of such event, identifying the property or interests in question, and, the Loan Party will, or will cause such Subsidiary to, within ~~sixty~~ninety (~~60~~90) days or such longer period as the Administrative Agent may reasonably agree, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Administrative Agent, Mortgages and Mortgage Related Documents with respect to such Real Property~~, in each case, subject to the Intercreditor Agreement~~.

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(c)            UCC Authorization. The Administrative Agent is hereby irrevocably authorized to execute (if necessary) and file or cause to be filed, with or if permitted by applicable Law without the signature of any Borrower appearing thereon, all UCC or Personal Property Security Act financing statements reflecting any Borrower as “debtor” and the Administrative Agent as “secured party”, and continuations thereof and amendments thereto, as the Administrative Agent reasonably deems necessary or advisable to give effect to the transactions contemplated hereby and by the other Loan Documents.

4.04            Cash Management.

(a)            Controlled Deposit Accounts. Each Loan Party agrees to, on or prior to the Closing Date, enter into a Control Agreement with respect to each Deposit Account listed on part (a) of Schedule 6.19, other than Excluded Deposit Accounts, which shall include all lockboxes and related lockbox accounts used for the collection of Accounts. At the direction of Administrative Agent, upon the occurrence and during the continuance of an Event of Default, each Loan Party agrees that all invoices rendered and other requests made by any Loan Party for payment in respect of Accounts shall contain a written statement directing payment in respect of such Accounts to be paid to a Controlled Deposit Account in its name (it being agreed that an invoice indicating that payments should be directed to a Controlled Deposit Account is sufficient). At the direction of Administrative Agent, upon the occurrence and during the continuance of an Event of Default, all remittances received by any Loan Party on account of Accounts, together with the proceeds of any other Collateral, shall be held as the Administrative Agent’s property, for its benefit and the benefit of Lenders, by such Loan Party as trustee of an express trust for Administrative Agent’s benefit and such Loan Party shall immediately deposit the same in a Controlled Deposit Account. The Administrative Agent retains the right at all times after the occurrence and during the continuance of a Default or an Event of Default to notify Account Debtors that a Loan Party’s Accounts have been assigned to the Administrative Agent and to collect such Loan Party’s Accounts directly in its own name, or in the name of the Administrative Agent’s agent, and to charge the collection costs and expenses, including reasonable attorneys’ fees, to the Loan Account.

(b)            Concentration Account. Each Control Agreement with respect to a Controlled Deposit Account shall permit the Administrative Agent, upon the occurrence and during the continuation of an Event of Default, to direct the ~~the~~ Controlled Account Bank to transfer all cash receipts and other collections by ACH or wire transfer no less frequently than daily (and whether or not there are then any outstanding Obligations) to the concentration account maintained by the Administrative Agent at BMO (the “Concentration Account”). The Concentration Account shall at all times be under the sole dominion and control of the Administrative Agent. The Loan Parties hereby acknowledge and agree that (i) the Loan Parties have no right of withdrawal from the Concentration Account, (ii) the funds on deposit in the Concentration Account shall at all times be collateral security for all of the Obligations and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Section 4.04(c) below. In the event that, notwithstanding the provisions of this Section 4.04, any Loan Party receives or otherwise has dominion and control of any such proceeds or collections described above, such proceeds and collections shall be held in trust by such Loan Party for the Administrative Agent, shall not be commingled with any of such Loan Party’s other funds or deposited in any account of such Loan Party and shall, not later than the Business Day after receipt thereof, be deposited into a Controlled Deposit Account, or at the written direction of Administrative Agent upon the occurrence and during the continuation of an Event of Default, the Concentration Account, or dealt with in such other fashion as such Loan Party may be instructed by the Administrative Agent.

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(c)            Application of Funds in the Concentration Account. All funds received in the Concentration Account in immediately available funds shall, subject to Section 9.03, be applied on a daily basis first, to the Letter of Credit Borrowings and the Swing Line Loans, second, to the outstanding Revolving Credit Loans, and third, to any fees, expenses, costs or reimbursement obligations due and owing to the Administrative Agent or the Lenders. All funds received in the Concentration Account that are not immediately available funds (checks, drafts and similar forms of payment) shall be deemed applied by Administrative Agent on account of the Obligations (subject to final payment of such items) in accordance with the foregoing sentence on the first Business Day after receipt by Administrative Agent of such items in Administrative Agent’s account located in Chicago, Illinois. If as the result of such application of funds a credit balance exists in the Loan Account, such credit balance shall not accrue interest in favor of Borrowers and Administrative Agent may, at its option, offset such credit balance against any of the Obligations, Cash Collateralize the remaining Letter of Credit Obligations in the Minimum Collateral Amount, and/or hold such credit balance as Collateral for the Obligations.

(d)            Controlled Securities Accounts. Each Loan Party agrees to, on or prior to the Closing Date, enter into a Control Agreement with respect to each Securities Account and Commodity Account listed on part (b) of Schedule 6.19, other than Excluded Securities Accounts. If requested in writing by Administrative Agent, the Borrower Agent shall cause account statements and/or other reports from the applicable broker, financial institution or other financial intermediary to be delivered to the Administrative Agent not less often than monthly, accurately setting forth all assets, including securities entitlements, financial assets or other amounts, held in each Securities Account or Commodity Account.

4.05            Information Regarding Collateral. Each Borrower represents, warrants and covenants that (a) the chief executive office of each Loan Party on the ~~Closing~~Second Amendment Date is located at the address or addresses specified on Schedule 4.05, and (b) Schedule 4.05 contains a true and complete list of (i) the exact legal name, jurisdiction of formation, jurisdiction identification number, each location of the chief executive office, and (if different from the chief executive office) each address within the United States of, in each case, each Loan Party and of each other Person that has effected any merger or consolidation with a Loan Party or contributed or transferred to a Loan Party any property constituting Collateral at any time since, in each case, August 1, 2014 (excluding Persons making sales in the ordinary course of their businesses to a Loan Party of property constituting Inventory in the hands of such seller) and (ii) each location within the United States in which material goods constituting Collateral are located as of the ~~Closing~~Second Amendment Date (together with the name of each owner of the property located at such address if not the applicable Loan Party~~,~~ and a summary description of the relationship between the applicable Loan Party and such Person ~~and the maximum approximate book or market value of the Collateral held or to be held at such location~~). The Company shall not change, and shall not permit any other Loan Party to change, its name, jurisdiction of formation (whether by reincorporation, merger or otherwise), the location of its chief executive office or any location specified in clause (b)(ii) of the immediately preceding sentence, or use or permit any other Loan Party to use, any additional trade name, trademark or other trade style, except upon giving not less than thirty (30) days’ prior written notice to the Administrative Agent and taking or causing to be taken all such action at Borrowers’ or such other Loan Parties’ expense as may be reasonably requested by the Administrative Agent to perfect or maintain the perfection and priority of the Lien of the Administrative Agent in the Collateral.

ARTICLE V
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

5.01            Conditions of Initial Credit Extension. The obligation of each Lender and the Letter of Credit Issuer to make any initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:

(a)            The Administrative Agent’s receipt of the following items (except those items that are expressly permitted to be delivered after the Closing Date pursuant to the Post-Closing Agreement), each properly executed by a Responsible Officer of each Loan Party which is party thereto and each other party which is a party thereto, as applicable, each dated as of the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i)            executed counterparts of this Agreement, the Fee Letter, the Reaffirmation Agreement, a Patent Security Agreement and a Trademark Security Agreement;

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(ii)            Notes executed by the Borrowers in favor of each Lender requesting a Note;

(iii)            such certificates of resolutions or other action, incumbency certificates (including specimen signatures), and/or other certificates of Responsible Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party;

(iv)            such documents and certifications as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in any other jurisdiction in which the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of such Loan Party’s Organization Documents, shareholders’ agreements, certificates of good standing and/or qualification to engage in business from each jurisdiction identified on Schedule 5.01 hereto;

(v)            a favorable opinion of Latham & Watkins LLP, counsel to the Loan Parties, and acceptable local counsel to the Loan Parties, each addressed to the Administrative Agent and each Lender and their successors and assigns, as to the matters concerning the Loan Parties and the Loan Documents as the Administrative Agent may reasonably request;

(vi)            certificates of Responsible Officers of the Borrower Agent or the applicable Loan Parties either (A) stating that all consents, licenses and approvals required in connection with the execution, delivery and performance by each Borrower and the validity against each such Loan Party of the Loan Documents to which it is a party are in full force and effect, and attaching true and correct copies thereof or (B) stating that no such consents, licenses or approvals are so required;

(vii)            a certificate signed by a Responsible Officer of the Borrower Agent certifying that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied;

(viii)            (A) audited financial statements and unaudited quarterly financial statements (including, without limitation, income statements, balance sheets and cash flow statements) of the Company and its Subsidiaries, in each case for each of the five fiscal years immediately preceding the Closing Date, and (B) financial projections of the Company and its Subsidiaries for the next fiscal year (including, without limitation, quarterly projected financial statements for the twelve calendar months following the Closing Date);

(ix)            a certificate signed by the principal financial officer of the Borrower Agent certifying that, after giving effect to the entering into of the Loan Documents and the consummation of all of the Transactions, (A) each Borrower is Solvent and (B) the Loan Parties, taken as a whole, are Solvent;

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(x)            evidence that all insurance required to be maintained pursuant to the Loan Documents has been obtained and is in effect;

(xi)            [reserved];

(xii)            initial written notice of Borrowing;

(xiii)            [reserved]; and

(xiv)            Uniform Commercial Code search results showing only those Liens in favor of the Administrative Agent and those other Liens as are acceptable to the Administrative Agent and Lenders~~;~~.

~~(xv) copies of the Senior Notes Documents, all certified as true and correct by the Borrower Agent;~~

~~(xvi) evidence that the Senior Notes Agent has received the originals of any pledged Collateral representing all of the issued and outstanding Equity Interests constituting Collateral under the Loan Documents, in each case together with original stock powers (or the equivalent) duly executed in blank with respect thereto;~~

~~(xvii) executed counterparts of the Intercreditor Agreement; and~~

~~(xviii) executed counterparts of the Post-Closing Agreement.~~

(b)            At least five days prior to the Closing Date, (i) any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower and (ii) so long as requested by the Agent or any Lender at least ten days prior to the Closing Date, Borrowers shall have provided to Agent and each requesting Lender the documentation and other information so requested in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including the PATRIOT Act.

(c)            Satisfactory completion by the Administrative Agent of due diligence with respect to each Loan Party, including, without limitation, satisfaction with the Administrative Agent’s business due diligence and confirmatory third-party due diligence, including legal review of a sample member contract and marketing agreement(s) and management background checks, in each case, conducted by a Person acceptable to the Administrative Agent.

(d)            The corporate and capital structure of the Company and its Subsidiaries and all legal, tax, and regulatory matters relating to the Loan Parties, the Revolving Credit Facility, and any transactions financed with the proceeds thereof shall be satisfactory to the Administrative Agent.

~~(e) The terms and conditions of the Senior Notes Documents and all documents executed in connection therewith shall be satisfactory to the Administrative Agent.~~

(e)            [reserved].

(f)            There shall have been no material adverse change in the business, financial condition, operations or properties of the Company or any of its Subsidiaries, taken as a whole, from that reflected in the most recent fiscal year-end audited financial statements.

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(g)            The Administrative Agent shall have received evidence reasonably satisfactory to the Administrative Agent that Consolidated EBITDA of the Company (calculated on a pro forma basis) for the most recently completed twelve calendar month period for which financial statements are available is at least $45,000,000.

(h)            The Company shall have unused Availability under the Revolving Credit Facility plus unrestricted cash or Cash Equivalents on deposit in accounts subject to Control Agreements in favor of Administrative Agent of at least $35,000,000 after giving effect to all Credit Extensions on the Closing Date.

(i)            Any fees required to be paid on or before the Closing Date shall have been paid.

(j)            Unless waived by the Administrative Agent, the Borrowers shall have paid all reasonable fees, charges and disbursements of counsel to the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of such reasonable fees, charges and disbursements as shall constitute its reasonable estimate of such reasonable fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrowers and the Administrative Agent).

Without limiting the generality of the provisions of Section 10.04, for purposes of determining compliance with the conditions specified in this Section 5.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objection thereto.

5.02            Conditions to all Credit Extensions. The obligation of each Lender or Letter of Credit Issuer to honor any Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type or a continuation of ~~LIBOR~~SOFR Loans) or make the initial Credit Extension hereunder is subject to the following conditions precedent:

(a)            The representations and warranties of the Loan Parties contained in Article VI or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects, if already qualified by materiality or Material Adverse Effect) as of such earlier date, and except that for purposes of this Section 5.02(a), the representations and warranties contained in subsections (a) and (b) of Section 6.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 7.01.

(b)            No Default shall have occurred and be continuing, or would result from such proposed Credit Extension or from the application of the proceeds thereof.

(c)            The Administrative Agent and, if applicable, the Letter of Credit Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.

(d)            After giving effect to each Credit Extension, Total Outstandings do not exceed the Aggregate Revolving Credit Commitments.

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Each Request for Credit Extension (other than one requesting only a conversion of Loans to the other Type or a continuation of ~~LIBOR~~SOFR Loans) submitted by the Borrower Agent shall be deemed to be a representation and warranty that the conditions specified in Sections 5.02(a) and 5.02(b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES

To induce the Secured Parties to enter into this Agreement and to make Loans and to issue Letters of Credit hereunder, each Loan Party represents and warrants to the Administrative Agent and the Lenders, subject to the limitation set forth in Section 5.02(a), that:

6.01            Existence, Qualification and Power. Each Loan Party and each Subsidiary (a) is a corporation, partnership or limited liability company duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business as is now being conducted and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party and to consummate the Transactions to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i), or (c), to the extent that failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Loan Party is (a) an EEA Financial Institution or (b) a Covered Entity (as defined in Section 11.21(b)).

6.02            Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is party, and the consummation of the Transactions, have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of the Organization Documents of any such Person; (b) conflict with or result in any breach or contravention of (i) any material Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; (c) result in or require the creation or imposition of any Lien upon any assets of any Loan Party other than Permitted Liens; or (d) violate any material Law in any material respect.

6.03            Governmental Authorization; Other Consents. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document or the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Instruments, (c) the perfection or maintenance of the Liens created under the Security Instruments ~~(including the priority thereof contemplated by the Intercreditor Agreement)~~ or (d) the exercise by the Administrative Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Instruments, except for recordings and filings in connection with the Liens grant to Agent under this Agreement and the Security Instruments and authorizations, approvals, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect.

6.04            Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, except (a) as rights to indemnification hereunder may be limited by applicable Law and (b) as the enforcement hereof may be limited by any applicable Debtor Relief Laws or by general equitable principles.

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6.05            Financial Statements; No Material Adverse Effect.

(a)             The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b)            The unaudited Consolidated balance sheet of the Company and its Subsidiaries dated as of March 31, ~~2019~~2022, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for the fiscal quarter then ended (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the financial condition of the Company and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject, in the case of clauses (i) and (ii), to the absence of footnotes and to normal year-end audit adjustments.

(c)            Since the date of the Audited Financial Statements there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.

(d)            Each Borrower is Solvent and the Loan Parties, on a Consolidated basis, are Solvent. No transfer of property has been or will be made by any Loan Party and no obligation has been or will be incurred by any Loan Party in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of any Loan Party.

6.06            Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of any Loan Party after due investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any of its Subsidiaries or against any of their properties or revenues, that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the Transactions or (b) except as specifically disclosed in Schedule 6.06, either individually or in the aggregate, if determined adversely, could reasonably be expected to have a Material Adverse Effect.

6.07            No Default. No Loan Party nor any Subsidiary is in default under or with respect to any material Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

6.08            Ownership of Property; Liens.

(a)            Each Loan Party and each Subsidiary has good title to, or valid leasehold interests in, all its Real Property and personal property, in each instance necessary to its business, if any (including the Mortgaged Properties), (i) free and clear of all Liens except for Permitted Liens and (ii) except for minor defects in title that do not materially interfere with its ability to conduct its business as currently conducted or as proposed to be conducted or to utilize such properties for their intended purposes.

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(b)            Schedule 6.08(b)(1) sets forth a legal description (and, where available, the street address and county) of all Real Property that is owned by the Loan Parties as of the ~~Closing~~Second Amendment Date. Each Loan Party and each of its Subsidiaries has good, marketable and insurable fee simple title to the Real Property owned by such Loan Party or such Subsidiary, free and clear of all Liens, other than Permitted Liens. Schedule 6.08(b)(2) sets forth the address (including street address, county and state) of all leases of the Loan Parties, together with a list of the lessor and its contact information with respect to each such lease as of the ~~Closing~~Second Amendment Date. Each of such leases is in full force and effect and the Loan Parties are not in default of any material terms thereof, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.09            Environmental Compliance.

(a)            Except as disclosed in Schedule 6.09, no Loan Party or any Subsidiary thereof (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to a pending claim with respect to any Environmental Liability or (iii) has received written notice of any claim with respect to any Environmental Liability except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)            Except as otherwise set forth in Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, (i) none of the properties currently owned or operated by any Loan Party or any Subsidiary thereof is listed or, to the knowledge of the Loan Parties, proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; (ii) there are no and, to the knowledge of the Loan Parties, never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any Subsidiary thereof; (iii) to the knowledge of the Loan Parties, there are no Hazardous Materials present on any property currently owned or operated by any Loan Party or Subsidiary thereof except in compliance with all applicable Environmental Laws; and (iv) Hazardous Materials have not been released, discharged or disposed of by any Loan Party or Subsidiary in violation of Environmental Laws or, to the knowledge of the Loan Parties, by any other Person in violation of Environmental Laws on any property currently owned or operated by any Loan Party or any Subsidiary thereof.

(c)            Except as otherwise set forth on Schedule 6.09 or as would not individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, no Loan Party or any Subsidiary thereof is undertaking, and no Loan Party or any Subsidiary thereof has completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored by any Loan Party or any Subsidiary at, or transported to or from by or on behalf of any Loan Party or any Subsidiary, any property currently owned or operated by any Loan Party or any Subsidiary thereof have, to the knowledge of the Loan Parties, been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any Subsidiary thereof.

(d)            Each Loan Party conducts in the Ordinary Course of Business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof each Loan Party has reasonably concluded that, except as set forth on Schedule 6.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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6.10            Insurance. The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks (including, without limitation, workmen’s compensation, public liability, business interruption and property damage insurance) as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Loan Parties or the applicable Subsidiary operates. Schedule 6.10 sets forth a description of all insurance maintained by or on behalf of the Loan Parties as of the ~~Closing~~Second Amendment Date. Each insurance policy listed on Schedule 6.10 is in full force and effect and all premiums in respect thereof that are due and payable have been paid.

6.11            Taxes. Each Loan Party and its Subsidiaries have filed all federal and state income tax returns and other material tax returns and reports required to be filed, and have paid all federal and state income Taxes and other material Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested and except where the failure to file such returns or reports could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. There is no proposed tax assessment against the Company or any Subsidiary that would, if resolved unfavorably to the Company or such Subsidiary, have a Material Adverse Effect. Neither the Company nor any Subsidiary thereof is party to any tax sharing agreement.

6.12            ERISA Compliance.

(a)            Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the Internal Revenue Service to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the Internal Revenue Service. To the best knowledge of each Loan Party, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)            There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)            (i) No ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan; (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Pension Plan, and no waiver of the minimum funding standards under the Pension Funding Rules has been applied for or obtained; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid; (iv) no Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; and (v) no Pension Plan is in the process of being terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan.

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(d)            No Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (A) on the ~~Closing~~Second Amendment Date, those listed on Schedule 6.12(d) hereto and (B) thereafter, Pension Plans not otherwise prohibited by this Agreement.

(e)            As of the ~~Closing~~Second Amendment Date that the Borrowers are not and will not be using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments.

6.13            Subsidiaries; Equity Interests. No Loan Party (a) has any Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.13 (which Schedule sets forth the legal name, jurisdiction of incorporation or formation and authorized Equity Interests (if applicable) of each such Subsidiary) or created or acquired in compliance with Section 7.12, and (b) has any equity investments in any other corporation or entity other than those specifically disclosed on part (b) of Schedule 6.13, except, in each case, Subsidiaries acquired or created and equity investments made on or after the ~~Closing~~Second Amendment Date in compliance with this Agreement and the other Loan Documents. All of the outstanding Equity Interests in such Subsidiaries have been validly issued, are fully paid and non-assessable and are owned by a Loan Party (or a Subsidiary of a Loan Party) in the amounts specified on Part (a) of Schedule 6.13 free and clear of all Liens except for those Liens created under the Security Instruments ~~and those Liens permitted by Section 8.02(o) in connection with the Senior Notes and/or the Senior Notes Agreement~~. All of the outstanding Equity Interests in the Loan Parties have been validly issued, and are fully paid and non-assessable and are owned in the amounts specified on part (c) of Schedule 6.13 free and clear of all Liens except for those Liens created under the Security Instruments ~~and those Liens permitted by Section 8.02(o) in connection with the Senior Notes and/or the Senior Notes Agreement~~.

6.14            Margin Regulations; Investment Company Act. No Loan Party is engaged nor will engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock. None of the Loan Parties, any Person Controlling any Loan Party, nor any Subsidiary is or is required to be registered as an “investment company” under the Investment Company Act of 1940.

6.15            Disclosure. Each Loan Party has disclosed or caused the Borrower Agent to disclose, either through its public filings and disclosures or otherwise to the Administrative Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. No report, financial statement, certificate or other information furnished in writing by or on behalf of any Loan Party or any Subsidiary to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case, as modified or supplemented by other information so furnished), when taken as a whole, contains any untrue statement of a material fact or omits any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not materially misleading as of the time when made or delivered; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

6.16            Compliance with Laws. Each Loan Party and each Subsidiary is in compliance in all material respects with the requirements of all applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

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6.17            Intellectual Property; Licenses, Etc. Each Loan Party and its Subsidiaries own, or possess the right to use, all of the Intellectual Property (including IP Rights) that are reasonably necessary for the operation of their respective businesses, without known conflict with the IP Rights of any other Person, except to the extent any failure so to own or possess the right to use could not reasonably be expected to have a Material Adverse Effect. To the knowledge of each Loan Party, the operation by each Loan Party and its Subsidiaries of their respective businesses does not infringe in any material respect upon any IP Rights held by any other Person.

6.18            Labor Matters. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect or as set forth on Schedule 6.18, (i) there are no strikes, lockouts, slowdowns or other material labor disputes against any Loan Party or any Subsidiary thereof pending or, to the knowledge of any Loan Party, threatened, (ii) the hours worked by and payments made to employees of the Loan Parties comply with the FLSA and any other applicable federal, state, local or foreign Law dealing with such matters and (iii) all payments due from any Loan Party and its Subsidiaries, or for which any claim may be made against any Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or properly accrued in accordance with GAAP as a liability on the books of such Loan Party. No Loan Party or any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Act or similar state Law in excess of $500,000 in the aggregate at any one time which remains unpaid or unsatisfied. Except as set forth on Schedule 6.18, no Loan Party or any Subsidiary is a party to or bound by any collective bargaining agreement, management agreement, employment agreement, bonus, restricted stock, stock option, or stock appreciation plan or agreement or any similar plan, agreement or arrangement. There are no representation proceedings pending or, to any Loan Party’s knowledge, threatened to be filed with the National Labor Relations Board, and no labor organization or group of employees of any Loan Party or any Subsidiary has made a pending demand for recognition. There are no complaints, unfair labor practice charges, grievances, arbitrations, unfair employment practices charges or any other claims or complaints against any Loan Party or any Subsidiary pending or, to the knowledge of any Loan Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment of any employee of any Loan Party or any of its Subsidiaries which, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect. The consummation of the transactions contemplated by the Loan Documents will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which any Loan Party or any of its Subsidiaries is bound.

6.19            Deposit Accounts and Securities Accounts.

(a)            Part (a) of Schedule 6.19 sets forth a list of all Deposit Accounts maintained by the Loan Parties as of the ~~Closing~~Second Amendment Date, which Schedule includes, with respect to each Deposit Account (i) the name and address of the depository; (ii) the account number(s) maintained with such depository; and (iii) a contact person at such depository.

(b)            Part (b) of Schedule 6.19 sets forth a list of all Securities Accounts and Commodity Accounts maintained by the Loan Parties as of the ~~Closing~~Second Amendment Date, which Schedule includes (i) the name and address of the securities intermediary or institution holding such account; (ii) the account number(s) maintained with such securities intermediary or institution; and (iii) a contact person at such securities intermediary or institution.

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6.20            Anti-Terrorism Laws and Foreign Asset Control Regulations.

(a)            No Loan Party, Subsidiary or any of their respective directors or officers or, to the knowledge of any Loan Party, any agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary, is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by OFAC (an “OFAC Listed Person”), or (ii) an agent, department, or instrumentality of, or is otherwise beneficially owned by, controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is the target of Sanctions, (each OFAC Listed Person and each other Person, entity, organization and government of a country described in clauses (i) or (ii) a “Blocked Person”). No Loan Party, Subsidiary or, to the knowledge of any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary has been notified that its name appears or may in the future appear on a state list of Persons that engage in investment or other commercial activities in Iran or any other country that is the target of Sanctions.

(b)            No part of the proceeds from the Credit Extensions constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used by any Loan Party, any Subsidiary or, to the knowledge of any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary, directly or indirectly, (i) in connection with any investment in, or any transactions or dealings with, any Blocked Person or (ii) otherwise in violation of Sanctions.

(c)            No Loan Party, Subsidiary or, to the knowledge of any Loan Party, any director, officer, agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary (i) has been found in violation of, charged with, or convicted of, money laundering, drug trafficking, terrorist-related activities or other money laundering predicate crimes under any Anti-Money Laundering Law or any Sanctions violations, (ii) to the Company’s actual knowledge after making due inquiry, is under investigation by any Governmental Authority for possible violation of Anti-Money Laundering Laws or any Sanctions violations, (iii) has been assessed civil penalties under any Anti-Money Laundering Laws or any Sanctions or (iv) has had any of its funds seized or forfeited in an action under any Anti-Money Laundering Laws. The Company has taken measures as required by applicable law to ensure that the Company, each of its Subsidiaries, and, to the knowledge of the Company, any director, officer, agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary is and will continue to be in compliance with all applicable current and future Anti-Money Laundering Laws and Sanctions.

(d)           (i)             No Loan Party, Subsidiary or any of their respective directors or officers or, to the knowledge of any Loan Party, any agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary (w) has been charged with, or convicted of bribery or any other anti-corruption related activity under any applicable law or regulation in a U.S. or any non-U.S. country or jurisdiction, including but not limited to, the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act 2010 (collectively, “Anti-Corruption Laws”), (x) to the Company’s actual knowledge after making due inquiry, is under investigation by any U.S. or non-U.S. Governmental Authority for possible violation of Anti-Corruption Laws, (y) has been assessed civil or criminal penalties under any Anti-Corruption Laws or (z) has been or is the target of sanctions imposed by the United Nations or the European Union.

(ii)            To the Company’s actual knowledge after making due inquiry, no Loan Party, Subsidiary or any director, officer, agent, employee, or other person acting on behalf of any Loan Party or any Subsidiary has, within the last five years, directly or indirectly offered, promised, given, paid or authorized the offer, promise, giving or payment of anything of value to a Governmental Official or a commercial counterparty for the purposes of: (x) influencing any act, decision or failure to act by such Governmental Official in his or her official capacity or such commercial counterparty, (y) inducing a Governmental Official to do or omit to do any act in violation of the Governmental Official’s lawful duty, or (z) inducing a Governmental Official or a commercial counterparty to use his or her influence with a government or instrumentality to affect any act or decision of such government or entity; in each case in order to obtain, retain or direct business or to otherwise secure an improper advantage.

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(iii)            No part of the proceeds of the Credit Extensions will be used, directly or indirectly, for any improper payments, including bribes, to any Governmental Official or commercial counterparty in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken measures as required by applicable law to ensure that the Company, each of its Subsidiaries and, to the knowledge of the Company, each director, officer, agent, employee, and other person acting on behalf of any Loan Party or any Subsidiary is and will continue to be in compliance with all applicable current and future Anti-Corruption Laws

(e)            As of the ~~Closing~~Second Amendment Date, the information included in the Beneficial Ownership Certification, if applicable, is true and correct in all respects.

6.21            Brokers. No broker or finder brought about the obtaining, making or closing of the Loans or transactions contemplated by the Loan Documents, and no Loan Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

6.22            Material Contracts. Schedule 6.22 sets forth all Material Contracts to which any Loan Party is a party or is bound as of the ~~Closing~~Second Amendment Date.

6.23            Senior Indebtedness. All Obligations including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under Debtor Relief Laws) on the Loans and other Obligations, and fees and expenses in connection therewith, are entitled to the benefits of the Subordination Provisions. Each Loan Party acknowledges that the Administrative Agent and each Lender is entering into this Agreement and each Lender is extending its Commitments in reliance upon the Subordination Provisions.

6.24            Immaterial Subsidiaries. As of the ~~Closing~~Second Amendment Date, Aviation constitutes an Immaterial Subsidiary.

ARTICLE VII
AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan Obligation hereunder shall remain unpaid or unsatisfied, each Loan Party shall, and shall cause each Subsidiary to, or with respect to Sections 7.01, 7.02 and 7.03, the Borrower Agent shall:

7.01            Financial Statements. Deliver to the Administrative Agent and each Lender:

(a)            as soon as available, but in any event within 90 days after the end of each fiscal year of the Company or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), a Consolidated balance sheet of the Company and its Subsidiaries as at the end of such fiscal year, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of a Registered Public Accounting Firm of nationally recognized standing reasonably acceptable to the Administrative Agent (the “Auditor”), which report and opinion shall be prepared in accordance with audit standards of the Public Company Accounting Oversight Board and applicable Securities Laws and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit (other than a “going concern” qualification resulting solely from an upcoming maturity date under the Loans occurring within one year from the time such opinion is delivered);

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(b)            quarterly, as soon as available, but in any event within 45 days after the end of each fiscal quarter, or, if earlier, 15 days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), for the first three fiscal quarters of each fiscal year, unaudited Consolidated balance sheets of the Company and its Subsidiaries as of the end of such fiscal quarter and the related statements of income and cash flow for such fiscal quarter and for the portion of the fiscal year then elapsed, on a Consolidated basis for the Company and its Subsidiaries, which balance sheets shall be prepared in accordance with applicable Securities Laws; and

(c)            as soon as available but not later than 30 days after the beginning of each fiscal year, annual financial projections of the Company and its Subsidiaries for such fiscal year on a Consolidated basis, consistent with past practice or otherwise in form reasonably satisfactory to the Administrative Agent and the Required Lenders, consisting of Consolidated balance sheets and statements of income or operations and cash flows for such fiscal year.

As to any information contained in materials furnished pursuant to Section 7.02(d), the Loan Parties shall not be separately required to furnish such information under clause (a) or (b) above, but the foregoing shall not be in derogation of the obligation of the Loan Parties to furnish the information and materials described in subsections (a) and (b) above at the times specified therein.

7.02            Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:

(a)            a Compliance Certificate executed by the principal financial officer of Borrower Agent which certifies compliance with Section 8.12 and provides a reasonably detailed calculation of the Consolidated Total Leverage Ratio and Consolidated ~~Fixed Charge~~Interest Coverage Ratio delivered (i) concurrently with delivery of financial statements under Sections 7.01(a) and 7.01(b) above and (ii) as requested by Administrative Agent while a Default or Event of Default exists;

(b)            promptly after the same are available, copies of each annual report, proxy or financial statement sent to the stockholders of the Company, and copies of all annual, regular, periodic and special reports and registration statements which the Company may file or be required to file with the SEC under Section 13 or 15(d) of the Exchange Act, and not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(c)            [reserved];

(d)            ~~when and as delivered to the Senior Notes Agent, any material reports, appraisals or other materials required to be delivered to the Senior Notes Agent under the terms of the Senior Notes Agreement~~[reserved];

(e)            promptly following any request therefor, provide information and documentation reasonably requested by Administrative Agent for purposes of compliance with applicable “know your customer” requirements under the PATRIOT Act, the Beneficial Ownership Regulation or other applicable anti-money laundering laws; and

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(f)             promptly, such additional information regarding the business, financial or corporate affairs of any Loan Party or any Subsidiary, or compliance with the terms of the Loan Documents, as the Administrative Agent or any Lender may from time to time reasonably request, all in form and scope reasonably acceptable to the Administrative Agent.

The Borrower Agent shall ensure that the Administrative Agent receives automatically generated electronic mail from the Borrower Agent’s website providing notice of the filing of any financial statement or other information required to be furnished pursuant to Section 7.01(a) or 7.01(b) or Section 7.02(c), and the Administrative Agent shall then give notice of any such filing to the Lenders. Such filings shall be deemed to have been furnished on the date on which the Administrative Agent receives notice that the Borrower Agent has filed such financial statement or information with the U.S. Securities and Exchange Commission and it is available on the Borrower Agent’s website or the EDGAR website on the Internet at www.sec.gov or any successor government website that is freely and readily available to the Administrative Agent and the Lenders without charge. Notwithstanding the foregoing, the Borrower Agent shall deliver paper copies of any such financial statement or information to the Administrative Agent if the Administrative Agent reasonably requests the Borrower Agent to furnish such paper copies until written notice to cease delivering such paper copies is given by the Administrative Agent.

Each Loan Party hereby acknowledges that (a) the Administrative Agent will make available to the Lenders and the Letter of Credit Issuer materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Loan Parties or their Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Each Loan Party hereby agrees that, so long as any Borrower is the issuer of any outstanding debt or equity securities that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC”, each Loan Party shall be deemed to have authorized the Administrative Agent, the Letter of Credit Issuer and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to any Loan Party or its securities for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute Information, they shall be treated as set forth in Section 11.07); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor”; and (z) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor”. Notwithstanding the foregoing, the Borrowers shall be under no obligation to mark any Borrower Materials “PUBLIC.”

7.03            Notices. Promptly notify the Administrative Agent and each Lender:

(a)            of the occurrence of any Default or Event of Default;

(b)            of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws; violation or asserted violation of any applicable Law;

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(c)            of the occurrence of any ERISA Event;

(d)            of the occurrence of a Change of Control;

(e)            of the creation (by Division or otherwise) or acquisition of any Subsidiary; and

(f)            of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary~~;~~.

~~(g) of any collective bargaining agreement or other labor contract to which a Loan Party becomes a party, or the application for the certification of a collective bargaining agent, in each case that would reasonably be expected to result in a Material Adverse Effect;~~

~~(h) of the filing of any Lien for unpaid Taxes against any Loan Party in excess of $1,000,000;~~

~~(i) of any casualty or other insured damage to any portion of the Collateral with an aggregate fair market value equal to or greater than $1,000,000 or the commencement of any action or proceeding for the taking of any interest in any portion of the Collateral with an aggregate fair market value equal to or greater than $1,000,000 under power of eminent domain or by condemnation or similar proceeding or if any portion of the Collateral with an aggregate fair market value equal to or greater than $1,000,000 is damaged or destroyed; and~~

~~(j) of any failure by any Loan Party to pay rent at any of such Loan Party’s locations if such failure continues for more than fifteen (15) days following the day on which such rent first came due and such failure would reasonably be expected to result in a Material Adverse Effect.~~

Each notice pursuant to this Section 7.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Agent setting forth details of the occurrence referred to therein and stating what action the Borrowers have taken and proposes to take with respect thereto. Each notice pursuant to Section 7.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

7.04            Payment of Obligations. Pay and discharge as the same shall become due and payable: (a) all material Taxes, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; and (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, except to the extent that any such Lien would otherwise be permitted by Section 8.02~~; (c) all Indebtedness having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $250,000, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness; and (d) any other material obligation or liability unless the non-payment thereof is permitted by the foregoing clauses (a)-(c).~~.

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7.05            Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization or formation except in a transaction permitted by Section 8.04 or 8.05; (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) preserve or renew all of its registered Intellectual Property, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.06            Maintenance of Properties. (a) Maintain, preserve and protect all of its properties (other than properties immaterial to the Loan Parties) and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) use the standard of care typical in the industry in the operation and maintenance of its facilities.

7.07            Maintenance of Insurance; Condemnation Proceeds.

(a)            Maintain with financially sound and reputable insurance companies and not Affiliates of the Loan Parties, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business and operating in the same or similar locations or as is required by applicable Law, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons and as are reasonably acceptable to the Administrative Agent (it being hereby acknowledged by the Administrative Agent that the insurance coverages in effect for the Loan Parties on the ~~Closing~~Second Amendment Date are acceptable to the Administrative Agent).

(b)            Maintain flood insurance with respect to any Mortgaged Property located in any area identified by FEMA (or any successor agency) as a Special Flood Zone with such providers, on such terms and in such amounts as required pursuant to the Flood Disaster Protection Act and the National Flood Insurance Act of 1968, and all applicable rules and regulations promulgated thereunder, or as otherwise required by the Lenders.

(c)            Cause all casualty policies, including fire and extended coverage policies, maintained with respect to any Collateral to be endorsed or otherwise amended to include lenders’ loss payable clause (regarding personal property), in form and substance reasonably satisfactory to the Administrative Agent.

(d)            Cause commercial general liability policies to be endorsed to name the Administrative Agent as an additional insured; and cause business interruption policies to name the Administrative Agent as a loss payee.

(e)            Cause each such policy referred to in this Section 7.07 to also provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than ten (10) days’ prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or (ii) for any other reason except upon not less than thirty (30) days’ prior written notice thereof by the insurer to the Administrative Agent.

(f)             Deliver to the Administrative Agent, ~~substantially concurrently with~~promptly following the cancellation, modification or non-renewal of any such policy of insurance, a copy of a renewal or replacement policy or insurance certificate (or other evidence of renewal of a policy previously delivered to the Administrative Agent, including an insurance binder) together with evidence reasonably satisfactory to the Administrative Agent of payment of the premium therefor.

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(g)            Permit any representatives that are designated by the Administrative Agent to inspect and/or examine the insurance policies maintained by or on behalf of the Loan Parties and to inspect and/or examine books and records related thereto. The Loan Parties shall pay the reasonable fees and expenses of any representatives retained by the Administrative Agent to conduct up to one such inspection and/or examination during any twelve (12) month period if no Event of Default has occurred and is continuing; provided, however, that if an insurance inspection and/or examination is initiated during an Event of Default, all fees and expenses therefor shall be paid by the Loan Parties without regard to such limits.

(h)            None of the Secured Parties, or their agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 7.07. Each Loan Party shall look solely to its insurance companies or any other parties other than the Secured Parties for the recovery of such loss or damage and such insurance companies shall have no rights of subrogation against any Secured Party or its agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Loan Parties hereby agree, to the extent permitted by law, to waive their right of recovery, if any, against the Secured Parties and their agents and employees. The designation of any form, type or amount of insurance coverage by any Secured Party under this Section 7.07 shall in no event be deemed a representation, warranty or advice by such Secured Party that such insurance is adequate for the purposes of the business of the Loan Parties or the protection of their properties.

7.08            Compliance with Laws. Comply in all material respects with the requirements of all Laws (including without limitation all applicable Environmental Laws) and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being Properly Contested; or (b) the failure to comply therewith would not reasonably be expected to have a Material Adverse Effect.

7.09            Books and Records. (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Loan Parties or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over any Loan Party or such Subsidiary, as the case may be.

7.10            Inspection Rights and Appraisals; Meetings with the Administrative Agent.

(a)            Permit the Administrative Agent or its designees or representatives from time to time, subject to reasonable notice and normal business hours (except, in each case, when a Default or Event of Default exists), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers and Auditors; provided that representatives of the Borrower Agent shall be given the opportunity to participate in any discussions with the Auditors.

(b)            Without limiting the foregoing, participate and will cause their key management personnel to participate in meetings with the Administrative Agent and Lenders periodically during each year, which meetings shall be held at such times and such places as may be reasonably requested by the Administrative Agent.

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7.11            Use of Proceeds. Use the proceeds of the Credit Extensions (i) to refinance certain Indebtedness under the Existing Credit Agreement, (ii) to pay fees and expenses in connection with the Transactions, and (iii) for working capital, capital expenditures, and other general corporate purposes (including any permitted transaction hereunder) not in contravention of any Law or of any Loan Document.

7.12            New Subsidiaries.

(a)            Additional Domestic Subsidiaries. As soon as practicable but in any event within 30 Business Days (or such longer period as may be agreed by the Administrative Agent) following the acquisition or creation (by Division or otherwise) of any Domestic Subsidiary (other than an Excluded Domestic Subsidiary), or the time any existing Domestic Subsidiary ceases to be an Excluded Domestic Subsidiary, cause to be delivered to the Administrative Agent each of the following, as applicable:

(i)            a joinder agreement acceptable to the Administrative Agent duly executed by such Domestic Subsidiary sufficient to cause such Subsidiary to become a Guarantor (or, with the consent of the Administrative Agent, a Borrower hereunder), together with executed counterparts of each other Loan Document reasonably requested by the Administrative Agent, including all Security Instruments and other documents reasonably requested to establish and preserve the Lien of the Administrative Agent in all Collateral of such Domestic Subsidiary;

(ii)           (A) Uniform Commercial Code financing statements naming such Person as “Debtor” and naming the Administrative Agent for the benefit of the Secured Parties as “Secured Party,” in form, substance and number sufficient in the reasonable opinion of the Administrative Agent and its special counsel to be filed in all Uniform Commercial Code filing offices and in all jurisdictions in which filing is necessary to perfect in favor of the Administrative Agent for the benefit of the Secured Parties the Lien on the Collateral conferred under such Security Instrument to the extent such Lien may be perfected by Uniform Commercial Code filing, and (B) pledge agreements, control agreements, Documents and original collateral (including pledged Equity Interests (other than Excluded Equity Interests), Securities and Instruments) and such other documents and agreements as may be reasonably required by the Administrative Agent, all as necessary to establish and maintain a valid, perfected security interest in all Collateral in which such Domestic Subsidiary has an interest consistent with the terms of the Loan Documents~~, in each case, subject to the Intercreditor Agreement~~;

(iii)          upon the request of the Administrative Agent, an opinion of counsel to each such Domestic Subsidiary and addressed to the Administrative Agent and the Lenders, in form and substance reasonably acceptable to the Administrative Agent, each of which opinions may be in form and substance, including assumptions and qualifications contained therein, substantially similar to those opinions of counsel delivered pursuant to Section 5.01(a); and

(iv)          current copies of the Organization Documents of each such Domestic Subsidiary, together with minutes of duly called and conducted meetings (or duly effected consent actions) of the Board of Directors, partners, or appropriate committees thereof (and, if required by such Organization Documents or applicable law, of the shareholders, members or partners) of such Person authorizing the actions and the execution and delivery of documents described in this Section 7.12, all certified by the applicable Governmental Authority or appropriate officer as the Administrative Agent may elect.

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(b)            Additional Direct Foreign Subsidiaries. As soon as practicable but in any event within 30 Business Days (or such longer period as may be agreed by the Administrative Agent) the acquisition or creation of a Direct Foreign Subsidiary, cause to be delivered to the Administrative Agent (i) Security Instruments pledging sixty-five percent (65%) of the total outstanding voting Equity Interests (and one hundred percent (100%) of the non-voting Equity Interests) of any such new Direct Foreign Subsidiary (including, if applicable, original certificated Equity Interests evidencing the Equity Interests of such new Direct Foreign Subsidiary, together with an appropriate undated stock or other transfer power for each certificate duly executed in blank by the registered owner thereof), and (ii) such updated Schedules to the Loan Documents as may be reasonably requested by the Administrative Agent with regard to such Direct Foreign Subsidiary and each Loan Party owning the same. Notwithstanding the foregoing, no actions outside of the United States shall be required to be taken and no non-U.S. law security or pledge agreements shall be required for any Investment in any Direct Foreign Subsidiary permitted under Section 8.03.

7.13            Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable Laws; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to the Pension Funding Rules. The Loan Parties and each of their respective Subsidiaries shall not withdraw, and shall cause each ERISA Affiliate not to withdraw, in whole or in part, from any Multiemployer Plan so as to give rise to withdrawal liability resulting in payments by any Loan Party exceeding the Threshold Amount. At no time shall the actuarial present value of unfunded liabilities for post-employment health care benefits, whether or not provided under a Plan, calculated in a manner consistent with Statement No. 106 of the Financial Accounting Standards Board, exceed the Threshold Amount.

7.14            Further Assurances. At the Borrowers’ cost and expense, upon request of the Administrative Agent, duly execute and deliver or cause to be duly executed and delivered, to the Administrative Agent such further information, instruments, documents, certificates, financing and continuation statements, and do and cause to be done such further acts that may be reasonably necessary or advisable in the reasonable opinion of the Administrative Agent to carry out more effectively the provisions and purposes of this Agreement, the Security Instruments and the other Loan Document, including, to create, continue or preserve the liens and security interests in Collateral (and the perfection and priority thereof) of the Administrative Agent contemplated hereby and by the other Loan Documents and specifically including all Collateral acquired by the Borrowers after the Closing Date.

7.15            Environmental Laws. (a) Conduct its operations and keep and maintain its Real Property in material compliance with all Environmental Laws, other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; (b) obtain and renew all environmental permits necessary for its operations and properties, other than any environmental permits the failure of which to obtain would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and (c) implement any and all investigation, remediation, removal and response actions that are required to comply with Environmental Laws pertaining to the presence, generation, treatment, storage, use, disposal, transportation or release of any Hazardous Materials on, at, in, under or about any of its Real Property other than any such non-compliance which would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

7.16            Treasury Management Services. Each Loan Party shall maintain its lockbox deposit accounts, other than any Excluded Deposit Account, exclusively with BMO Harris and shall utilize BMO Harris for its primary disbursement account and other Treasury Management and Other Services, provided that BMO Harris agrees to provide such disbursing bank services and other Treasury Management and Other Services on reasonably competitive pricing terms.

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~~Enhancements to Senior Notes Indebtedness. If Senior Notes Agent or any holder of Senior Notes receives any additional guaranty or other credit enhancement after the Closing Date from any Loan Party, Borrowers shall cause the same to be granted to Administrative Agent for the benefit of the Secured Parties, subject to the terms of the Intercreditor Agreement.~~

~~SBA PPP Loan.(a) Each Borrower and each other Loan Party that incurred any SBA PPP Loan shall (i) comply in all material respects with all applicable provisions of the Paycheck Protection Program and (ii) use commercially reasonable efforts to conduct their business in a manner that maximizes the amount of the SBA PPP Loan that is forgiven.~~

~~(b) Each Borrower and each other Loan Party that incurred any SBA PPP Loan shall (i) maintain all records required to be submitted in connection with the forgiveness of any SBA PPP Loan, (ii) promptly apply for forgiveness of such SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act in all material respects and (iii) provide Administrative Agent with a copy of its application for forgiveness and supporting documentation reasonably requested by the Administrative Agent in connection with the forgiveness of any SBA PPP Loan.~~

~~(c) Each Borrower and each other Loan Party that incurs any SBA PPP Loan shall maintain the proceeds of the SBA PPP Loan at the SBA PPP Account.~~

~~(d) Notwithstanding that the SBA PPP Account may be maintained at BMO or BMO Harris, BMO in its capacity as Agent and a Lender under the Loan Documents (but not in its capacity as a depositary bank) disclaims any security interest in the PPP Account and agrees in its capacity as Agent and a Lender (but not in its capacity as a depositary bank) that it will not exercise any right of setoff or other secured lender remedies with respect to the SBA PPP Account with respect to the Obligations. The parties hereto acknowledge that nothing contained in the foregoing sentence will limit or restrict any rights which BMO or BMO Harris may possesses in the SBA PPP Account in its capacity as depositary bank so long as such rights are not exercised to satisfy any or all of the Obligations.19~~

ARTICLE VIII
NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder or any Loan Obligation hereunder shall remain unpaid or unsatisfied, no Loan Party shall, nor shall it permit any Subsidiary to, directly or indirectly:

8.01            Indebtedness. Create, incur, assume or suffer to exist any Indebtedness or issue any Disqualified Equity Interest, except:

(a)            Indebtedness under the Loan Documents;

(b)            Indebtedness outstanding on the date hereof and listed on Schedule 8.01;

(c)            Guarantees of any Loan Party in respect of Indebtedness otherwise permitted hereunder of any other Loan Party; provided that any Guarantee of Indebtedness permitted hereunder that is subordinated to the Obligations shall be subordinated to the Obligations on substantially the same terms as such guaranteed Indebtedness;

~~19 First Amendment.~~

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(d)            obligations (contingent or otherwise) existing or arising under any Swap Contract, provided that (i) such obligations are (or were) entered into by such Person in the Ordinary Course of Business for the purpose of directly mitigating risks reasonably anticipated by such Person associated with liabilities, commitments, investments, assets, cash flows of or property held by, or changes in the value of securities issued by, such Person, and not for purposes of speculation or taking a “market view” and (ii) such Swap Contract does not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party;

(e)            Indebtedness arising in the Ordinary Course of Business in connection with treasury management and commercial credit card, merchant card and purchase or procurement card services including Treasury Management and Other Services;

(f)            Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for Real Property and fixed or capital assets within the limitations set forth in Section 8.02(i); provided, however, that the aggregate amount of all such Indebtedness at any one time outstanding, together with the Swap Termination Value of all Swap Contracts permitted under Section 8.01(d) above, shall not exceed $~~10,000,000~~25,000,000;

(g)            Assumed Indebtedness in an aggregate principal amount not to exceed $~~5,000,000~~20,000,000 at any time outstanding;

(h)            Indebtedness incurred to finance or as part of the consideration for any Permitted Acquisition; provided, that, (i) no Event of Default exists at the time of or would be caused by the incurrence of such Indebtedness and (ii) such Indebtedness (A) is unsecured, (B) bears interest (and provided for fees) at a rate (or amount) no greater than the then current arm’s length market rate (or amount) for similar Indebtedness, (C) does not require the payment in cash of principal (other than in respect of working capital adjustments) prior to ninety-one (91) days following the Maturity Date, (D) has a maturity at least 91 days after the Maturity Date, and (E) is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent;

(i)             Earn Out Obligations incurred in connection with any Permitted Acquisition, any Permitted JV Investment or any other transaction permitted by this Agreement or other transaction to which the Required Lenders have provided their written consent;

(j)             the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business;

(k)            Indebtedness in respect of any bankers’ acceptance, bank guarantees, letters of credit, warehouse receipt or similar facilities entered into in the ordinary course of business in respect of workers’ compensation and other casualty claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation and other casualty claims);

(l)             Indebtedness incurred or arising in the Ordinary Course of Business and not in connection with the borrowing of money in respect of (i) obligations to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms; (ii) performance bonds, bid bonds, appeal bonds, surety bonds, performance and completion guarantees and similar instruments or obligations; and (iii) obligations to pay insurance premiums;

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(m)           Indebtedness representing deferred compensation to employees, consultants or independent contractors incurred in the ordinary course of business;

(n)            surety bonds, deposits and similar obligations permitted under Section 8.02(e) or (f);

(o)            unsecured Indebtedness of (A) any Loan Party owing to any other Loan Party or any Subsidiary that is not a Loan Party (so long as such Indebtedness owing to a Subsidiary that is not a Loan Party (x) bears interest (and provided for fees) at a rate (or amount) no greater than the then current arm’s length market rate (or amount) for similar Indebtedness, (y) does not require the payment in cash of principal (at maturity or otherwise) prior to ninety-one (91) days following the Maturity Date and (z) is subordinated to the Obligations on terms reasonably acceptable to the Administrative Agent), (B) any Subsidiary that is not a Loan Party owing to any other Subsidiary that is not a Loan Party and (C) any Subsidiary that is not a Loan Party owing to any Loan Party; provided that any such Indebtedness described in this clause which is owing to a Loan Party, shall (1) to the extent the principal amount thereof is in excess of $50,000, be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent and pledged to the Administrative Agent on terms acceptable to it, (2) be permitted under Section 8.03(c)(iv) or (h), and (3) not be forgiven or otherwise discharged for any consideration other than payment in full in cash unless the Administrative Agent otherwise consents;

(p)            ~~Indebtedness under the Senior Notes Documents in an aggregate principal amount outstanding at any time not to exceed the Noteholder Maximum Amount (as defined in the Intercreditor Agreement), and~~ Subordinated Debt;

(q)            other unsecured Indebtedness (i) that bears interest (and provided for fees) at a rate (or amount) no greater than the then current arm’s length market rate (or amount) for similar Indebtedness, (ii) has a stated maturity date no earlier than 91 days following the Maturity Date, (iii) as to which at the time of incurrence thereof no Default or Event of Default has occurred and is continuing or would result therefrom, (iv) the aggregate outstanding principal amount of which does not exceed $~~5,000,000~~20,000,000 at any time, and (v) with respect to which at least ten (10) Business Days prior to each such incurrence, the Borrower Agent has delivered a certificate to the Administrative Agent demonstrating compliance with each of clauses (i) through (iv) above;

(r)             Refinancing Indebtedness; and

(s)            other unsecured Indebtedness the aggregate outstanding principal amount of which does not exceed $~~5,000,000~~10,000,000 at any time~~;~~.

~~(t) Permitted SBA PPP Loan; and20~~

~~(u) Indebtedness constituting CARES Act Deferred Payments.21~~

8.02            Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (“Permitted Liens”):

(a)            Liens in favor of the Administrative Agent pursuant to any Loan Document;

~~20 First Amendment.~~

~~21 First Amendment.~~

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(b)             Liens existing on the date hereof as described on Schedule 8.02 (setting forth, as of the ~~Closing~~Second Amendment Date, the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto) and any renewals or extensions thereof, provided that (i) the Lien does not extend to any additional property, and (ii) the obligations secured or benefited thereby constitutes Refinancing Indebtedness;

(c)             Liens for Taxes, assessments or other governmental charges, not yet due or which are being Properly Contested~~, and which in all cases are junior to the Lien of the Administrative Agent~~;

(d)             Liens of carriers, warehousemen, mechanics, materialmen, repairmen, landlords or other like Liens imposed by Law or arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;

(e)             Liens, pledges or deposits in the Ordinary Course of Business in connection with (i) insurance, workers compensation, unemployment insurance and social security legislation, (ii) contracts, bids, government contracts, and surety, appeal, customs, performance and return-of-money bonds and (iii) other similar obligations (exclusive of obligations in respect of the payment for borrowed money), whether pursuant to contracts, statutory requirements, common law or consensual arrangements, other than any Lien imposed by ERISA;

(f)              Liens arising in the Ordinary Course of Business consisting of deposits to secure the performance of bids, trade contracts and leases (other than Indebtedness), statutory obligations, surety bonds (other than bonds related to judgments or litigation), performance bonds and other obligations of a like nature, in each case, incurred in the Ordinary Course of Business;

(g)             Liens with respect to minor imperfections of title and easements, rights-of-way, covenants, consents, reservations, encroachments, variations and zoning and other similar restrictions, charges, encumbrances or title defects affecting Real Property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person and do not materially detract from the value of or materially impair the use by the Loan Parties in the Ordinary Course of Business of the property subject to or to be subject to such encumbrance;

(h)             Liens securing judgments for the payment of money not constituting an Event of Default under Section 9.01 or securing appeal or other surety bonds related to such judgments, and which in all cases are junior to the Lien of the Administrative Agent;

(i)              Liens securing Indebtedness permitted under Section 8.01(f); provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not exceed the cost or Fair Market Value, whichever is lower, of the property being acquired on the date of acquisition;

(j)              Liens securing Assumed Indebtedness of the Loan Parties or any Subsidiary permitted pursuant to Section 8.01(g); provided that (i) such Liens do not at any time encumber any property other than property of the Subsidiary acquired, or the property acquired, and proceeds thereof in connection with such Assumed Indebtedness and shall not attach to any assets of the Loan Parties theretofore existing or (except for any such proceeds) which arise after the date thereof and (ii) the Assumed Indebtedness and other secured Indebtedness of the Loan Parties secured by any such Lien does not exceed the Fair Market Value of the property being acquired in connection with such Assumed Indebtedness;

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(k)            Liens on assets of Foreign Subsidiaries of the Company securing Indebtedness of such Foreign Subsidiaries permitted pursuant to Section 8.01(i);

(l)             operating leases or subleases granted by the Loan Parties to any other Person in the Ordinary Course of Business;

(m)            Liens (a) of a collection bank arising under Section 4-210 of the UCC or any comparable or successor provision on items in the course of collection, (b) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business and (c) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(n)            Liens in favor of customs and revenue authorities imposed by Law to secure payment of customs duties in connection with the importation of goods and arising in the Ordinary Course of Business which are not overdue for a period of more than 30 days or which are being Properly Contested;

~~(o) Liens in favor of the Senior Notes Agent in and on the assets and properties of the Loan Parties constituting Collateral to secure the Indebtedness permitted under Section 8.01(p), so long as those Liens are at all times subject to the terms of the Intercreditor Agreement; and~~

(o)            [reserved]; and

(p)            other Liens securing obligations in an aggregate amount not to exceed $~~2,500,000~~10,000,000 at any one time outstanding.

8.03            Investments. Make or maintain any Investments, except:

(a)            Investments held by the Loan Parties in the form of Cash Equivalents or other Investment Property that are held in a securities account or deposit account subject to a Control Agreement in favor of the Administrative Agent, pursuant to documentation in form and substance satisfactory to the Administrative Agent;

(b)            loans and advances to officers, directors and employees of the Company and its Subsidiaries made in the Ordinary Course of Business and approved by the board of directors of the Company, in an aggregate amount at any one time outstanding not to exceed $2,500,000 (or its equivalent in other currencies);

(c)            Investments in Loan Parties;

(d)            Investments consisting of extensions of credit in the nature of Accounts or notes receivable arising from the grant of trade credit in the Ordinary Course of Business, and Investments received in satisfaction or partial satisfaction thereof from financially troubled Account Debtors to the extent reasonably necessary in order to prevent or limit loss;

(e)            Guarantees permitted by Section 8.01;

(f)             Investments existing as of the date hereof as described in Schedule 8.03 (setting forth, as of the ~~Closing~~Second Amendment Date, the amount, obligor or issuer and maturity, if any, thereof) and extensions or renewals thereof, provided that no such extension or renewal shall be permitted if it would (i) increase the amount of such Investment at the time of such extension or renewal or (ii) result in a Default hereunder;

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(g)           Investments constituting a Permitted Acquisition;

(h)           Investments constituting a Permitted JV Investment;

(i)            Investments if the Payment Conditions are satisfied with respect thereto; and

(j)            other Investments in an aggregate amount not to exceed $~~10,000,000~~15,000,000 at any one time outstanding.

8.04            Fundamental Changes. Merge, Divide, dissolve, liquidate, consolidate with or into another Person, except that, so long as no Default exists or would result therefrom:

(a)           any Subsidiary of the Company may merge or consolidate with or liquidate or dissolve into a Loan Party; provided, that, (i) the Loan Party shall be the continuing or surviving Person and (ii) in the case of any merger of a Borrower and a Subsidiary Guarantor, such Borrower shall be the continuing or surviving Person;

(b)           in connection with a Permitted Acquisition, any Subsidiary of a Loan Party may merge with or into or consolidate with any other Person or permit any other Person to merge with or into or consolidate with it; provided, that, (i) the Person surviving such merger shall be a wholly-owned Subsidiary of a Loan Party and (ii) in the case of any such merger to which any Loan Party is a party, such Loan Party is the surviving Person; and

(c)           any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party; provided that, when any wholly-owned Subsidiary is merging with another Subsidiary that is not wholly-owned, the wholly-owned Subsidiary shall be the continuing or surviving Person.

8.05            Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:

(a)           Dispositions of Inventory and Cash Equivalents, each in the Ordinary Course of Business;

(b)           Dispositions in the Ordinary Course of Business of Equipment or fixed assets ~~(other than Specified Property)~~ that are obsolete, worn out or no longer useful to the Core Business;

(c)           Dispositions that constitute (i) an Investments permitted under Section 8.03, (ii) a Lien permitted under Section 8.02, (iii) a merger, dissolution, consolidation or liquidation permitted under Section 8.04(a), or (iv) a Restricted Payment permitted under Section 8.06;

(d)           Dispositions that result from a casualty or condemnation in respect of such property or assets and is not otherwise an Event of Default so long as all proceeds thereof are applied in accordance with Section 2.06(c);

(e)           the licensing, on a non-exclusive basis, of patents, trademarks, copyrights, and other Intellectual Property rights in the Ordinary Course of Business,

(f)            (i)   the lapse of immaterial registered patents, trademarks, copyrights and other Intellectual Property to the extent maintaining such registered Intellectual Property is not economically desirable in the conduct of its business or (ii) the abandonment of patents, trademarks, copyrights, or other intellectual property rights in the Ordinary Course of Business so long as in each case under clauses (i) and (ii), such lapse or abandonment is not materially adverse to the interests of the Secured Parties;

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(g)           the leasing or subleasing of assets (other than sale and leaseback transactions prohibited under Section 8.15) in the Ordinary Course of Business;

(h)           Dispositions that consist of the sale or discount in the Ordinary Course of Business of overdue Accounts in connection with the compromise or collection thereof;

(i)            Dispositions among the Loan Parties or by any Subsidiary to a Loan Party;

(j)            Dispositions by any Subsidiary which is not a Loan Party to another Subsidiary that is not a Loan Party; and

~~(k) [Reserved];~~

~~(l) Dispositions of Noteholder Priority Collateral (as defined in the Intercreditor Agreement) (other than Equity Interests of Subsidiaries of the Company) so long as all Net Cash Proceeds of such Dispositions are (i) applied to (or offered to be applied to) permanently prepay the Senior Notes and/or (ii) reinvested in accordance with Section 2.06(d) in other assets that are useful in the business of the Loan Parties;~~

~~(m) Dispositions of Specified Property, so long as all Net Cash Proceeds of such Dispositions are offered to be prepaid in accordance with the Senior Notes Documents or are actually applied to permanently prepay the Senior Notes; and~~

(k)            ~~(n)~~ other Dispositions of assets, so long as (i) no Event of Default has occurred and is continuing at the time of such Disposition and (ii) the Fair Market Value of all such assets Disposed of, whether individually or in a series of related transactions, does not exceed $~~10,000,000~~25,000,000 in the aggregate in any fiscal year.

8.06            Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that, in each case (except Section 8.06(a)) so long as no Default or Event of Default shall have occurred and be continuing (both before or as a result of the making of such Restricted Payment):

(a)           each Subsidiary may make Restricted Payments, directly or indirectly, to any Borrower;

(b)           the Company and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock or other common Equity Interests of such Person;

(c)            the Company and each of its Subsidiaries may purchase, redeem or otherwise acquire shares of its common stock or other common Equity Interests or warrants or options to acquire any such shares in connection with customary employee agreements or management agreements, plans or arrangements, all in an aggregate amount not to exceed $~~1,000,000~~5,000,000 in any fiscal year;

(d)           the Company may make Restricted Payments in connection with the withholding of Equity Interests to cover withholding taxes due upon the vesting of equity compensation paid to employees, directors or consultants;

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(e)           the Company shall be permitted to make other Restricted Payments if the Payment Conditions are satisfied with respect thereto; and

(f)            the Company may make other Restricted Payments in an aggregate amount not to exceed $~~2,500,000~~10,000,000.

8.07            Change in Nature of Business. Engage in any material line of business substantially different from the Core Business conducted by the Borrowers and their Subsidiaries on the date hereof or any business substantially related or incidental thereto.

8.08            Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of any Loan Party, whether or not in the Ordinary Course of Business, other than:

(a)            transactions on fair and reasonable terms substantially as favorable to such Loan Party or Subsidiary as would be obtainable by such Loan Party or such Subsidiary at the time in a comparable arm’s length transaction with a Person other than an Affiliate;

(b)           transactions between or among the Loan Parties;

(c)           transactions constituting Investments permitted under Section 8.03(c)~~(iii)~~  and other transactions expressly permitted by Sections 8.04, 8.05, 8.06 and 8.13; and

(d)           transactions pursuant to agreements in existence or contemplated on the Closing Date as set forth on Schedule 8.08 or any amendment thereto to the extent such an amendment is not adverse to the Secured Parties in any material respect.

8.09            Burdensome Agreements. Enter into any Contractual Obligation (other than this Agreement~~,~~ or any other Loan Document ~~or the Senior Notes Documents~~) that:

(a)           requires the grant of a Lien to secure an obligation of such Person if a Lien is granted to secure another obligation of such Person; or

(b)           limits the ability (i) of any Subsidiary to make Restricted Payments to the Company or any other Borrower or to otherwise transfer property to the Company or any other Borrower, (ii) of any Subsidiary to Guarantee the Indebtedness of the Borrowers or become a direct Borrower hereunder, or (iii) of any Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person; provided, however, that this clause (iii) shall not prohibit any negative pledge incurred or provided in favor of any holder of Indebtedness permitted under Section 8.01(e) solely to the extent any such negative pledge relates to the property financed by or the subject of such Indebtedness.

8.10            Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, (a) in any manner that might cause the Credit Extension or the application of such proceeds to violate Regulations T, U or X of the FRB, in each case as in effect on the date or dates of such Credit Extension, (b) to finance or refinance dealings or transactions by or with any Person that is described or designated in the Specially Designated Nationals and Blocked Persons List (the “SDN List”) of the Office of Foreign Assets Control, United States Department of the Treasury (“OFAC”) or is otherwise a Person officially sanctioned by the United States of America pursuant to the OFAC Sanctions Program or (c) for any purpose that is otherwise in violation of the Trading with the Enemy Act, the OFAC Sanctions Program, the PATRIOT Act or CISADA (collectively, the “Foreign Activities Laws”).

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8.11            Prepayment of Indebtedness; Amendment to Material Agreements.

(a)           Make or pay, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Obligations), or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness (other than the Obligations), except:

(i)            payments when due of regularly scheduled interest and principal payments and mandatory prepayments, other than payments in respect of any Subordinated Debt prohibited by the Subordination Provisions thereof;

(ii)            payments made through the incurrence of Refinancing Indebtedness with respect to such Indebtedness;

(iii)            payments of secured Indebtedness that becomes due as a result of a voluntary sale or transfer permitted hereunder of the property securing such Indebtedness;

(iv)           payments made solely from and substantially contemporaneously with the proceeds of the issuance of Equity Interests by the Company (other than Disqualified Equity Interests); and

(v)            optional payments or prepayments in respect of ~~(x) the Senior Notes, solely if (1) such payments or prepayments, as the case may be, are funded with Net Cash Proceeds from (A) Dispositions of Noteholder Priority Collateral (as defined in the Intercreditor Agreement) or receipt of any Extraordinary Insurance Receipts (as defined in the Senior Notes Agreement as in effect on the date hereof) in respect thereof, (B) Dispositions of Specified Property or receipt of any Extraordinary Insurance Receipts in respect thereof, or (C) any issuance of Equity Interests by the Company in the form of either (I) common equity or (II) other equity having terms reasonably acceptable to the Administrative Agent and, in the case of any such issuance of Equity Interests, not constituting Disqualified Equity Interests; or (2) as of the date of any such payment or prepayment and after giving effect thereto, the Payment Conditions are satisfied, and (y) any other~~any Indebtedness (other than Subordinated Debt to the extent contrary to the Subordination Provisions applicable thereto), provided that as of the date of any such payment or prepayment and after giving effect thereto, the Payment Conditions are satisfied.

(b)           Amend, modify or change in any manner any term or condition of ~~(i)~~ any ~~Senior Notes Document to the extent prohibited by the terms of the Intercreditor Agreement or (ii) any other~~ Indebtedness for borrowed money so that the terms and conditions thereof are less favorable in any material respect to the Administrative Agent and the Lenders than the terms of such Indebtedness as of the Closing Date.

(c)           Make any payment of any Earn Out Obligation in cash except to the extent that, as of the date of any such payment and giving effect thereto, (i) (A) no Default or Event of Default shall have occurred and be continuing, (~~ii~~B) the Company shall be in compliance with the financial covenants set forth in Section 8.12 on a Pro Forma Basis (looking back in each case for a period of four completed fiscal quarters as if the payment occurred on the first day of such period and after giving effect to the payment, and calculated using the required covenant compliance level for the next succeeding covenant test date) and (~~iii~~C) if such Earn Out Obligation constitutes Subordinated Debt, such payment is not prohibited by the Subordination Provisions thereof or (ii) (A) the Payment Conditions are satisfied and (B) if such Earn Out Obligation constitutes Subordinated Debt, such payment is not prohibited by the Subordination Provisions thereof.

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8.12            Financial Covenants.

(a)            Consolidated Total Leverage Ratio. Permit the Consolidated Total Leverage Ratio, as of the last day of any Measurement Period, commencing with the first full fiscal quarter of the Company following the Closing Date, to be greater than ~~3.25~~3.50 to 1.00. Notwithstanding the foregoing, in connection with any Permitted Acquisition or similar permitted Investment the total cash consideration for which is greater than $20,000,000, the Borrower Agent may, at its election, in connection with such Permitted Acquisition or Investment and upon prior written notice to the Administrative Agent, increase the required Consolidated Total Leverage Ratio pursuant to this Section 8.12(a) to 4.00 to 1.00, which such increase shall be applicable for the fiscal quarter in which such Permitted Acquisition or Investment is consummated and the three (3) consecutive quarterly test periods thereafter (each, a “Consolidated Total Leverage Ratio Increase”); provided that (i) such increase shall apply solely with respect to compliance with this Section 8.12(a) and any determination of the Consolidated Total Leverage Ratio for purposes of the definition of Permitted Acquisition and shall not apply to any other test set forth in this Agreement and (ii) there shall be at least four (4) full fiscal quarters following the cessation of each such Consolidated Total Leverage Ratio Increase during which no Consolidated Total Leverage Ratio Increase shall then be in effect.

(b)            Consolidated ~~Fixed Charge~~Interest Coverage Ratio. Permit the Consolidated ~~Fixed Charge~~Interest Coverage Ratio, as of the last day of any Measurement Period, commencing with the first full fiscal quarter of the Company following the ~~Closing~~Second Amendment Date, to be less than ~~1.20~~3.50 to 1.00.

8.13            Creation of New Subsidiaries. Create or acquire any new Subsidiary after the Closing Date other than Subsidiaries created or acquired in accordance with Section 7.12.

8.14            Reserved.

8.15            Sale and Leaseback. Enter into any agreement or arrangement with any other Person providing for the leasing by any Loan Party or any Subsidiary of real or personal property which has been or is to be sold or transferred by any Loan Party or any Subsidiary to such other Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of a Loan Party or any Subsidiary; provided, however, that any Loan Party or any Subsidiary may enter into such transactions would otherwise be with respect to such real or personal property if such transaction is permitted in accordance with Section 8.01 and Section 8.05 of this Agreement.

8.16            Organization Documents; Fiscal Year. (a) Amend, modify or otherwise change any of its Organization Documents in any material respect, except in connection with a transaction permitted under Section 8.04, but in any case not in any manner that could have a material adverse effect on the interests of the Secured Parties, or (b) change its fiscal year.

8.17            Immaterial Subsidiaries. In the case of Aviation, so long as such Person constitutes an Immaterial Subsidiary and is not required to join as a Borrower or a Guarantor under this Agreement and each other Loan Document pursuant to Section 7.12, engage in any operations or business (other than activities as described in Schedule 8.17); provided, however, that notwithstanding anything to the contrary in this Agreement, Aviation shall not (i) consolidate or merge with, or liquidate or dissolve into, or convey, transfer or lease all or substantially all of its assets to, any Person other than a Loan Party (in which case, the Loan Party shall be the continuing or surviving Person), (ii) directly or indirectly sell or otherwise dispose of any Equity Interests of any Borrower, or (iii) fail to hold itself out to the public as a legal entity separate and distinct from all other Persons.

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8.18            Anti-Money Laundering and Terrorism Laws and Regulations. Permit any Loan Party, any Subsidiary or, to the knowledge of any Loan Party, any director, officer, agent, employee, or other authorized person acting on behalf of any Loan Party or any Subsidiary to:

(a)            become (including by virtue of being owned or controlled by a Blocked Person), own or control a Blocked Person or any Person that is the target of sanctions imposed by the United Nations or by the European Union;

(b)            directly or indirectly have any investment in or engage in any dealing or transaction (including, without limitation, any investment, dealing or transaction involving the proceeds of the Credit Extensions) with any Person if such investment, dealing or transaction (A) would cause any Secured Party to be in violation of any law or regulation applicable to such Secured Party or (B) is prohibited by or subject to Sanctions;

(c)            conduct, engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, or facilitate a violation of, any of the prohibitions set forth in Executive Order No. 13224, the Currency and Foreign Regulations Reporting Act of 1970 (otherwise known as the Bank Secrecy Act), the PATRIOT Act, the Money Laundering Control Act or any other United States anti-money laundering or anti-terrorism law or regulation (collectively, “Anti-Money Laundering Laws”); or

(d)            engage, or permit any of its Affiliates to engage, in any activity that could subject such Person or any Secured Party to Sanctions.

8.19            Economic Sanctions Laws and Regulations. Permit any Loan Party, any Subsidiary or, to the knowledge of any Loan Party, any director, officer, agent, employee, or other authorized person acting on behalf of any Loan Party or any Subsidiary to conduct, transact, engage in, or facilitate, any business or activity on behalf of such Loan Party or its Subsidiaries in violation of Sanctions.

ARTICLE IX
EVENTS OF DEFAULT AND REMEDIES

9.01            Events of Default. Any of the following shall constitute an Event of Default:

(a)            Non-Payment. Any Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan or any Letter of Credit Obligation, or (ii) within three days after the same becomes due, any interest on any Loan or on any Letter of Credit Obligation, or any commitment or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b)            Specific Covenants. Any Loan Party fails to perform or observe any term, covenant or agreement contained (i) in any of Sections 7.01(a), 7.01(b), 7.03(a), 7.05, 7.07~~,~~ or 7.11~~, or 7.1822~~ or Article VIII, or (ii) in 7.02(a) and such failure continues for three (3) or more Business Days; or

~~22 First Amendment.~~

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(c)            Other Defaults. Any Loan Party fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after the earlier of (i) receipt of notice of such default by a Responsible Officer of the Borrower Agent from the Administrative Agent, or (ii) any Responsible Officer of any Loan Party becomes aware of such default; or

(d)            Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of any Loan Party or its Subsidiaries herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading when made or deemed made in any material respect; or

(e)            Cross-Default. (i) With respect to any Indebtedness or guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, any Loan Party or its Subsidiaries (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise, and after passage of any grace period) in respect of any such Indebtedness or guarantee, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, and such default continues for more than the grace or cure period, if any, therein specified, the effect of which default or other event is to cause, or to permit the holder of such Indebtedness or beneficiary of such guarantee (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which any Loan Party or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which any Loan Party or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by a Loan Party or any Subsidiary as a result thereof is greater than Threshold Amount; or ~~(iii) without limitation of the preceding clause (i), any “Event of Default” under and as such term is defined in the Senior Notes Documents shall have occurred and be continuing; or~~

(f)            Insolvency Events. Any Insolvency Event shall occur with respect to any Loan Party; or

(g)            Inability to Pay Debts; Attachment. (i) Any Loan Party becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any Loan Party and is not released, vacated or fully bonded within 30 days after its issue or levy; (iii) any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; (iv) any Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; (v) there is a cessation of any material part of any Loan Party’s business for a material period of time; or (vi) any material Collateral or property or assets of a Loan Party is taken or impaired through condemnation; or

(h)            Judgments. There is entered against any Loan Party (i) one or more final judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final judgments or orders (including for injunctive relief) that have, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, such judgment or order remains unvacated and unpaid and either (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 30 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

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(i)             ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) a Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j)             Invalidity of Loan Documents. Any Loan Document, or any Lien granted thereunder, at any time after its execution and delivery and for any reason, other than as expressly permitted hereunder or upon Payment in Full, ceases to be in full force and effect (except with respect to immaterial assets); or any Borrower or any other Person contests in any manner the validity or enforceability of any Loan Document or any Lien granted to the Administrative Agent pursuant to the Security Instruments; or any Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or ~~any party to the Intercreditor Agreement contests in any manner the validity or enforceability of the Intercreditor Agreement or denies that it has any liability or obligation thereunder or purports to revoke, terminate or rescind the Intercreditor Agreement; or~~

~~(k) Breach of Contractual Obligation. Any Loan Party or any Subsidiary thereof fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any contract to which it is party or fails to observe or perform any other agreement or condition relating to any such contract to which it is party or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the counterparty to such contract to terminate such contract, in each case which would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect; or~~

(k)            [reserved]; or

(l)             Indictment. (i) Any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral, or (ii) any director or senior officer of any Loan Party is (A) criminally indicted or convicted of a felony for fraud or dishonesty in connection with the Loan Parties’ business, unless such director or senior officer promptly resigns or is removed or replaced or (B) charged by a Governmental Authority under any law that would reasonably be expected to lead to forfeiture of any material portion of Collateral; or

(m)           Subordination Provisions. (i) The Subordination Provisions shall fail to be enforceable by the Lenders (which have not effectively waived the benefits thereof) in accordance with the terms thereof; or (ii) the principal or interest on any Loan, any Letter of Credit Obligation or other Loan Obligations shall fail to constitute “designated senior debt” (or any other similar term) under any document, instrument or agreement evidencing such Subordination Provisions; or (iii) any Loan Party or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (A) the effectiveness, validity or enforceability of any of the Subordination Provisions, or (B) that any of such Subordination Provisions exist for the benefit of any Secured Party; or (iv) any Loan Party or any Subsidiary thereof or any other Person fails to observe or perform any of the Subordination Provisions; or

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(n)            Change of Control. There occurs ~~(i)~~ any Change of Control ~~or (ii) any “change of control” (or equivalent change) under and as defined in the Senior Notes Documents~~.

9.02            Remedies Upon Event of Default. If any Event of Default occurs and is continuing, the Administrative Agent may, and at the direction of the Required Lenders shall, take any or all of the following actions:

(a)            declare the commitment of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b)            declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other Loan Obligations owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c)            require that the Borrowers Cash Collateralize the Letter of Credit Obligations (in an amount equal to the then Outstanding Amount thereof) or any other Loan Obligations that are contingent or not yet due and payable in amount determined by the Administrative Agent in accordance with this Agreement; and

(d)            exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable Law;

provided, however, that upon the occurrence of an Event of Default under Section 9.01(f), the obligation of each Lender to make Loans and any obligation of the Letter of Credit Issuer to make Letter of Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the Letter of Credit Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

No remedy herein is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of Law.

9.03            Application of Funds.

(a)            Subject to Section 9.03(b) below, all payments made by Loan Parties in respect of the Loan Obligations shall be applied (a) first, as specifically required in the Loan Documents; (b) second, to Loan Obligations then due and owing; (c) third, to other Loan Obligations specified by Borrower Agent, so long as such instructions of Borrower Agent do not contravene the terms of this Agreement; and (d) fourth, as determined by the Administrative Agent in its discretion.

(b)            Notwithstanding any provision to the contrary contained herein, after the exercise of remedies provided for in Section 9.02 (or after the Loans have automatically become immediately due and payable and the Letter of Credit Obligations have automatically been required to be Cash Collateralized as set forth in the proviso to Section 9.02), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

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First, to all fees, indemnities, expenses and other amounts (including reasonable fees, charges and disbursements of counsel to the Administrative Agent and amounts payable under Article IV) due to the Administrative Agent in its capacity as such, until paid in full;

Second, to all Protective Advances payable to the Administrative Agent until paid in full;

Third, to all amounts owing to the Swing Line Lender for outstanding Swing Line Loans until paid in full;

Fourth, to that portion of the Loan Obligations constituting fees, indemnities and other amounts (other than principal, interest, Letter of Credit Fees and other Obligations expressly described in clauses Fifth through Eighth below) payable to the Lenders and the Letter of Credit Issuer (including reasonable fees, charges and disbursements of counsel to the respective Lenders and the Letter of Credit Issuer and amounts payable under Article III), ratably among them in proportion to the respective amounts described in this clause Fourth payable to them until paid in full;

Fifth, to that portion of the Loan Obligations constituting accrued and unpaid Letter of Credit Fees and interest on the Loans, Letter of Credit Borrowings and other Loan Obligations, ratably among the Lenders and the Letter of Credit Issuer in proportion to the respective amounts described in this clause Fifth payable to them until paid in full;

Sixth, to (i) that portion of the Obligations constituting unpaid principal of the Loans and Letter of Credit Borrowings and to Cash Collateralize that portion of Letter of Credit Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers and (ii) the payment of Credit Product Obligations, ratably among the Lenders, Letter of Credit Issuer and the applicable Credit Product Providers in proportion to the respective amounts described in this clause Sixth payable to them until paid in full;

Seventh, to all other Obligations of the Borrowers that are due and payable to the Administrative Agent and the other Secured Parties, or any of them, on such date, ratably based on the respective aggregate amounts of all such Obligations owing to the Administrative Agent and the other Secured Parties on such date until paid in full; and

Last, the balance, if any, after Payment in Full, to the Borrowers or as otherwise required by Law.

(c)            Subject to Sections 2.03(c) and 2.17, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Sixth above shall be applied to satisfy drawings under such Letters of Credit as they occur. Amounts distributed with respect to any Credit Product Obligations shall be the lesser of (i) the maximum Credit Product Obligations last reported to the Administrative Agent or (ii) the actual Credit Product Obligations as calculated by the methodology reported to the Administrative Agent for determining the amount due. The Administrative Agent shall have no obligation to calculate the amount to be distributed with respect to any Credit Product Obligations, and may request a reasonably detailed calculation of such amount from the applicable Credit Product Provider. The allocations set forth in this Section are solely to determine the rights and priorities of Administrative Agent and Secured Parties as among themselves, and may be changed by agreement among them without the consent of any Borrower. This Section is not for the benefit of or enforceable by any Loan Party.

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(d)            For purposes of Section 9.03(b), “paid in full” of a type of Obligation means payment in cash or immediately available funds of all amounts owing on account of such type of Obligation, including interest accrued after the commencement of any Insolvency Event, default interest, interest on interest, and expense reimbursements, irrespective of whether any of the foregoing would be or is allowed or disallowed in whole or in part in any proceeding under Debtor Relief Laws.

(e)            Administrative Agent shall not be liable for any application of amounts made by it in good faith under this Section 9.03, notwithstanding the fact that any such application is subsequently determined to have been made in error.

ARTICLE X
ADMINISTRATIVE AGENT

10.01          Appointment and Authority. Each of the Lenders and the Letter of Credit Issuer hereby irrevocably appoints BMO to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Article are solely for the benefit of the Administrative Agent, the Lenders and the Letter of Credit Issuer, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. The Administrative Agent alone shall be authorized to determine whether any conditions to funding any Loan or to issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Administrative Agent from liability to any Lender or other Person for any error in judgment or mistake.

10.02          Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

10.03          Exculpatory Provisions. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:

(a)            shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)            shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable Law; and

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(c)            shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

The Administrative Agent shall not be liable to any other Secured Party for any action taken or not taken by it under or in connection with the Loan Documents, except for direct (as opposed to consequential) losses directly and solely caused by the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11.01 and 9.02). The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower Agent, a Lender or the Letter of Credit Issuer.

The Administrative Agent shall not be liable to any other Secured Party for any action taken or not taken by it under or in connection with the Loan Documents, except for direct (as opposed to consequential) losses directly and solely caused by the Administrative Agent’s gross negligence or willful misconduct. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the Loan Documents). The Administrative Agent shall not be liable for, and shall be fully justified in, failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the Loan Documents) as it reasonably deems appropriate. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower Agent, a Lender or the Letter of Credit Issuer.

10.04          Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or the Letter of Credit Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Letter of Credit Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the Letter of Credit Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrowers), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

10.05          Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

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10.06          Resignation of the Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Lenders, the Letter of Credit Issuer and the Borrower Agent. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower Agent, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders and the Letter of Credit Issuer, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that if the Administrative Agent shall notify the Borrower Agent and the Lenders that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders or the Letter of Credit Issuer under any of the Loan Documents, the retiring Administrative Agent shall continue to hold such Collateral until such time as a successor Administrative Agent is appointed) and (2) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Letter of Credit Issuer directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section). The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Article and Section 11.04 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as the Administrative Agent.

Any resignation by BMO as the Administrative Agent pursuant to this Section shall also constitute its resignation as Letter of Credit Issuer and Swing Line Lender. Upon the acceptance of a successor’s appointment as the Administrative Agent hereunder, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer and Swing Line Lender, (b) the retiring Letter of Credit Issuer and Swing Line Lender shall be discharged from all of their respective duties and obligations hereunder or under the other Loan Documents, and (c) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of the retiring Letter of Credit Issuer with respect to such Letters of Credit.

10.07          Non-Reliance on the Administrative Agent and Other Lenders. Each Lender and the Letter of Credit Issuer acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Letter of Credit Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

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10.08          No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Bookrunners, Arrangers, Syndication Agents or Documentation Agents listed on the cover page hereof shall have any rights, powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Letter of Credit Issuer hereunder.

10.09          The Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or Letter of Credit Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)            to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, Letter of Credit Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Letter of Credit Issuer and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Letter of Credit Issuer and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Letter of Credit Issuer and the Administrative Agent under Sections 2.03(h), 2.09 and 11.04) allowed in such judicial proceeding; and

(b)            to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Letter of Credit Issuer to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Letter of Credit Issuer, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Letter of Credit Issuer any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Letter of Credit Issuer to authorize the Administrative Agent to vote in respect of the claim of any Lender or the Letter of Credit Issuer in any such proceeding.

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The Loan Parties and the Secured Parties hereby irrevocably authorize the Administrative Agent, based upon the instruction of the Required Lenders, to (a) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Section 363 of the Bankruptcy Code or any similar Laws in any other jurisdictions to which a Loan Party is subject, or (b) credit bid and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any other sale or foreclosure conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable Law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims being estimated for such purpose if the fixing or liquidation thereof would not unduly delay the ability of the Administrative Agent to credit bid and purchase at such sale or other disposition of the Collateral and, if such claims cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid, then such claims shall be disregarded, not credit bid, and not entitled to any interest in the asset or assets purchased by means of such credit bid) and the Secured Parties whose Obligations are credit bid shall be entitled to receive interests (ratably based upon the proportion of their Obligations credit bid in relation to the aggregate amount of Obligations so credit bid) in the asset or assets so purchased (or in the Equity Interests of the acquisition vehicle or vehicles that are used to consummate such purchase). Upon request by the Administrative Agent or the Borrower Agent at any time, the Secured Parties will confirm in writing the Administrative Agent’s authority to release any such Liens on particular types or items of Collateral pursuant to this Section 10.09.

10.10          Collateral Matters. The Secured Parties irrevocably authorize the Administrative Agent, ~~at its option and~~ in its reasonable discretion,

(a)            to release any Lien on any Collateral (i) upon the occurrence of the Facility Termination Date, (ii) that is Disposed or to be Disposed as part of or in connection with any Disposition permitted hereunder or under any other Loan Document, or (iii) subject to Section 11.01, if approved, authorized or ratified in writing by the Required Lenders;

(b)            ~~to release any Lien on any Noteholder Priority Collateral (as defined in the Intercreditor Agreement) as and when required to be released pursuant to the terms of the Intercreditor Agreement~~[reserved];

(c)            to release or subordinate any Lien (and any Indebtedness secured thereby) on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 8.02(i), so long as the Borrower Agent shall have delivered to the Administrative Agent on or prior to the date of release or subordination, as the case may be, a certificate of a Responsible Officer certifying that such Lien (and the Indebtedness secured thereby) is permitted by Section 8.02(i) (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry)~~, or if such release or subordination is required under the Intercreditor Agreement~~; and

(d)            to release any Subsidiary from its obligations under the Loan Documents, and release any Lien granted by such Subsidiary thereunder, if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder, so long as the Borrower Agent shall have delivered to the Administrative Agent on or prior to the date of release a certificate of a Responsible Officer certifying that such transaction is permitted by this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Party from its obligations under the Loan Documents pursuant to this Section 10.10.

10.11          Other Collateral Matters.

(a)            Care of Collateral. The Administrative Agent shall have no obligation to assure that any Collateral exists or is owned by a Borrower, or is cared for, protected or insured, nor to assure that the Administrative Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

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(b)            Lenders as Agent For Perfection by Possession or Control. The Administrative Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control. If any Lender obtains possession or control of any Collateral, it shall notify the Administrative Agent thereof and, promptly upon the Administrative Agent’s request, deliver such Collateral to the Administrative Agent or otherwise deal with it in accordance with the Administrative Agent’s instructions.

(c)            Reports. The Administrative Agent shall promptly forward to each Lender, when complete, copies of any appraisal or other collateral examination report prepared by or for the Administrative Agent with respect to any Borrower or Collateral (“Report”). Each Lender agrees (a) that neither BMO nor the Administrative Agent makes any representation or warranty as to the accuracy or completeness of any Report, and shall not be liable for any information contained in or omitted from any Report; (b) that the Reports are not intended to be comprehensive audits or examinations, and that the Administrative Agent or any other Person performing any audit or examination will inspect only specific information regarding Obligations or the Collateral and will rely significantly upon Borrowers’ books and records as well as upon representations of Borrowers’ officers and employees; and (c) to keep all Reports confidential and strictly for such Lender’s internal use, and not to distribute any Report (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants) or use any Report in any manner other than administration of the Loans and other Obligations. Each Lender shall indemnify and hold harmless the Administrative Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Report, as well as from any claims arising as a direct or indirect result of the Administrative Agent furnishing a Report to such Lender.

10.12          Credit Product Arrangement Provisions. (a)  No Credit Product Provider that is party to any Credit Product Arrangement permitted hereunder that obtains the benefits of Section 9.03 or any Collateral by virtue of the provisions hereof or of any Security Instrument shall have any right to notice of any action or right to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender, if applicable, and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article X to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Credit Product Obligations unless the Administrative Agent has received written notice of such Credit Product Obligations, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Credit Product Provider. The Lenders irrevocably authorize the Administrative Agent to secure all Credit Product Obligations with the Collateral to the same extent as other Obligations, all to the extent contemplated hereunder as determined by the Administrative Agent in its reasonable judgment.

(b)            By delivery of a Credit Product Notice, each Credit Product Provider that is not a Lender (a “Non-Lender Credit Product Provider”) shall be deemed to have joined this Agreement and be bound by Section 9.03, this Article X and Section 11.04(c) as if it were a Lender hereunder holding a “Loan” in the amount of its applicable Credit Product Obligations. No Non-Lender Credit Product Provider shall have any right or claim against any Loan Party under the Loan Documents other than as a Secured Party under the Security Instruments, nor shall any of them be a third party beneficiary of any provisions of this Agreement by which the Loan Parties are bound other than provisions relating to the granting of the Lien of the Administrative Agent on the Collateral and the application of proceeds thereof pursuant to Section 9.03.

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10.13            ~~Intercreditor Agreement/Subordination Agreements~~[Reserved]~~. The Lenders acknowledge that the Indebtedness evidenced by the Senior Notes is secured by Liens on the Collateral and that the exercise of certain rights and remedies of Administrative Agent under the Loan Documents may be subject to the provisions of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any subordinated debt. Each Lender irrevocably (a) consents to the terms and conditions of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any subordinated debt; (b) authorizes and directs Administrative Agent to execute and deliver the Intercreditor Agreement, any documents relating thereto, and any other subordination or intercreditor agreement pertaining to any other subordinated debt, in each case, on behalf of such Lender and to take all actions (and execute all documents) required (or deemed advisable) by it in accordance with the terms of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt, in each case, and without any further consent, authorization or other action by such Lender; (c) agrees that, upon the execution and delivery thereof, such Lender will be bound by the provisions of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt as if it were a signatory thereto and will take no actions contrary to the provisions of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt; (d) agrees that no Lender shall have any right of action whatsoever against Administrative Agent as a result of any action taken by Administrative Agent pursuant to this Section 10.13 or in accordance with the terms of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt; and (e) acknowledges (or is deemed to acknowledge) that copies of the Intercreditor Agreement have been delivered, or made available, to such Lender. Each Lender hereby further irrevocably authorizes and directs Administrative Agent to enter into such amendments, supplements, or other modifications to the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt as are approved by Administrative Agent and the Required Lenders (except as to any amendment that expressly requires the approval of all Lenders as set forth in Section 11.01); provided, that Administrative Agent may execute and deliver such amendments, supplements, and modifications thereto as are contemplated by the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt in connection with any extension, renewal, refinancing, or replacement of this Agreement or any refinancing of the Obligations, in each case, on behalf of such Lender and without any further consent, authorization or other action by any Lender. Administrative Agent shall have the benefit of each of the provisions of Article X with respect to all actions taken by it pursuant to this Section 10.13 or in accordance with the terms of the Intercreditor Agreement and any other subordination or intercreditor agreement pertaining to any other subordinated debt to the full extent thereof.~~

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10.14          ERISA Related Provisions.

(a)            Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i)             such Lender is not using “plan assets” (within the meaning of 29 CFR § 2510.3-101, as modified by Section 3(42) of ERISA) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

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(ii)            the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

(iii)           (iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv)           (iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)            In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and its respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that:

(i)             none of the Administrative Agent or any of its respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii)             the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

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(iv)            the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v)             no fee or other compensation is being paid directly to the Administrative Agent or any of its respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c)            The Administrative Agent hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

ARTICLE XI
MISCELLANEOUS

11.01          Amendments, Etc.

(a)            No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Borrower, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(i)             extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 9.02) without the written consent of such Lender;

(ii)             postpone any date fixed by this Agreement or any other Loan Document for any payment (but excluding the delay or waiver of any mandatory prepayment) of principal, interest, fees or other amounts due to the Lenders (or any of them), including the Maturity Date, or any scheduled reduction of the Commitments hereunder or under any other Loan Document, in each case without the written consent of each Lender directly affected thereby;

(iii)            reduce the principal of, or the rate of interest specified herein on, any Loan or Letter of Credit Borrowing, or reduce any fees or other amounts payable hereunder or under any other Loan Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary (A) to amend the definition of “Default Rate” (so long as such amendment does not result in the Default Rate being lower than the interest rate then applicable to Base Rate Loans or ~~LIBOR~~SOFR Loans, as applicable) or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate or (B) to amend any financial covenant hereunder (or any defined term used therein);

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(iv)            change Section 2.13 or Section 9.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly affected thereby;

(v)             change any provision of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(vi)            except as provided in Section 2.18, increase the Aggregate Revolving Credit Commitments without the written consent of each Revolving Credit Lender;

(vii)           release any Loan Party from this Agreement or any material Security Instrument to which it is a party without the written consent of each Lender, except to the extent such Loan Party is the subject of a Disposition permitted by Section 8.05 (in which case such release may be made by the Administrative Agent acting alone);

(viii)          release all or a material part of the Collateral without the written consent of each Lender except ~~(A)~~ with respect to Dispositions and releases of Collateral permitted or required hereunder (including pursuant to Section 8.05) or under the Security Agreement ~~or (B) to the extent required pursuant to the terms of the Intercreditor Agreement~~ (in which case such release may be made by the Administrative Agent acting alone);

(ix)            subordinate any Lien of the Administrative Agent on all or any material part of the Collateral to the holder of any other Lien on such property without the written consent of each Lender, except with respect to (A) subordination of such Liens to Liens permitted pursuant to Sections 8.02(i) or 8.02(j) and (B) subordination of such Liens to other Liens on Collateral (other than Accounts and Inventory) with an aggregate book value not to exceed $5,000,000;

(x)             without the prior written consent of each Lender, impose any materially greater restriction on the ability of any Lender to assign any of its rights or obligations hereunder.

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(b)            In addition to the foregoing, (i) no amendment, waiver or consent shall, unless in writing and signed by the Letter of Credit Issuer in addition to the Lenders required above, affect the rights or duties of the Letter of Credit Issuer under this Agreement or any Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Lenders required above, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; (v) no amendment, waiver or consent which has the effect of enabling the Borrowers to satisfy any condition to a Borrowing contained in Section 5.02 hereof which, but for such amendment, waiver or consent would not be satisfied, shall be effective to require the Lenders, the Swing Line Lender or the Letter of Credit Issuer to make any additional Revolving Credit Loan or Swing Line Loan, or to issue any additional or renew any existing Letter of Credit, unless and until the Required Lenders (or, if applicable, all Revolving Credit Lenders) shall have approved such amendment, waiver or consent and (vi) the Administrative Agent and the Borrowers shall be permitted to amend any provision of the Loan Documents (and such amendment shall become effective without any further action or consent of any other party to any Loan Document) if the Administrative Agent and the Company shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature in any such provision. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Revolving Credit Commitment of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender.

(c)            Notwithstanding any provision herein to the contrary, this Agreement may be amended with the written consent of the Required Lenders, the Administrative Agent and the Borrowers (i) to add one or more additional revolving credit facilities (each a “Supplemental Facility”) to this Agreement, in each case subject to the limitations in Section 2.18, and to permit the extensions of credit and all related obligations and liabilities arising in connection therewith from time to time outstanding to share ratably (or on a basis subordinated to the existing facilities hereunder) in the benefits of this Agreement and the other Loan Documents with the obligations and liabilities from time to time outstanding in respect of the existing facilities hereunder, and (ii) in connection with the foregoing, to permit, as deemed appropriate by the Administrative Agent and approved by the Required Lenders, the Lenders providing such Supplemental Facilities to participate in any required vote or action required to be approved by the Required Lenders or by any other number, percentage or class of Lenders hereunder.

(d)            If any Lender does not consent (a “Non-Consenting Lender”) to a proposed amendment, waiver, consent or release with respect to any Loan Document that requires the consent of each Lender and that has been approved by the Required Lenders, the Borrower may replace such Non-Consenting Lender in accordance with Section 11.13; provided that such amendment, waiver, consent or release can be effected as a result of the assignment contemplated by such Section (together with all other such assignments required by the Borrower to be made pursuant to this paragraph).

(e)            No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender or its Affiliates as consideration for agreement by such Lender to any amendment, waiver, consent or release with respect to any Loan Document, unless such remuneration or value is concurrently paid, on the same terms, on a ratable basis to all Lenders providing their agreement. Notwithstanding the terms of this Agreement or any amendment, waiver, consent or release with respect to any Loan Document, Non-Consenting Lenders shall not be entitled to receive any fees or other compensation paid to the Lenders in connection with any amendment, waiver, consent or release approved in accordance with the terms of this Agreement by the Required Lenders.

(f)             ~~Each Borrower, for themselves and each other Loan Party, hereby acknowledges and agrees that if any amendment or modification to the Senior Notes Agreement or any other Senior Notes Document (i) adds an additional financial covenant that is not a springing covenant or (ii) adds any additional affirmative or negative covenant, then this Agreement and the other Loan Documents, as applicable, will be automatically amended or modified to effect similar amendments or modifications to this Agreement or the other Loan Documents, as applicable, without the need for any further action or consent by any Loan Party or any other Person.~~[Reserved].

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(g)            IN NO EVENT SHALL THE REQUIRED LENDERS, WITHOUT THE PRIOR WRITTEN CONSENT OF EACH LENDER, DIRECT THE ADMINISTRATIVE AGENT TO ACCELERATE AND DEMAND PAYMENT OF THE LOANS HELD BY ONE LENDER WITHOUT ACCELERATING AND DEMANDING PAYMENT OF ALL OTHER LOANS OR TO TERMINATE THE COMMITMENTS OF ONE OR MORE LENDERS WITHOUT TERMINATING THE COMMITMENTS OF ALL LENDERS. EACH LENDER AGREES THAT, EXCEPT AS OTHERWISE PROVIDED IN ANY OF THE LOAN DOCUMENTS AND WITHOUT THE PRIOR WRITTEN CONSENT OF THE REQUIRED LENDERS, IT WILL NOT TAKE ANY LEGAL ACTION OR INSTITUTE ANY ACTION OR PROCEEDING AGAINST ANY LOAN PARTY WITH RESPECT TO ANY OF THE OBLIGATIONS OR COLLATERAL, OR ACCELERATE OR OTHERWISE ENFORCE ITS PORTION OF THE OBLIGATIONS. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NO LENDER MAY EXERCISE ANY RIGHT THAT IT MIGHT OTHERWISE HAVE UNDER APPLICABLE LAW TO CREDIT BID AT FORECLOSURE SALES, UNIFORM COMMERCIAL CODE SALES OR OTHER SIMILAR SALES OR DISPOSITIONS OF ANY OF THE COLLATERAL EXCEPT AS AUTHORIZED BY THE REQUIRED LENDERS. NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN THIS SECTION OR ELSEWHERE HEREIN, EACH LENDER SHALL BE AUTHORIZED TO TAKE SUCH ACTION TO PRESERVE OR ENFORCE ITS RIGHTS AGAINST ANY LOAN PARTY WHERE A DEADLINE OR LIMITATION PERIOD IS OTHERWISE APPLICABLE AND WOULD, ABSENT THE TAKING OF SPECIFIED ACTION, BAR THE ENFORCEMENT OF OBLIGATIONS HELD BY SUCH LENDER AGAINST SUCH LOAN PARTY, INCLUDING THE FILING OF PROOFS OF CLAIM IN ANY INSOLVENCY PROCEEDING.

11.02            Notices; Effectiveness; Electronic Communication.

(a)            Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone or in the case of notices otherwise expressly provided herein (and except as provided in subsection (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i)            if to a Loan Party, the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, to the address, telecopier number, electronic mail address or telephone number specified for such Person below, as changed pursuant to subsection (d) below:

(A)	If to Administrative Agent, Swing Line Lender or Letter of Credit Issuer:	Bank of Montreal
~~111 West Monroe~~320 S. Canal St., 15th Floor
Chicago, Illinois  ~~60603~~60606
Attention:  ~~Andrew Gagle~~
~~Facsimile No.: (312) 283-5280~~Jennifer Wendrow
Email: ~~Andrew.Gagle~~Jennifer.Wendrow@bmo.com

With a copy to:	McGuireWoods LLP 77 West Wacker Drive, Suite 4100 Chicago, Illinois 60601 Attention: Philip J. Perzek Facsimile No.: (312) 698-4555 Email: PPerzek@mcguirewoods.com

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(B)	If to a Loan Party:

Intrepid Potash, Inc., as Borrower Agent

1001 17th Street, Suite 1050

Denver, Colorado 80202
Attention: ~~Joseph Montoya, Vice President, Chief Accounting Officer~~Matt Preston,  Vice President-Finance

Email: ~~Joseph.Montoya~~Matt.Preston@intrepidpotash.com

	With a copy to:	Latham & Watkins LLP 330 North Wabash Avenue, Suite 2800 Chicago, Illinois 60611 Attention: Cindy Caillavet and John Lister Email: Cindy.Caillavet@lw.com; John.Lister @lw.com

(ii)            if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire, as changed pursuant to subsection (d) below (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to the Borrowers).

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in subsection (b) below, shall be effective as provided in such subsection (b).

(b)            Electronic Communications. Notices and other communications to the Lenders and the Letter of Credit Issuer hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Lender or the Letter of Credit Issuer pursuant to Article II if such Lender or the Letter of Credit Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. The Administrative Agent or the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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(c)            The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to any Borrower, any Lender, the Letter of Credit Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Agent Party; provided, however, that in no event shall any Agent Party have any liability to any Borrower, any Lender, the Letter of Credit Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d)            Change of Address, Etc. Each of the Borrowers, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier or telephone number for notices and other communications hereunder by notice to the Borrower Agent, the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.

(e)            Reliance by Administrative Agent, Letter of Credit Issuer and Lenders. The Administrative Agent, the Letter of Credit Issuer and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrowers shall indemnify the Administrative Agent, the Letter of Credit Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

11.03            No Waiver; Cumulative Remedies. No failure by any Lender, the Letter of Credit Issuer or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Borrowers or any other Loan Party or any of them (including enforcement action with respect to any Collateral) shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 9.02 for the benefit of all the Secured Parties; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) the Letter of Credit Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as Letter of Credit Issuer) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 11.08 (subject to the terms of Section 2.14), or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Borrower under any Debtor Relief Law but only to the extent the Administrative Agent shall have failed to do so within a reasonable time after notice; and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 9.02 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.14, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

11.04            Expenses; Indemnity; Damage Waiver.

(a)            Costs and Expenses. The Borrowers shall pay (i) all reasonable and documented costs and out-of-pocket expenses (including any Extraordinary Expenses) incurred by the Administrative Agent and its Affiliates (A) in connection with this Agreement and the other Loan Documents, including without limitation the reasonable and documented fees, charges and disbursements of (1) counsel for the Administrative Agent, (2) outside consultants for the Administrative Agent, (3) appraisers, ( (4) all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of the Obligations, and (5) environmental site assessments, (B) in connection with (1) the syndication of the credit facilities provided for herein, (2) the preparation, negotiation, administration, management, execution and delivery of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (3) the enforcement or protection of their rights in connection with this Agreement or the Loan Documents or efforts to preserve, protect, collect, or enforce the Collateral, or (4) any workout, restructuring or negotiations in respect of any Obligations, and (ii) with respect to the Letter of Credit Issuer, and its Affiliates, all reasonable and documented out-of-pocket expenses incurred in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder; and (iii) all reasonable and documented costs and out-of-pocket expenses incurred by the Secured Parties who are not the Administrative Agent, the Letter of Credit Issuer or any Affiliate of any of them (including without limitation the documented fees, charges and disbursements of counsel), after the occurrence and during the continuance of a Default or an Event of Default, including, without limitation, in connection with the enforcement or protection of their respective rights under this Agreement or the Loan Documents; provided, that, such Secured Parties shall be entitled to reimbursement for no more than one counsel representing all such Secured Parties (absent a conflict of interest in which case the Secured Parties may engage and be reimbursed for additional counsel).

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(b)            Indemnification by the Borrowers. Each Loan Party shall indemnify the Administrative Agent (and any sub-agent thereof), each other Secured Party and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold harmless each Indemnitee from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable and documented fees, charges and disbursements of any counsel for any Indemnitee and any settlement costs for any Indemnitee), incurred by any Indemnitee or asserted against any Indemnitee by any third party or by the Borrowers or any other Loan Party arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder, the consummation of the transactions contemplated hereby or thereby or, in the case of the Administrative Agent (and any sub-agent thereof) and its Related Parties only, the administration of this Agreement and the other Loan Documents (including in respect of any matters addressed in Section 4.01), (ii) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Letter of Credit Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, (iv) any claims of, or amounts paid by any Secured Party to, a Controlled Account Bank or other Person which has entered into a control agreement with any Secured Party hereunder or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by the Borrowers or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the gross negligence or willful misconduct of such Indemnitee or (y) a breach of the funding obligations of such Indemnitee under this Agreement. This Section 11.04(b) shall not apply to any Taxes other than Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

(c)            Indemnification of Administrative Agent by Lenders. To the extent that (i) the Loan Parties for any reason fail to indefeasibly pay any amount required under subsection (a) or (b) of this Section to be paid by it, or (ii) any liabilities, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever are be imposed on, incurred by, or asserted against, the Administrative Agent, the Letter of Credit Issuer or a Related Party (an “Agent Indemnitee”) in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by any Agent Indemnitee in connection therewith (collectively, “Agent Indemnitee Liabilities”), then each Lender severally agrees to pay to the Administrative Agent for the benefit of such Agent Indemnitee, such Lender’s Ratable Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such Agent Indemnitee Liabilities, so long as the Agent Indemnitee Liabilities were incurred by or asserted against the Administrative Agent (or any such sub-agent) or the Letter of Credit Issuer in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) or Letter of Credit Issuer in connection with such capacity. The obligations of the Lenders under this subsection (c) are subject to the provisions of Section 2.12(d). In no event shall any Lender have any obligation hereunder to indemnify or hold harmless an Agent Indemnitee with respect to any Agent Indemnitee Liabilities that are determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Agent Indemnitee. In the Administrative Agent’s discretion, it may reserve for any Agent Indemnitee Liabilities of an Agent Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to the Secured Parties. If the Administrative Agent is sued by any creditor representative, debtor-in-possession or other Person for any alleged preference or fraudulent transfer, then any monies paid by the Administrative Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to the Administrative Agent by each Lender to the extent of its Ratable Share thereof.

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(d)            Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Law, the Loan Parties shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit or the use of the proceeds thereof. No Indemnitee referred to in subsection (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(e)            Payments. All amounts due under this Section shall be payable not later than ten Business Days after demand therefor.

(f)             Survival. The agreements in this Section shall survive the resignation of the Administrative Agent, the Letter of Credit Issuer and the Swing Line Lender, the replacement of any Lender and the occurrence of the Facility Termination Date.

11.05            Marshalling; Payments Set Aside. None of the Administrative Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations. To the extent that any payment by or on behalf of any Loan Party is made to a Secured Party, or a Secured Party exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Secured Party in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and the Letter of Credit Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate, in the applicable currency of such recovery or payment. The obligations of the Lenders and the Letter of Credit Issuer under clause (b) of the preceding sentence shall survive the occurrence of the Facility Termination Date.

11.06            Successors and Assigns.

(a)            Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Loan Party may assign or otherwise transfer any of its rights or obligations hereunder (except in connection with the joinder of a Loan Party in accordance with Section 7.12) without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee in accordance with the provisions of subsection (b) of this Section, (ii) by way of participation in accordance with the provisions of subsection (d) of this Section, or (iii) by way of pledge or assignment of a security interest subject to the restrictions of subsection (f) of this Section (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Secured Parties) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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(b)            Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 11.06(b), participations in Letter of Credit Obligations and in Swing Line Loans) at the time owing to it); provided that any such assignment shall be subject to the following conditions:

(i)            Minimum Amounts. Except in the case of (A) an assignment of the entire remaining amount of the assigning Lender’s Commitment under the Facility and the Loans at the time owing to it under the Facility or (B) an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower Agent otherwise consents (each such consent not to be unreasonably withheld or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.

(ii)            Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not apply to the Swing Line Lender’s rights and obligations in respect of Swing Line Loans.

(iii)            Required Consents. No consent shall be required for any assignment to an Eligible Assignee except to the extent required by subsection (b)(i)(B) of this Section; provided that the Borrower Agent shall be deemed to have given the consent required in the definition of “Eligible Assignee” to such assignment if Borrower Agent has not, on behalf of all Borrowers, responded in writing within ten (10) Business Days of a request for consent.

(iv)            Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500, unless, in the case of the processing and recordation fee, such assignment is to a Lender or an Affiliate of a Lender or an Approved Fund or the Administrative Agent, in its sole discretion, elects to waive such processing and recordation fee. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

(v)            No Assignment to Certain Persons. No such assignment shall be made (A) to the Borrowers or any of a Borrower’s Affiliates or Subsidiaries, (B) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), or (C) to a natural person.

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(vi)            Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Line Loans in accordance with its Applicable Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

(vii)            Effect of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 11.04 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, each Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 11.06(d).

(c)            Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrowers (and such agency being solely for tax purposes) (in such capacity, subject to Section 11.18), shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and Loan Obligations owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as a Defaulting Lender. The Register shall be available for inspection by the Borrower Agent and any Lender at any reasonable time and from time to time upon reasonable prior notice. In addition, at any time that a request for a consent for a material or substantive change to the Loan Documents is pending, any Lender may request and receive from the Administrative Agent a copy of the Register.

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(d)            Participations. Any Lender may at any time, without the consent of, or notice to, any Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, a Defaulting Lender or a Borrower or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Revolving Credit Commitment and/or the Loans (including such Lender’s participations in Letter of Credit Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Lenders and the Letter of Credit Issuer shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.

Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 11.01 that affects such Participant. Subject to subsection (e) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and limitations therein), and shall be subject to requirements of Section 3.06, to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

If any Lender (or any assignee thereof) sells a participation, such Lender (or such assignee) shall, acting solely for this purpose as an agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender (nor any assignee thereof) shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender (or such assignee) shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(e)            Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower Agent’s prior written consent and, for the avoidance of doubt, such entitlement to greater payment results from a Change in Law after the Participant acquires the participation. A Participant shall not be entitled to the benefits of Section 3.01 unless the Borrower Agent is notified of the participation sold to such Participant and such Participant complies with Section 3.01(e) as though it were a Lender.

(f)             Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

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(g)            Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

(h)            Resignation as Letter of Credit Issuer and/or Swing Line Lender after Assignment. Notwithstanding anything to the contrary contained herein, if at any time BMO assigns all of its Revolving Credit Commitment and Revolving Credit Loans pursuant to subsection (b) above, it may, (i) upon 30 days’ notice to the Borrower Agent and the Lenders, resign as Letter of Credit Issuer and/or (ii) upon 30 days’ notice to the Borrower Agent, resign as Swing Line Lender. In the event of any such resignation as Letter of Credit Issuer, or Swing Line Lender, the Borrower Agent shall be entitled to appoint from among the Lenders willing to serve in such capacity a successor Letter of Credit Issuer or Swing Line Lender hereunder, as the case may be; provided, however, that no failure by the Borrower Agent to appoint any such successor shall affect the resignation of BMO as Letter of Credit Issuer or Swing Line Lender, as the case may be. If BMO resigns as Letter of Credit Issuer, it shall retain all the rights, powers, privileges and duties of the Letter of Credit Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as Letter of Credit Issuer and all Letter of Credit Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(c)). If BMO resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such resignation, including the right to require the Lenders to make Base Rate Loans or fund risk participations in outstanding Swing Line Loans pursuant to Section 2.04(c). Upon the appointment of a successor Letter of Credit Issuer and/or Swing Line Lender, (a) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Letter of Credit Issuer or Swing Line Lender, as the case may be, and (b) the successor Letter of Credit Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such successor or make other arrangements satisfactory to the retiring Letter of Credit Issuer to effectively assume the obligations of such Letter of Credit Issuer with respect to such Letters of Credit.

11.07             Treatment of Certain Information; Confidentiality. Each of the Secured Parties agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, directors, trustees, officers, employees, agents, advisors and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrowers and their obligations, (g) with the consent of the Borrower Agent or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Secured Parties or any of their respective Affiliates on a nonconfidential basis from a source other than the Loan Parties.

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For purposes of this Section, “Information” means all information received from any Loan Party or any Subsidiary relating to a Loan Party or any Subsidiary or any of their respective businesses, other than any such information that is available to any Secured Party on a nonconfidential basis prior to disclosure by a Loan Party or any Subsidiary, provided that, in the case of information received from a Loan Party or any Subsidiary after the date hereof, any information not marked “PUBLIC” at the time of delivery will be deemed to be confidential; provided that any information marked “PUBLIC” may also be marked “Confidential”. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Secured Parties acknowledges that (a) the Information may include material non-public information concerning a Loan Party or a Subsidiary, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including federal and state securities Laws.

Each of the Loan Parties hereby authorizes the Administrative Agent to publish the name of any Loan Party and the amount of the credit facility provided hereunder in any “tombstone” or comparable advertisement which the Administrative Agent elects to publish. The Administrative Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

11.08            Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Letter of Credit Issuer and each of their respective Affiliates is hereby authorized at any time and from time to time, only after obtaining the prior written consent of the Administrative Agent, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, the Letter of Credit Issuer or any such Affiliate to or for the credit or the account of the Borrowers against any and all of the obligations of the Borrowers now or hereafter existing under this Agreement or any other Loan Document to such Lender or the Letter of Credit Issuer, irrespective of whether or not such Lender or the Letter of Credit Issuer shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrowers may be contingent or unmatured or are owed to a branch or office of such Lender or the Letter of Credit Issuer different from the branch or office holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender or any Affiliate thereof shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender or its Affiliate (as applicable) from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender or its Affiliate shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender or its Affiliates as to which such right of setoff was exercised. The rights of each Lender, the Letter of Credit Issuer and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, the Letter of Credit Issuer or their respective Affiliates may have. Each Lender and the Letter of Credit Issuer agrees to notify the Borrower Agent and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.

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11.09            Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrowers. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Loan Obligations hereunder.

11.10            Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

11.11            Survival. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Secured Parties, regardless of any investigation made by any Secured Party or on their behalf and notwithstanding that any Secured Party may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Loan Obligation hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

Further, the provisions of Sections 3.01, 3.04, 3.05 and 11.04 and Article X shall survive and remain in full force and effect regardless of the repayment of the Obligations, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof. In connection with the termination of this Agreement and the release and termination of the security interests in the Collateral, the Administrative Agent may require such indemnities and collateral security as they shall reasonably deem necessary or appropriate to protect the Secured Parties against (x) loss on account of credits previously applied to the Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to Credit Product Obligations.

11.12            Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 11.12, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws, as determined in good faith by the Administrative Agent, the Letter of Credit Issuer or the Swing Line Lender, as applicable, then such provisions shall be deemed to be in effect only to the extent not so limited.

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11.13            Replacement of Lenders. If any Lender requests compensation under Section 3.04, if the Borrowers are required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, if any Lender is a Defaulting Lender, or if any Lender fails to approve any amendment, waiver or consent requested by Borrower Agent pursuant to Section 11.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender, then in each such case the Borrower Agent may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 11.06), all of its interests, rights and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:

(a)            the Borrower Agent shall have paid to the Administrative Agent the assignment fee specified in Section 11.06(b);

(b)            such Lender shall have received the following, as applicable:

(i)            if such Lender is not a Defaulting Lender, both (A) payment of an amount equal to the outstanding principal of its Loans and Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts) and (B) evidence that the obligations and liabilities of each Loan Party or their Affiliates under all Credit Product Arrangements shall have been fully, finally and irrevocably paid and satisfied in full and the Credit Product Arrangements shall have expired or been terminated, or other arrangements satisfactory to the counterparties shall have been made with respect thereto; or

(ii)            if such Lender is a Defaulting Lender, payment of an amount equal to the outstanding principal of its Loans and Letter of Credit Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under Section 3.05) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower Agent (in the case of all other amounts);

(c)            in the case of any such assignment resulting from a claim for compensation under Section 3.04 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter;

(d)            in the case of any such assignment resulting from the refusal of a Lender to approve a requested amendment, waiver or consent, the Person to whom such assignment is being made has agreed to approve such requested amendment, waiver or consent; and

(e)            such assignment does not conflict with applicable Laws.

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A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.

11.14            Governing Law; Jurisdiction; Etc.

(a)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF ILLINOIS.

(b)            EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS SITTING IN COOK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE NORTHERN DISTRICT OF ILLINOIS, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH ILLINOIS STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, ANY LENDER OR THE LETTER OF CREDIT ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWERS OR THEIR PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c)            EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THAT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LEGAL ACTION OR PROCEEDING REFERRED TO IN THIS SECTION 11.14 ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

(d)            EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

11.15            Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

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11.16            Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.17            USA PATRIOT Act Notice. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrowers that pursuant to the requirements of the PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrowers, which information includes the name and address of the Borrowers and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrowers in accordance with the PATRIOT Act.

11.18            No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (i) (A) the arranging and other services regarding this Agreement provided by the Secured Parties are arm’s-length commercial transactions between each Loan Party, on the one hand, and the Secured Parties, on the other hand, (B) each Loan Party has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) each Loan Party is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Secured Party is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any Loan Party or any of its Affiliates or any other Person and (B) no Secured Party has any obligation to any Loan Party or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iii) the Secured Parties may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and no Secured Party has any obligation to disclose any of such interests to any Loan Party or its Affiliates and (iv) the Secured Parties have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and each of the Loan Parties has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate. To the fullest extent permitted by law, each Loan Party hereby waives and releases any claims that it may have against any Secured Party with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

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11.19            Attachments. The exhibits, schedules and annexes attached to this Agreement are incorporated herein and shall be considered a part of this Agreement for the purposes stated herein; except, that, in the event of any conflict between any of the provisions of such exhibits and the provisions of this Agreement, the provisions of this Agreement shall prevail.

11.20            Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)            the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)            the effects of any Bail-In Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)            a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)            the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

11.21            Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)            In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b)            As used in this Section 11.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

11.22            Amendment and Restatement; No Novation. This Agreement constitutes an amendment and restatement of the Existing Credit Agreement, effective from and after the Closing Date. The execution and delivery of this Agreement shall not constitute a novation of any Indebtedness or other obligations owing to the Lenders or the Administrative Agent under the Existing Credit Agreement based on facts or events occurring or existing prior to the execution and delivery of this Agreement. On the Closing Date, the credit facilities described in the Existing Credit Agreement shall be amended, supplemented, modified and restated in their entirety by the facilities described herein, and all loans and other obligations of the Borrowers outstanding as of such date under the Existing Credit Agreement shall be deemed to be loans and obligations outstanding under the corresponding facilities described herein, without any further action by any Person, except that the Administrative Agent shall make such transfers of funds as are necessary in order that the outstanding balance of such Loans, together with any Loans funded on the Closing Date, reflect the corresponding respective Commitments of the Lenders hereunder. In furtherance of the foregoing each of the Lenders hereby authorizes the Administrative Agent to enter into any Security Instrument on its behalf (such Lender’s signature to this Agreement being conclusive evidence of such authorization).

ARTICLE XII
CONTINUING GUARANTY

12.01            Guaranty. Each Subsidiary Guarantor hereby absolutely and unconditionally guarantees (this “Guaranty”), as a guaranty of payment and performance and not merely as a guaranty of collection, prompt payment when due, whether at stated maturity, by required prepayment, upon acceleration, demand or otherwise, and at all times thereafter, of any and all of the Obligations (other than Excluded Swap Obligations), whether for principal, interest, premiums, fees, indemnities, damages, costs, expenses or otherwise, of the Borrowers to the Secured Parties, arising hereunder or under any other Loan Document (including all renewals, extensions, amendments, refinancings and other modifications thereof and all costs, attorneys’ fees and expenses incurred by the Secured Parties in connection with the collection or enforcement thereof) (the “Guarantied Obligations”). The Administrative Agent’s books and records showing the amount of the Guarantied Obligations shall be admissible in evidence in any action or proceeding, and shall be binding upon each Subsidiary Guarantor, and conclusive for the purpose of establishing the amount of the Guarantied Obligations. This Guaranty shall not be affected by the genuineness, validity, regularity or enforceability of the Guarantied Obligations or any instrument or agreement evidencing any Guarantied Obligations, or by the existence, validity, enforceability, perfection, non-perfection or extent of any collateral therefor, or by any fact or circumstance relating to the Guarantied Obligations which might otherwise constitute a defense to the obligations of any Subsidiary Guarantor under this Guaranty, and each Subsidiary Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to any or all of the foregoing (other than Payment in Full).

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12.02            Rights of Lenders. Each Subsidiary Guarantor consents and agrees that the Secured Parties may, at any time and from time to time, without notice or demand, and without affecting the enforceability or continuing effectiveness hereof: (a) amend, extend, renew, compromise, discharge, accelerate or otherwise change the time for payment or the terms of the Guarantied Obligations or any part thereof; (b) take, hold, exchange, enforce, waive, release, fail to perfect, sell, or otherwise dispose of any security for the payment of this Guaranty or any Guarantied Obligations; (c) apply such security and direct the order or manner of sale thereof as the Administrative Agent, the Letter of Credit Issuer and the Lenders in their sole discretion may determine; and (d) release or substitute one or more of any endorsers or other guarantors of any of the Guarantied Obligations. Without limiting the generality of the foregoing, each Subsidiary Guarantor consents to the taking of, or failure to take, any action which might in any manner or to any extent vary the risks of any Subsidiary Guarantor under this Guaranty or which, but for this provision, might operate as a discharge of any Subsidiary Guarantor.

12.03            Certain Waivers. Each Subsidiary Guarantor waives (a) any defense arising by reason of any disability or other defense of the Borrowers or any other guarantor, or the cessation from any cause whatsoever (including any act or omission of any Secured Party) of the liability of the Borrowers; (b) any defense based on any claim that any Subsidiary Guarantor’s obligations exceed or are more burdensome than those of the Borrowers; (c) the benefit of any statute of limitations affecting any Subsidiary Guarantor’s liability hereunder; (d) any right to proceed against the Borrowers, proceed against or exhaust any security for the Guarantied Obligations, or pursue any other remedy in the power of any Secured Party whatsoever; (e) any benefit of and any right to participate in any security now or hereafter held by any Secured Party; and (f) to the fullest extent permitted by law, any and all other defenses or benefits that may be derived from or afforded by applicable Law limiting the liability of or exonerating guarantors or sureties (other than Payment in Full). Each Subsidiary Guarantor expressly waives all setoffs and counterclaims and all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Guarantied Obligations, and all notices of acceptance of this Guaranty or of the existence, creation or incurrence of new or additional Guarantied Obligations.

12.04            Obligations Independent. The obligations of each Subsidiary Guarantor hereunder are those of primary obligor, and not merely as surety, and are independent of the Guarantied Obligations and the obligations of any other guarantor, and a separate action may be brought against each Subsidiary Guarantor to enforce this Guaranty whether or not any Borrower or any other person or entity is joined as a party.

12.05            Subrogation. No Subsidiary Guarantor shall exercise any right of subrogation, contribution, indemnity, reimbursement or similar rights with respect to any payments it makes under this Guaranty until the Facility Termination Date. If any amounts are paid to any Subsidiary Guarantor in violation of the foregoing limitation, then such amounts shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Secured Parties to reduce the amount of the Obligations, whether matured or unmatured.

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12.06            Termination; Reinstatement. This Guaranty is a continuing and irrevocable guaranty of all Guarantied Obligations now or hereafter existing and shall remain in full force and effect until the Facility Termination Date. Notwithstanding the foregoing, this Guaranty shall continue in full force and effect or be revived, as the case may be, if any payment by or on behalf of any Borrower or any Subsidiary Guarantor is made, or any of the Secured Parties exercises its right of setoff, in respect of the Guarantied Obligations and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by any of the Secured Parties in their discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Laws or otherwise, all as if such payment had not been made or such setoff had not occurred and whether or not the Secured Parties are in possession of or have released this Guaranty and regardless of any prior revocation, rescission, termination or reduction. The obligations of each Subsidiary Guarantor under this paragraph shall survive termination of this Guaranty.

12.07            Subordination. Each Subsidiary Guarantor hereby subordinates the payment of all obligations and indebtedness of the Borrowers owing to such Subsidiary Guarantor, whether now existing or hereafter arising, including but not limited to any obligation of the Borrowers to any Subsidiary Guarantor as subrogee of the Secured Parties or resulting from any Subsidiary Guarantor’s performance under this Guaranty, to the Payment in Full. If the Secured Parties so request, any such obligation or indebtedness of the Borrowers to any Subsidiary Guarantor shall be enforced and performance received by such Subsidiary Guarantor as trustee for the Secured Parties and the proceeds thereof shall be paid over to the Secured Parties on account of the Guarantied Obligations, but without reducing or affecting in any manner the liability of any Subsidiary Guarantor under this Guaranty.

12.08            Stay of Acceleration. If acceleration of the time for payment of any of the Guarantied Obligations is stayed, in connection with any case commenced by or against any Subsidiary Guarantor or the Borrowers under any Debtor Relief Laws, or otherwise, all such amounts shall nonetheless be payable by each Subsidiary Guarantor immediately upon demand by the Secured Parties.

12.09            Condition of Borrowers. Each Subsidiary Guarantor acknowledges and agrees that it has the sole responsibility for, and has adequate means of, obtaining from the Borrowers and any other guarantor such information concerning the financial condition, business and operations of the Borrowers and any such other guarantor as such Subsidiary Guarantor requires, and that none of the Secured Parties has any duty, and no Subsidiary Guarantor is relying on the Secured Parties at any time, to disclose to such Subsidiary Guarantor any information relating to the business, operations or financial condition of the Borrowers or any other guarantor (each Subsidiary Guarantor waiving any duty on the part of the Secured Parties to disclose such information and any defense relating to the failure to provide the same).

12.10            Keepwell. Each Guarantor that is a Qualified ECP hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP shall only be liable under this Section 12.10 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 12.10, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Guarantor that is a Qualified ECP under this Section shall remain in full force and effect until the Guarantied Obligations have been paid in full in cash (other than those Guarantied Obligations expressly stated to survive termination, contingent obligations as to which no claim has been asserted or threatened and Credit Product Obligations as to which arrangements satisfactory to the applicable Credit Product Provider have been made). Each Guarantor that is a Qualified ECP intends that this Section 12.10 constitute, and this Section 12.10 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

12.11            Limitation of Guaranty. Notwithstanding anything to the contrary herein or otherwise, the Borrowers, the Administrative Agent and the Lenders hereby irrevocably agree that the Guarantied Obligations of each Subsidiary Guarantor in respect of the guarantee set forth in Article XII hereof at any time shall be limited to the maximum amount as will result in the Guarantied Obligations of such Subsidiary Guarantor not constituting a fraudulent transfer or conveyance after giving full effect to the liability under such guarantee set forth in Article XII hereof and its related contribution rights but before taking into account any liabilities under any other guarantee by such Subsidiary Guarantor.

[Signature pages follow.]

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SCHEDULE 2.01

COMMITMENTS AND
APPLICABLE PERCENTAGES

Lender	Revolving Credit Commitment		Applicable Percentage
Bank of Montreal	$	~~75,000,000.00~~85,000,000.00	~~100~~56.67%
CoBank, ACB		$22,500,000.00	15%
AgCountry Farm Credit Services, FLCA		$22,500,000.00	15%
Compeer Financial, PCA		$20,000,000.00	13.33%
Total	$	~~75,000,000.00~~150,000,000.00	100%